EXHIBIT 4.242

RENTAL CAR FINANCE CORP.,

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

______________________

AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT

dated as of September 29, 2011

to

AMENDED AND RESTATED BASE INDENTURE

dated as of February 14, 2007

Rental Car Asset Backed Variable Funding Notes, Series 2010-3

TABLE OF CONTENTS
Page

ARTICLE 1 DESIGNATION	1

ARTICLE 2 DEFINITIONS AND CONSTRUCTION	3

Section 2.1	Definitions and Construction. (a)	3

ARTICLE 3 GRANT OF RIGHTS UNDER THE MASTER LEASE	45

Section 3.1	Grant of Security Interest	45

ARTICLE 4A INITIAL ISSUANCE AND INCREASES AND DECREASES OF SERIES 2010-3 INVESTED AMOUNT OF SERIES 2010-3 NOTES	47

Section 4A.1	Issuance in Definitive Form; Series 2010-3 Maximum Invested Amount	47
Section 4A.2	Procedure for Increasing the Series 2010-3 Invested Amount	48
Section 4A.3	Decreases	50

ARTICLE 4 ALLOCATION AND APPLICATION OF COLLECTIONS	51

ARTICLE 5 AMORTIZATION EVENTS	78

Section 5.1	Series 2010-3 Amortization Events	78
Section 5.2	Waiver of Past Events	81
Section 5.3	Rights of the Trustee upon Amortization Event or Certain Events of Default	82
Section 5.4	Servicer Default	82

ARTICLE 6 COVENANTS	83

Section 6.1	Series 2010-3 Minimum Subordinated Amount	83
Section 6.2	Series 2010-3 Minimum Liquidity Amount	83
Section 6.3	Financed Vehicles	83
Section 6.4	Other Series	83

ARTICLE 7 FORM OF SERIES 2010-3 NOTES	83

ARTICLE 8 GENERAL	84

Section 8.1	Payment of Rating Agencies’ Fees	84
Section 8.2	Exhibits	84
Section 8.3	Ratification of Base Indenture	84
Section 8.4	Counterparts	84
Section 8.5	Governing Law	85
Section 8.6	Amendments	85
Section 8.7	Monthly Noteholders’ Statement	86
Section 8.8	Trustee Directions	89

i

Section 8.9	Notices to Rating Agencies	89
Section 8.10	Additional UCC Representations	90
Section 8.11	Specified Change in Control Counterparty Amendments	90
Section 8.12	Termination	90

Schedule 1	-	Maximum Manufacturer Percentages

Annex I	-	Additional UCC Representations

Exhibit A	-	Form of Amended and Restated Rental Car Asset Backed Variable
Funding Note, Series 2010-3
Exhibit B	-	Form of Demand Note
Exhibit C	-	Form of Notice of Series 2010-3 Lease Payment Losses
Exhibit D	-	Form of Monthly Noteholders’ Statement

ii

THIS AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT, dated as of September 29, 2011 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and of the Base Indenture referred to below, this “Supplement”), between RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation (“RCFC” or the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), to the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes, the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, Sections 2.2, 2.3, 11.1 and 11.3 of the Base Indenture provide, among other things, that RCFC and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes;

WHEREAS, RCFC and the Trustee entered into the Series 2010-3 Supplement, dated as of October 28, 2010 (together with the Amendment No. 1 thereto, dated February 23, 2011, the “Original Series 2010-3 Supplement”);

WHEREAS, Section 8.6 of the Original Series 2010-3 Supplement permits RCFC to make amendments to the Original Series 2010-3 Supplement subject to certain conditions set forth therein; and

WHEREAS, RCFC and the Trustee, in accordance with Section 8.6 of the Original Series 2010-3 Supplement, desire to amend and restate the Original Series 2010-3 Supplement, in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE 1
DESIGNATION

(a) There was created a Series of Notes issued pursuant to the Base Indenture and the Original Series 2010-3 Supplement, and such Series of Notes were designated generally as Rental Car Asset Backed Variable Funding Notes, Series 2010-3.  On the Series 2010-3 Original Closing Date the Rental Car Asset Backed Variable Funding Notes, Series 2010-3, were issued in one class and are referred to collectively as the “Series 2010-3 Notes”.  On and after the date hereof, all references to the Series 2010-3 Notes will refer to such Series 2010-3 Notes as amended and restated on the Series 2010-3 Restatement Closing Date.

(b) The net proceeds from any Increases in respect of the Series 2010-3 Notes shall be deposited into the Group VII Collection Account and shall be used to acquire Group VII Vehicles that are Acquired Vehicles from certain Eligible Manufacturers, Auctions or otherwise or to refinance the same and, in certain circumstances, to pay principal on amortizing Group VII Series of Notes other than the Series 2010-3 Notes.

(c) The Series 2010-3 Notes are a Segregated Series of Notes (as more fully provided in the Base Indenture) and are hereby designated as a “Group VII Series of Notes”.  The Issuer may from time to time issue additional Segregated Series of Notes that the related Series Supplements will indicate are entitled to share, together with the Series 2010-3 Notes in the Group VII Collateral and any other Collateral and Master Collateral designated as security for the Group VII Series of Notes under this Supplement and the Master Collateral Agency Agreement (the Series 2010-3 Notes and any such additional Segregated Series, each, a “Group VII Series of Notes” and, collectively, the “Group VII Series of Notes”).  Accordingly, all references in this Supplement to “all” Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to “all” Series of Notes) shall refer to all Group VII Series of Notes.

(d) If, notwithstanding the foregoing provisions of this Article 1, the provisions of Article 3 and the provisions of Section 2.2 of the Master Collateral Agency Agreement or any other provision in any other Related Document, the Series 2010-3 Notes are determined by any court to be secured by collateral other than the Group VII Collateral and any other collateral designated as security for the Series 2010-3 Notes (and, as applicable, any other Group VII Series of Notes) under this Supplement or any other supplement to the Base Indenture relating to the issuance of any other Group VII Series of Notes thereunder or under the Master Collateral Agency Agreement or any other Related Document (such collateral other than as specified, the “Non-Group VII Collateral”), then the interest of the Series 2010-3 Noteholders in such Non-Group VII Collateral shall be subordinate in all respects to the interests of the Noteholders of the Series of Notes (other than with respect to collections designated by RCFC as shared collections allocable to the Series 2010-3 Notes) to which such Non-Group VII Collateral was pledged by the terms of the Base Indenture, any applicable Series Supplement thereto, the Master Collateral Agency Agreement or any other Related Document.  The following shall govern the interpretation and construction of the provisions of this Supplement:  (i) this Section 1(d) is intended to constitute a subordination agreement under New York law and for purposes of Section 510(a) of the Bankruptcy Code, (ii) the subordination provided for in this Section 1(d) is intended to and shall be deemed to constitute a “complete subordination” under New York law, and, as such, shall be applicable whether or not the Issuer or any Series 2010-3 Noteholder is a debtor in a case (a “bankruptcy case”) under the Bankruptcy Code, (iii) (A) any reference to the Series 2010-3 Notes shall include all obligations of the Issuer now or hereafter existing under each of such Series 2010-3 Notes, whether for principal, interest, fees, expenses or otherwise, and (B) without limiting the generality of the foregoing, “interest” owing on the Series 2010-3 Notes shall expressly include any and all interest accruing after the commencement of any bankruptcy case or other insolvency proceeding where the Issuer is the debtor, notwithstanding any provision or rule of law (including, without limitation, 11 U.S.C. §§ 502, 506(b) (1994)) that might restrict the rights of any holder of an interest in the Series 2010-3 Notes, as against the Issuer or any one else, to collect such interest,

(iv) “payments” prohibited under the subordination provisions of this Section 1(d) shall include any distributions of any type, whether cash, other debt instruments, or any equity instruments, regardless of the source thereof, and (v) the holder of any interest in the Series 2010-3 Notes retains such holder’s right, under 11 U.S.C. § 1126 (1994), to vote to accept or reject any plan of reorganization proposed for the Issuer in any subsequent bankruptcy of the Issuer; provided, however, that, regardless of any such vote or of the exercise of any other rights such holder (or its agents) may have under the Bankruptcy Code, and without limiting the generality of the other clauses of this Section 1(d), any distributions that such holder is to receive on account of such holder’s interest in the Series 2010-3 Notes under any such plan of reorganization, from the Issuer, from any collateral, from any guarantor, or from any other source shall be subordinated in right of payment as set forth in this Indenture (including this Section 1(d)) and shall instead be distributed in the order of priority set forth in this Indenture (including this Section 1(d)).

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

Section 2.1 Definitions and Construction.  (a) All capitalized terms not otherwise defined in this Supplement are defined in the Definitions List attached to the Base Indenture as Schedule 1 thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, the “Definitions List”).  All capitalized terms defined in this Supplement that are also defined in the Definitions List to the Base Indenture shall, unless the context otherwise requires, have the meanings set forth in this Supplement.  All references to (i) “Articles”, “Sections” or “Subsections” herein shall refer to Articles, Sections or Subsections of the Base Indenture, (ii) any agreement shall include amendments, restatements, modifications and supplements thereto, (iii) any applicable law or specific provision thereof shall include amendments, supplements and successors thereto, and (iv) any Person shall include such Person’s successors and assigns and, in the case of any governmental authority, any Person succeeding to its functions and capacities, in each case except as otherwise provided herein.  Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2010-3 Notes and not to any other Series of Notes issued by the Issuer.  In addition, with respect to the Series 2010-3 Notes, references in the Base Indenture to (i) the “Lease” shall be deemed to refer to the Master Lease, (ii) “Lessee” shall be deemed to refer to any or all of the Lessees under the Master Lease, as the context requires, and (iii) when the terms “Lease,” or “Lessee” are embedded in a defined term within the Base Indenture, they shall be deemed to refer to the corresponding concept described in clauses (i) and (ii), as applicable, except in each case as otherwise specified in this Supplement or as the context may otherwise require.

(b) The following words and phrases shall have the following meanings with respect to the Series 2010-3 Notes, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Accumulated Principal Draw Amount” means, as of any date of determination during any Insolvency Period or Liquidation Period, the total amount of draws under the Series 2010-3 Letter of Credit allocated to the Series 2010-3 Noteholders pursuant to Section 4.7(c) prior to such date of determination during such Insolvency Period or Liquidation Period.

 “Acquired Vehicles” means any Eligible Vehicles acquired by RCFC and leased by RCFC to any of the Lessees under Annex A of the Master Lease.

“Additional Lessee” has the meaning specified in the preamble to the Master Lease.

“Additional Ownership Group” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Administrative Agent” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Aggregate Asset Amount” means, with respect to the Series 2010-3 Notes, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Group VII Vehicles that are Eligible Vehicles as of such date with respect to which the applicable Vehicle Lease Expiration Date has not occurred, plus (ii) the Exchange Agreement Group VII Rights Value as of such date, plus (iii) all Manufacturer Receivables, as of such date (other than any amounts that constitute Ineligible Manufacturer Receivables as of such date), due to RCFC or any Lessee from Eligible Manufacturers (other than any Eligible Manufacturers that are Ineligible Receivable Manufacturers as of such date) under and in accordance with their respective Eligible Vehicle Disposition Programs, plus (iv) all amounts receivable, as of such date (other than any amounts that constitute Ineligible Manufacturer Receivables as of such date) due to RCFC or a Lessee, from Eligible Manufacturers (other than any Eligible Manufacturers that are Ineligible Receivable  Manufacturers as of such date) as Incentive Payments, allowances, premiums, supplemental payments or otherwise, in each case, with respect to Group VII Vehicles at any time owned, financed or refinanced by RCFC, plus (v) all amounts (without double counting amounts specified in clause (iii) above) receivable, as of such date, by RCFC or any Lessee from any Person in connection with the Auction of Group VII Vehicles (other than any amounts that constitute Ineligible Auction Receivables as of such date); plus (vi) all other amounts due to RCFC from the Lessee under the Master Lease in connection with any sale or other disposition of Group VII Vehicles, plus (vii) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (without double counting amounts specified in clauses (iii) and (v) above) payable as of such date in respect of the Group VII Vehicles, plus (viii) cash and Permitted Investments on deposit as of such date in the Collection Account constituting Group VII Collateral (less any portion thereof allocated under any Series Supplement for a Group VII Series of Notes to the Retained Interest), plus (ix) cash and Permitted Investments as of such date constituting Group VII Collateral and cash and Permitted Investments as of such date in the Master Collateral Account constituting Group VII Master Collateral.

“Alternate First Trigger Ratings” means, with respect to any entity, (x) if such entity is rated by each of the three Alternate Rating Agencies, such entity satisfies the Applicable First Trigger Ratings of at least two Alternate Rating Agencies and (y) if such entity is not rated by each of the three Alternate Ratings Agencies, but is rated by two Alternate Rating Agencies, such entity satisfies the Applicable First Trigger Ratings of each such Alternate Rating Agency by which such entity is rated.  For the avoidance of doubt, if an entity is rated by fewer than two Alternate Rating Agencies, such entity will not satisfy the Alternate First Trigger Ratings.

“Alternate Rating Agencies” means Fitch, Moody’s and Standard & Poor’s.

“Alternate Second Trigger Ratings” means, with respect to any entity, (x) if such entity is rated by each of the three Alternate Rating Agencies, such entity satisfies the Applicable Second Trigger Ratings of at least two Alternate Rating Agencies and (y) if such entity is not rated by each of the three Alternate Ratings Agencies, but is rated by two Alternate Rating Agencies, such entity satisfies the Applicable Second Trigger Ratings of each such Alternate Rating Agency by which such entity is rated.  For the avoidance of doubt, if an entity is rated by fewer than two Alternate Rating Agencies, such entity will not satisfy the Alternate Second Trigger Ratings.

“Annual Certificate” has the meaning specified in Section 24.4(g) of the Master Lease.

“Applicable First Trigger Ratings” means, (i) with respect to Standard & Poor’s, a long-term rating of at least “A+” and a short-term rating of at least “A-1”, (ii) with respect to Moody’s, a long-term rating of at least “A1” and a short-term rating of at least “P-1”, and (iii) with respect to Fitch, a long-term rating of at least “A+” and a short-term rating of at least “F1”.

“Applicable Margin” means, for any day in a Series 2010-3 Interest Period with respect to any Series 2010-3 Note or portion of the Series 2010-3 Invested Amount thereof bearing interest at the Base Rate or at the Eurodollar Rate, 3.30% per annum; provided, that such Applicable Margin shall equal 1.30% per annum to the extent that such Series 2010-3 Note or portion of the Series 2010-3 Invested Amount thereof either (a)(i) was initially funded by an Advance by the Committed Purchaser in an Ownership Group that includes a Conduit Purchaser and (ii) was not at any time prior to such day allocated to the Series 2010-3 CP Tranche or the Series 2010-3 Daily/30 Day Tranche or (b)(i) is held by an Ownership Group that does not include a Conduit Purchaser and (ii) no Committed Purchaser in any other Ownership Group that includes a Conduit Purchaser and has a Group Funding Limit of at least $100,000,000 on such day is funding more than 50% of such Ownership Group’s Applicable Pro Rata Share of the Series 2010-3 Invested Amount.

“Applicable Pro Rata Share” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Applicable Second Trigger Ratings” means, (i) with respect to Standard & Poor’s, a long-term rating of at least “BBB+” and a short-term rating of at least “A-2”, (ii) with respect to Moody’s, a long-term rating of at least “Baa1” and a short-term rating of at least “P-2”, and (iii) with respect to Fitch, a long-term rating of at least “BBB+” and a short-term rating of at least “F2”.

“Asset Amount Deficiency” means, with respect to the Series 2010-3 Notes as of any date of determination, the amount, if any, by which the Required Asset Amount exceeds the Aggregate Asset Amount on such date.

“Assignment Agreement” has the meaning specified in the Master Collateral Agency Agreement.

“Authorized Officer” means (a) as to RCFC, any of its President, any Vice President, the Treasurer or an Assistant Treasurer, the Secretary or any Assistant Secretary and (b) as to DTAG (including in its capacity as the Master Servicer), DTG Operations (including in its capacities as a Lessee and as a Servicer), any Additional Lessee or additional Servicer, those officers, employees and agents of DTAG, DTG Operations, such Additional Lessee or such other Servicer, as the case may be, in each case whose signatures and incumbency shall have been certified as the authentic signatures of duly qualified and elected persons authorized to act on behalf of such entities.

“Availability Payment” has the meaning specified in Section 5.2 of the Master Lease.

“Available Subordinated Amount” means, on any date of determination, with respect to the Series 2010-3 Notes, the Series 2010-3 Available Subordinated Amount, and with respect to each other Group VII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Available Subordinated Amount” in the applicable Series Supplement.

“Back-Up Disposition Agent” means Fiserv Automotive Solutions, Inc., a Delaware corporation, and its successors under the Back-Up Disposition Agent Agreement.

“Back-Up Disposition Agent Agreement” means the Back-Up Disposition Agent Agreement, dated as of February 23, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof), between the Back-Up Disposition Agent, the Issuer, the Master Servicer, each Servicer from time to time party thereto, the Trustee and the Master Collateral Agent.

“Back-Up Servicer” means Lord Securities Corporation, a Delaware corporation, and its successors under the Back-Up Servicing Agreement.

“Back-Up Servicing Agreement” means the Back-Up Servicing Agreement, dated as of April 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof), between the Back-Up Servicer, the Master Servicer, each Servicer from time to time party thereto, the Issuer, the Trustee and the Master Collateral Agent.

“Bankrupt Manufacturer” means, as of any date of determination, each Manufacturer for which an Event of Bankruptcy has occurred and is continuing as of such date; provided that any such Manufacturer for which an Event of Bankruptcy has occurred shall cease to constitute a Bankrupt Manufacturer when it has satisfied the Confirmation Condition (whether or not such Event of Bankruptcy is continuing).

“Base Indenture” has the meaning specified in the preamble hereto.

“Base Rate” means, with respect to any Series 2010-3 Note or portion of the Series 2010-3 Invested Amount thereof bearing interest at the Base Rate pursuant to the provisions of the Series 2010-3 Note Purchase Agreement for any Base Tranche Period, the daily average during such period of the sum of (a) the greatest of (i) (1) with respect to Series 2010-3 Notes held by the Managing Agent for the Deutsche Bank Ownership Group, that interest rate denominated and set by Deutsche Bank as its “prime rate” from time to time as an interest rate basis for borrowings, and (2) with respect to Series 2010-3 Notes held by the Managing Agent for any other Ownership Group, that interest rate denominated and set by the related Managing Agent as its “prime rate” from time to time as an interest rate basis for borrowings, (ii) the Federal Funds Rate plus 0.50% per annum and (iii) LIBOR plus 1.00%, plus (b) the related Applicable Margin, plus (c) following the occurrence and during the continuance of an Amortization Event, 2.00% per annum.  The “prime rate” is but one of several interest rate bases used by Deutsche Bank and any other Managing Agent, respectively, and each of the foregoing lends at interest rates above and below their respective “prime rate.”

“Base Tranche Period” means, with respect to any Series 2010-3 Note or portion of the Series 2010-3 Invested Amount thereof bearing interest at the Base Rate pursuant to the provisions of the Series 2010-3 Note Purchase Agreement, a period of days ending on a Business Day during which such Series 2010-3 Notes bear interest at the Base Rate, as determined in accordance with the Series 2010-3 Note Purchase Agreement.

“BMW” means BMW of North America, LLC, a Delaware limited liability company, and its Successors and Assigns.

“Board of Directors” means the Board of Directors of DTAG, RCFC, DTG Operations, or any Additional Lessee or Servicer, as applicable, or any authorized committee of the Board of Directors.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including membership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Carrying Charges” means, as of any day, (i) without duplication, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees), fees, expenses and costs payable by RCFC in connection with an Exchange Program, and other fees and expenses, premiums, breakage costs, increased costs, termination payments under any hedges, taxes, administrative costs and indemnity amounts, if any, accrued and unpaid by the Lessor under the Base Indenture, the other Related Documents, the Back-Up Disposition Agent Agreement, the Back-Up Servicing Agreement, the Series 2010-3 Note Purchase Agreement, the Fee Letters referred to in the Series 2010-3 Note Purchase Agreement, or other agreements with the Enhancement Providers, if any, in each case that have accrued with respect to the Series 2010-3 Notes during the Related Month, plus (ii) without duplication, all amounts described in clause (i) of this definition payable by the Lessees which have accrued during the Related Month.

“Casualty” means, with respect to any Vehicle, that (i) such Vehicle is lost, seized, stolen (and not recovered within 60 days of being lost, seized or reported stolen), destroyed or otherwise rendered permanently unfit or unavailable for use (including Vehicles that are rejected pursuant to Section 2.2 of the Master Lease), or (ii) such Vehicle is a Program Vehicle that is not accepted for Auction or repurchase by the Manufacturer in accordance with the related Eligible Vehicle Disposition Program for any reason within 30 days of initial submission and is not designated a Non-Program Vehicle pursuant to Section 14 of the Master Lease (other than, in the case of clause (ii) above, as a result of the applicable Manufacturer’s willful refusal or inability to comply with its obligations under its Vehicle Disposition Program).

“Casualty Payment” has the meaning specified in Section 7 of the Master Lease.

“Certificate of Credit Demand” means a certificate in the form of Annex A to the Series 2010-3 Letter of Credit.

“Certificate of Termination Demand” means a certificate in the form of Annex B to the Series 2010-3 Letter of Credit.

 “Change in Control” means, (a) except for the seven shares of common stock of DTG Operations owned by Thrifty, any Person other than DTAG shall own any Capital Stock of DTG Operations or otherwise have the ability to elect any members of the board of directors of DTG Operations; (b) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (i) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total then outstanding voting power of the Voting Stock of DTAG or (ii) has the right or the ability by voting right, contract or otherwise to elect or designate for election a majority of the board of directors of DTAG; (c) during the Series 2010-3 Revolving Period, individuals who at the beginning of such period constituted the board of directors of DTAG (together with any new directors whose election by such board of directors, or whose nomination for election by the shareholders of DTAG, as the case may be, was approved by a vote of 66⅔% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 50% or more of the board of directors then in office; or (d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise the power to direct or control, directly or indirectly, the management or policies of DTAG or DTG Operations.

“Change in Control Non-Consent Event” means the Series 2010-3 Noteholders holding 100% of the Series 2010-3 Invested Amount have not provided RCFC and the Trustee with their written consent to a Specified Change in Control Transaction prior to the 91st day following the occurrence of such Specified Change in Control Transaction.

“Chrysler” means Chrysler Group LLC, a Delaware limited liability company, and its Successors and Assigns; provided, however, that any Group VII Vehicles manufactured by Chrysler LLC or its affiliates and owned by RCFC as of the Series 2010-3 Original Closing Date shall be deemed to have been manufactured by Chrysler for purposes of this Supplement and the other Related Documents.

“Collections” means, on any day, the following amounts received on such day: (i) all payments including, without limitation, all Vehicle Disposition Recoveries and Lease Payment Recoveries, by or on behalf of a Lessee under the Master Lease, (ii) all payments including, without limitation, all Vehicle Disposition Recoveries and Lease Payment Recoveries, by, or on behalf of any Manufacturer, under its Vehicle Disposition Program or any incentive program in respect of Group VII Vehicles, (iii) any Unused Exchange Proceeds and Substitute Group VII Exchanged Vehicle Proceeds, (iv) all payments including, without limitation, all Vehicle Disposition Recoveries and Lease Payment Recoveries, by, or on behalf of any other Person as proceeds from the sale of Group VII Vehicles and payment of insurance proceeds in respect of Group VII Vehicles, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, and (v) all amounts earned on Permitted Investments representing investment of funds in the Group VII Collection Account and in the Master Collateral Account (to the extent allocable to the Trustee as Beneficiary thereunder for the benefit of the Group VII Noteholders); provided that the amounts included in clauses (i) through (v) shall not include any Exchange Proceeds except at such time as RCFC is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the “safe harbor” provisions of Treasury Regulation Section 1.1031(k)-1(g)(6).

“Commercial Paper” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Committed Purchasers” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Condition Report” means a condition report with respect to a Group VII Vehicle, signed and dated by a Lessee or a Franchisee and any Manufacturer or its agent in accordance with the applicable Vehicle Disposition Program.

“Conduit Purchasers” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Confirmation Condition” has the meaning specified in Section 18 of the Master Lease.

“CP Rate” means, with respect to any Series 2010-3 Note or portion of the Series 2010-3 Invested Amount thereof bearing interest at the CP Rate pursuant to the provisions of the Series 2010-3 Note Purchase Agreement for any CP Tranche Period, the sum of (a) the per annum rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which the related Conduit Purchaser’s Commercial Paper (whether any such Commercial Paper was issued specifically to fund the purchase of such Series 2010-3 Invested Amount or is allocated, in whole or in part, to such funding) having a term equal to such CP Tranche Period are sold, plus (b) the amount of any placement agent or commercial paper dealer fees or other fees of such Conduit Purchaser incurred in connection with such sale, plus (c) 1.30% per annum; provided, however, if the rate (or rates) described in clause (a) is a discounted rate (or rates), the rate for purposes of such clause (a) of “CP Rate” for such CP Tranche Period shall be the rate (or, if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate.

“CP Tranche Period” means, with respect to any Series 2010-3 Note or portion of the Series 2010-3 Invested Amount thereof bearing interest at the CP Rate pursuant to the provisions of the Series 2010-3 Note Purchase Agreement, a period of days ending on a Business Day (which shall not exceed 270 days) during which such Series 2010-3 Note or portion thereof bears interest at the CP Rate, as determined in accordance with the Series 2010-3 Note Purchase Agreement.

“Credit Agreement” means that certain Credit Agreement, dated as of June 15, 2007, among DTAG, as the borrower, the various financial institutions that are or may become parties thereto, as lenders, Deutsche Bank Trust Company Americas, as the administrative agent for the lenders, The Bank of Nova Scotia, as the syndication agent for the lenders, and Deutsche Bank Securities Inc. and Scotia Capital as the joint lead arrangers and joint bookrunners, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Credit Demand” means a demand for a LOC Credit Disbursement under the Series 2010-3 Letter of Credit pursuant to a Certificate of Credit Demand.

“Credit Draw” means a draw on the Series 2010-3 Letter of Credit pursuant to a Certificate of Credit Demand.

“Credit Support Annex” has the meaning specified in Section 4.20 of this Supplement.

“Daily/30 Day LIBOR Rate” means, with respect to any Series 2010-3 Note or portion of the Series 2010-3 Invested Amount thereof bearing interest at the Daily/30 Day LIBOR Rate pursuant to the provisions of the Series 2010-3 Note Purchase Agreement for any Daily/30 Day LIBOR Tranche Period, for any day during such Daily/30 Day LIBOR Tranche Period, the sum of (i) a rate per annum equal to the thirty (30) day London-Interbank Offered Rate appearing on the Bloomberg BBAM (British Bankers Association) Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the relevant Managing Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on such day or, if such day is not a Business Day in London, the immediately preceding Business Day in London  (or, in the event that such rate is not ascertainable pursuant to the foregoing procedures for any such day, then the “Daily/30 Day LIBOR Rate” for such day shall be the rate at which thirty (30) day U.S. Dollar deposits of $5,000,000 are offered by the principal London office of the relevant Managing Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on the Business Day specified above; and if the relevant Managing Agent is for any reason unable to determine the Daily/30 Day LIBOR Rate in the foregoing manner or has determined in good faith that the Daily/ 30 Day LIBOR Rate determined in such manner does not adequately reflect the cost of acquiring, funding or maintaining any portion of the Series 2010-3 Invested Amount bearing interest at the Daily/30 Day LIBOR Rate on such day, the Daily/30 Day LIBOR Rate for such day shall equal the Base Rate) and (ii) 1.30% per annum.

“Daily/30 Day LIBOR Rate Tranche Period” means, with respect to any Series 2010-3 Note or portion of the Series 2010-3 Invested Amount thereof bearing interest at the Daily/30 Day LIBOR Rate pursuant to the provisions of the Series 2010-3 Note Purchase Agreement, a period of days ending on a Business Day during which such Series 2010-3 Note or portion thereof bears interest at the Daily/30 Day LIBOR Rate, as determined in accordance with the Series 2010-3 Note Purchase Agreement.

“Daily Interest Amount” means, with respect to any Series 2010-3 Note and any day in a Series 2010-3 Interest Period, an amount equal to the result of (a) the sum for each such day of (i) the product of (x) the CP Rate with respect to such Series 2010-3 Note for such day and (y) the portion of the Series 2010-3 Invested Amount represented by such Series 2010-3 Note as of the close of business on such day accruing interest at the CP Rate, plus (ii) the product of (x) the Eurodollar Rate with respect to such Series 2010-3 Note for such day and (y) the portion of the Series 2010-3 Invested Amount represented by such Series 2010-3 Note as of the close of business on such day accruing interest at the Eurodollar Rate, plus (iii) the product of (x) the Base Rate with respect to such Series 2010-3 Note for such day and (y) the portion of the Series 2010-3 Invested Amount represented by such Series 2010-3 Note as of the close of business on such day accruing interest at the Base Rate, plus (iv) the product of (x) the Daily/30 Day LIBOR Rate with respect to such Series 2010-3 Note for such day and (y) the portion of the Series 2010-3 Invested Amount represented by such Series 2010-3 Note as of the close of business on such day accruing interest at the Daily/30 Day LIBOR Rate divided by (b) 360.

“Daily Report” has the meaning specified in Section 24.4(a) of the Master Lease.

“DBRS” means DBRS, Inc.

“DBRS First Trigger Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating by DBRS of “A (high)” or above or a short-term rating by DBRS of “R-1 (middle)” or above.

“DBRS Second Trigger Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating by DBRS of “BBB (high)” or above or a short-term rating by DBRS of “R-2 (high)” or above.

“Decrease” means a Voluntary Decrease or a Mandatory Decrease, as applicable.

“Defaulting Manufacturer” has the meaning specified in Section 18 of the Master Lease.

“Demand Note” means that certain Amended and Restated Demand Note, dated as of September 29, 2011, made by DTAG to the Issuer in substantially the form attached as Exhibit B to this Supplement.

“Demand Note Claim Amounts” shall have the meaning specified in Section 4.15(a) of this Supplement.

“Demand Notice” shall have the meaning specified in Section 4.15(a) of this Supplement.

“Depreciation Charge” means, for any date of determination, (a) with respect to any Program Vehicle leased under the Master Lease, the scheduled daily depreciation charge for such Vehicle set forth by the Manufacturer in its Vehicle Disposition Program for such Vehicle, and (b) with respect to any Non-Program Vehicle leased under the Master Lease, the scheduled daily depreciation charge for such Vehicle set forth by the Servicer in the Depreciation Schedule for such Vehicle.  If such charge is expressed as a percentage, the Depreciation Charge for such Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Vehicle.

“Depreciation Schedule” means a schedule of estimated daily depreciation prepared by the applicable Servicer, and revised from time to time in the applicable Servicer’s sole discretion, with respect to each type of Non-Program Vehicle that is an Eligible Vehicle and that is purchased, financed or refinanced by RCFC.

“Deutsche Bank” means Deutsche Bank AG, acting through its New York Branch.

“Deutsche Bank Ownership Group” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Disposition Proceeds” shall have the meaning specified in the Base Indenture and shall specifically include Substitute Group VII Exchanged Vehicle Proceeds or, to the extent Substitute Group VII Exchanged Vehicle Proceeds are not designated with respect thereto, the Exchange Proceeds from Group VII Exchanged Vehicles.

“DTAG” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.

“DTG Operations” means DTG Operations, Inc. an Oklahoma corporation.

“Eligible Manufacturer” means, (i) with respect to Program Vehicles, Chrysler, General Motors, Fiat, Ford, Hyundai, Toyota, Kia, Nissan, Volkswagen and each other Eligible Manufacturer referred to in clause (ii) with respect to Non-Program Vehicles that is an Investment Grade Manufacturer and that is identified to the Trustee and the Administrative Agent by the Master Servicer in writing as an Eligible Manufacturer with respect to Program Vehicles hereunder, and (ii) with respect to Non-Program Vehicles, Chrysler, General Motors, Ford, Nissan, Volkswagen, Toyota, Honda, Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, BMW, Jaguar, Fiat and Mercedes-Benz as set forth in Schedule 1 hereto (as such schedule, subject to receiving the prior written consent of each Managing Agent and the prior written consent of each Enhancement Provider (if any), may be amended, supplemented, restated or otherwise modified from time to time), and, (iii) in each case, any other Manufacturer proposed by the Issuer or Servicer that has been approved in writing by each Managing Agent and each Enhancement Provider, if any; provided, however, that if a Manufacturer Event of Default has occurred and is continuing with respect to a Manufacturer or if such Manufacturer ceases to be an Investment Grade Manufacturer (other than Ford, General Motors, Chrysler or Toyota), or at the election of the Master Servicer by written notice to the Trustee and the Administrative Agent, such Manufacturer shall no longer qualify as an Eligible Manufacturer with respect to Program Vehicles or Manufacturer Receivables with respect thereto;

and provided, further, that a Manufacturer may be an Eligible Manufacturer with respect to Non-Program Vehicles, if it otherwise meets the eligibility criteria, even if its disposition program does not qualify as an Eligible Vehicle Disposition Program.

“Eligible Receivable” means a legal, valid and binding receivable that is not an Ineligible Manufacturer Receivable and is (a) due from any Eligible Manufacturer or Auction dealer under an Eligible Vehicle Disposition Program to RCFC or a Lessee (b) in respect of a Program Vehicle purchased by such Eligible Manufacturer, which absent such purchase, would have constituted an Eligible Vehicle with respect to which the Lien of the Master Collateral Agent was noted on the Certificate of Title at the time of purchase, and (c) the right to payments in respect of which has been assigned by the payee thereof to the Master Collateral Agent for the benefit of the relevant Beneficiaries; provided that no amount receivable from an Eligible Manufacturer or Auction dealer under an Eligible Vehicle Disposition Program shall be an Eligible Receivable if such amount remains unpaid more than ten (10) days after the Receivable Due Date in respect of such Vehicle.

“Eligible Vehicle” means, on any date of determination, a Group VII Vehicle manufactured by an Eligible Manufacturer (determined at the time of the acquisition, financing or refinancing thereof) and satisfying any further eligibility requirements specified in any Series Supplement for a Group VII Series of Notes (other than with respect to the Maximum Manufacturer Percentage and the Maximum Program Percentage), or with respect to which all such eligibility requirements not otherwise satisfied have been duly waived by the Required Beneficiaries with respect to Group VII Series of Notes (to the extent such waiver is permitted by each applicable Series Supplement); provided, however, that in no event may a Group VII Vehicle be an Eligible Vehicle after (x) in the case of a Program Vehicle, the expiration of the applicable Maximum Term (unless such Vehicle has been designated as a Non-Program Vehicle pursuant to Section 14 of the Master Lease), or (y) in the case of a Non-Program Vehicle, the expiration of the applicable Maximum Vehicle Lease Term under the Master Lease.

“Eligible Vehicle Disposition Program” means at any time a Vehicle Disposition Program (a) pursuant to which either (1) the Repurchase Payment or (2) the Guaranteed Payment plus Auction Proceeds, as the case may be, of each Program Vehicle thereunder is at least equal to (i) the Capitalized Cost of such Vehicle, minus (ii) all Depreciation Charges accrued with respect to such Vehicle prior to the date that the Vehicle is submitted for repurchase or sale, minus (iii) Excess Mileage Charges, minus (iv) Excess Damage Charges, and minus (v) any other charges specified in such Vehicle Disposition Program, (b) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, (c) that has been approved by the Series 2010-3 Required Noteholders and (d) the collateral assignment of the benefits of which to the Master Collateral Agent has been acknowledged in writing by the related Manufacturer pursuant to an Assignment Agreement; provided that if a Vehicle Disposition Program of a Manufacturer with respect to which a Manufacturer Event of Default has occurred was an Eligible Vehicle Disposition Program immediately preceding such Manufacturer Event of Default, then (i) if an Event of Bankruptcy has occurred with respect to such Manufacturer, such Vehicle Disposition Program shall be an Eligible Vehicle Disposition Program upon (and only upon) satisfaction of the Confirmation Condition with respect to such Manufacturer and such Vehicle Disposition Program and

(ii) if an Event of Bankruptcy has not occurred with respect to such Manufacturer, such Vehicle Disposition Program shall be an Eligible Vehicle Disposition Program if (and only if) the failure of such Manufacturer to pay Guaranteed Payments, Repurchase Payments and/or Incentive Payments due under, respectively, such Manufacturer’s Vehicle Disposition Programs and its incentive programs as set forth in clause (i) of the definition of Manufacturer Event of Default set forth in the Master Lease is cured in full (other than amounts that are the subject of a good faith dispute, as evidenced in writing by either the applicable Lessee or the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Vehicle Disposition Programs or incentive programs); provided, further, that if a new Vehicle Disposition Program is executed and delivered by a Manufacturer that is subject to an Event of Bankruptcy in accordance with clause (ii) of the definition of Confirmation Condition in the Master Lease, the Confirmation Condition is satisfied with respect to such Manufacturer and such new Vehicle Disposition Program, then such new Vehicle Disposition Program shall be deemed to be an Eligible Vehicle Disposition Program.

“Enhancement Letter of Credit Application and Agreement” means the Enhancement Letter of Credit Application and Agreement, dated as of March 15, 2011, among DTG Operations, those additional Subsidiaries of DTAG from time to time becoming parties thereunder, RCFC, DTAG and the Series 2010-3 Letter of Credit Provider, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Enhancement Provider” means with respect to the Series 2010-3 Notes, the Series 2010-3 Letter of Credit Provider.

“Escrow Account” means a segregated trust account established, consistent with the requirements of the “safe harbor” provisions of Treasury Regulations §§ 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Group VII Replacement Vehicles.

“Eurodollar Rate” means, with respect to any Series 2010-3 Note or portion of the Series 2010-3 Invested Amount thereof bearing interest at the Eurodollar Rate pursuant to the provisions of the Series 2010-3 Note Purchase Agreement for any Eurodollar Tranche Period, the sum of (a) LIBOR for such Eurodollar Tranche Period divided by 1 minus the “Reserve Requirement” plus (b) the related Applicable Margin, plus (c) following the occurrence and during the continuance of an Amortization Event, 2.00% per annum; where “Reserve Requirement” means, for any Eurodollar Tranche Period, the maximum reserve requirement imposed on the related Committed Purchaser during such Eurodollar Tranche Period on “eurocurrency liabilities” as currently defined in Regulation D of the Board of Governors of the Federal Reserve System.

“Eurodollar Tranche Period” means, with respect to any Series 2010-3 Note or portion of the Series 2010-3 Invested Amount thereof bearing interest at the Eurodollar Rate pursuant to the provisions of the Series 2010-3 Note Purchase Agreement, a period of days ending on a Business Day (which shall not exceed six (6) months) during which such Series 2010-3 Note or portion thereof bears interest at the Eurodollar Rate, as determined in accordance with the Series 2010-3 Note Purchase Agreement.

“Excess Amounts” has the meaning specified in Section 4.7(d)(vi).

“Excess Damage Charges” means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to damage over a prescribed limit to such Vehicle at the time that such Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

“Excess Funding Account” means, as of any date, with respect to the Series 2010-3 Notes, the Series 2010-3 Excess Funding Account, and with respect to each other Group VII Series of Notes , the account specified with respect to such Group VII Series of Notes in the definition of “Excess Funding Account” in the applicable Series Supplement.

“Excess Mileage Charges” means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

“Exchange Agreement” means the Master Exchange and Trust Agreement dated as of July 23, 2001 among the Qualified Intermediary, RCFC, DTG Operations, Thrifty Rent-A-Car System, Inc., Deutsche Bank Trust Company Americas (as successor to The Chicago Trust Company) and DB Like-Kind Exchange Services Corp. (as successor to Chicago Deferred Exchange Company, LLC (f/k/a Chicago Deferred Exchange Corporation)), as amended by Amendment No. 1 to Master Exchange and Trust Agreement, dated as of April 23, 2010 and Amendment No. 2 to Master Exchange and Trust Agreement, dated as of October 28, 2010, pursuant to which, among other things, the Qualified Intermediary holds the Exchange Proceeds in an Escrow Account consistent with the requirements of the “safe harbor” provisions of Treasury Regulations Sections 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Exchange Agreement Group VII Rights Value” means the value of the Group VII Assignment of Exchange Agreement, which value shall be deemed to equal as of any given time the amount of the Exchange Proceeds at such time.

“Exchange Proceeds” means as of any given time the sum of (i) the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Group VII Exchanged Vehicles;

(iv) the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group VII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

“Exchange Program” means a program under which RCFC and each Lessee will exchange Group VII Exchanged Vehicles for Group VII Replacement Vehicles with the intent of qualifying for deferral of gain and loss under Section 1031 of the Code.

“Excluded Non-Program Vehicle” means a Non-Program Vehicle sold pursuant to a Vehicle Disposition Program of an Eligible Manufacturer.

“Excluded Redesignated Vehicle” means any Program Vehicle manufactured by a Manufacturer with respect to which a Manufacturer Event of Default has occurred due to a Manufacturer Event of Bankruptcy that has been redesignated as a Non-Program Vehicle, as of and from the date such Vehicle is redesignated to and until the date that is 91 days following the occurrence of such Manufacturer Event of Default.

“Federal Funds Rate” means, with respect to any Series 2010-3 Note for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.

“Fiat” means Fiat S.p.A., an Italian joint stock company, and its Successors and Assigns.

“Financed Vehicle” means an Eligible Vehicle that is financed by RCFC and leased to a Lessee under Annex B to the Master Lease on or after the Lease Commencement Date.

“Financing Lease” means the Master Lease as supplemented by Annex B to the Master Lease.

“Financing Sources” has the meaning specified in the Master Collateral Agency Agreement.

“First Trigger Ratings” means, with respect to any entity, (x) if such entity is rated by DBRS, the DBRS First Trigger Ratings or (y) if such entity is not rated by DBRS, the Alternate First Trigger Ratings.

“Fiscal Quarter” has the meaning specified in the Credit Agreement as in effect on the date hereof.

“Ford” means Ford Motor Company, a Delaware corporation, and its Successors and Assigns.

“General Motors” means General Motors LLC (formerly known as General Motors Company), a Delaware limited liability company, and its Successors and Assigns; provided, however, that any Group VII Vehicles manufactured by General Motors Corporation or its affiliates and owned by RCFC as of the Series 2010-3 Original Closing Date shall be deemed to have been manufactured by General Motors for purposes of this Supplement and the other Related Documents.

“Group Funding Limit” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Group VII Aggregate Invested Amount” means the sum of the Invested Amounts with respect to all Group VII Series of Notes then outstanding.

“Group VII Assignment of Exchange Agreement” means the Collateral Assignment of Exchange Agreement, dated as of October 28, 2010, by and among RCFC, DTG Operations and the Master Collateral Agent pursuant to which each of RCFC and DTG Operations assigns (consistent with the limitations on RCFC’s or DTG Operations’, as the case may be, right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the “safe harbor” provisions of Treasury Regulation Section 1.1031(k)-1(g)(6)), all of its right, title and interest in, to and under the Exchange Agreement as it relates to Group VII Vehicles, including any Unused Exchange Proceeds released from an Escrow Account, to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Group VII Collateral” means the Master Lease and all payments made thereunder, the Group VII Vehicles, the rights under Vehicle Disposition Programs in respect of Group VII Vehicles, any other Group VII Master Collateral, Master Lease Collateral or other Collateral related to Group VII Vehicles, the Group VII Collection Account and all proceeds of the foregoing.

“Group VII Collection Account” has the meaning specified in Section 4.6(a) hereof.

“Group VII Exchanged Vehicle” means a Group VII Vehicle that is transferred to the Qualified Intermediary in accordance with the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(4) and pursuant to the procedures set forth in the Exchange Agreement and thereby ceases to be a Group VII Vehicle.

“Group VII Master Collateral” means all right, title and interest of RCFC or DTG Operations in Group VII Vehicles and proceeds thereof, the other Master Collateral designated or segregated in accordance with the Master Collateral Agency Agreement for the Trustee as Beneficiary on behalf of any Group VII Series of Notes or with respect to Group VII Vehicles and proceeds thereof, the Group VII Assignment of Exchange Agreement, and any other collateral or proceeds pledged to the Master Collateral Agent for the benefit of the Group VII Series of Notes; provided that, for the avoidance of doubt, the Group VII Master Collateral shall not include any QI Group VII Master Collateral, including Exchange Proceeds, until such time as RCFC or DTG Operations, as the case may be, is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the “safe harbor” provisions of Treasury Regulation Section 1.1031(k)-1(g)(6).

“Group VII Monthly Servicing Fee” means, on any date of determination, 1/12 of 1% of the Group VII Aggregate Invested Amount as of the preceding Payment Date, after giving effect to any payments or allocations made on such Payment Date; provided that, in accordance with Section 26 of the Master Lease, the Group VII Monthly Servicing Fee shall cease to accrue upon the occurrence of a Servicing Transfer Date.

“Group VII Noteholders” has the meaning specified in Section 3.1(a) hereof.

“Group VII Replacement Vehicle ” means an Eligible Vehicle designated by the Master Servicer as comprising Group VII Collateral acquired in exchange for a Group VII Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

“Group VII Series of Notes” has the meaning specified in Section 1(c) hereof.

“Group VII Supplemental Servicing Fee” has the meaning specified in Section 26.1 of the Master Lease.

“Group VII Vehicle” means, as of any date, a passenger automobile or light truck leased by RCFC to a Lessee under the Master Lease as of such date pledged by RCFC under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Group VII Noteholders) and designated in the records of the Master Servicer in accordance therewith as a “Group VII Vehicle” with respect to the Trustee (on behalf of the Group VII Noteholders).

“Honda” means American Honda Motor Co., Inc., a California corporation, and its Successors and Assigns.

“Hyundai” means Hyundai Motor America Corporation, a California corporation, and its Successors and Assigns.

“Increase” has the meaning specified in Section 4A.2(a) of this Supplement.

“Increase Date” means the date on which an Increase occurs.

“Ineligible Auction Receivable” means any amounts receivable by RCFC or a Lessee from any other Person in connection with a Group VII Vehicle delivered and accepted for Auction that remains outstanding more than 30 days past the applicable Receivable Due Date for such receivable.

“Ineligible Manufacturer Receivable” means (i) any Manufacturer Receivable due to RCFC or a Lessee from an Eligible Manufacturer that remains outstanding more than 70 days past the applicable Receivable Due Date for such Manufacturer Receivable and (ii) with respect to amounts described in clause (iv) of the definition of Aggregate Asset Amount, any such amounts that remain outstanding more than 30 days past the applicable date such amounts are due to be paid to RCFC or the applicable Lessee from the related Eligible Manufacturer.

“Ineligible Receivable Manufacturer” means, as of any date of determination, each Eligible Manufacturer that as of such date does not have a long-term unsecured debt rating of at least “A” from DBRS (or, if an Eligible Manufacturer does not have a rating from DBRS, at least “A2” from Moody’s or at least “A” from Standard & Poor’s) or is a Bankrupt Manufacturer; provided that if an Eligible Manufacturer does not have a rating from DBRS, Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by DBRS shall apply (or, if such entity is not rated by DBRS, the lowest rating of such entity by Moody’s and Standard & Poor’s shall apply) for purposes of this definition; provided, further, that, unless such Manufacturer is a Bankrupt Manufacturer, if (a) the rating of a Manufacturer (or such affiliated entity) by DBRS (or Moody’s or Standard & Poor’s, as applicable) is withdrawn by DBRS (or Moody’s or Standard & Poor’s, as applicable) or a Manufacturer (or such affiliated entity) is downgraded by DBRS (or Moody’s or Standard & Poor’s, as applicable) to a rating that would require inclusion of such Manufacturer in this definition and (b) for the avoidance of doubt, prior to such withdrawal or downgrade, as the case may be, such Manufacturer was not an “Ineligible Receivable Manufacturer”, then for purposes of this definition and each instance in which this definition is used in this Supplement, such Manufacturer shall be deemed to be rated “A” by DBRS (or “A2” or “A”, as applicable, by Moody’s or Standard & Poor’s, respectively), for a period of 30 days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee notifies the Master Servicer of such withdrawal or downgrade.

“Insolvency Event Reallocated Amount” means, with respect to any Insolvency Period, the excess, if any, of (a) the Series 2010-3 Minimum Liquidity Amount as of the related Insolvency Period Commencement Date over (b) the sum of (i) Series 2010-3 Letter of Credit Liquidity Amount and (ii) the Series 2010-3 Cash Liquidity Amount, in each case, as of the related Insolvency Period Commencement Date.

“Insolvency Period” has the meaning specified in Section 4.21(b) hereof.

“Insolvency Period Commencement Date” has the meaning specified in Section 4.21(b) hereof.

“Interest Collections” means, on any date of determination, with respect to the Series 2010-3 Notes, the Series 2010-3 Interest Collections, and with respect to each other Group VII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Interest Collections” in the applicable Series Supplement.

“Interest Coverage Ratio” means, for any applicable period, the ratio of (a) Corporate EBITDA (as defined in the Credit Agreement as in effect on the date hereof) for such period to (b) Corporate Interest Expense (as defined in the Credit Agreement as in effect on the date hereof).

“Invested Amount” means, on any date of determination, with respect to the Series 2010-3 Notes, the Series 2010-3 Invested Amount, and with respect to each other Group VII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Invested Amount” in the applicable Series Supplement.

“Invested Percentage” means, on any date of determination, with respect to the Series 2010-3 Notes, the Series 2010-3 Invested Percentage, and with respect to each other Group VII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Invested Percentage” in the applicable Series Supplement.

“Investment Grade Manufacturer” means, as of any date of determination, each Eligible Manufacturer that as of such date has a long-term unsecured debt rating of at least “BBB (low)” from DBRS (or, if an Eligible Manufacturer does not have a rating from DBRS, at least “Baa3” from Moody’s or at least “BBB-” from Standard & Poor’s); provided that if an Eligible Manufacturer does not have a rating from DBRS, Moody’s or Standard & Poor’s, then the rating of the entity specified by DBRS shall apply (or, if such entity is not rated by DBRS, the lowest rating by Moody’s and Standard & Poor’s of the entity specified by DBRS shall apply) for purposes of this definition; provided, further, that, unless such Manufacturer is a Bankrupt Manufacturer, if (a) the rating of a Manufacturer (or such affiliated entity) by DBRS (or Moody’s or Standard & Poor’s, as applicable) is withdrawn by DBRS (or Moody’s or Standard & Poor’s, as applicable) or a Manufacturer (or such affiliated entity) is downgraded by DBRS (or Moody’s or Standard & Poor’s, as applicable) to a rating that would require exclusion of such Manufacturer from this definition and (b) for the avoidance of doubt, prior to such withdrawal or downgrade, as the case may be, such Manufacturer was an “Investment Grade Manufacturer”, then for purposes of this definition and each instance in which this definition is used in this Supplement, such Manufacturer shall be deemed to be rated “BBB (low)” by DBRS (or “Baa3” or “BBB-”, as applicable, by Moody’s or Standard & Poor’s, respectively), for a period of 30 days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee notifies the Master Servicer of such withdrawal or downgrade.

“Issuer” has the meaning specified in the preamble hereto.

“Issuer Change in Control” means RCFC is no longer a direct, Wholly Owned Subsidiary of DTAG.

“Isuzu” means Isuzu Motors America Inc., a California corporation, and its Successors and Assigns.

“Jaguar” means Jaguar Cars Limited, a division of Tata Motors Ltd. and its Successors and Assigns.

“Kia” means Kia Motors America, Inc., a California corporation, and its Successors and Assigns.

“Late Return Payments” has the meaning specified in Section 13 of the Master Lease.

“Lease Annex” means Annex A or Annex B to the Master Lease, as applicable, as such annex may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Master Lease.

“Lease Commencement Date” has the meaning specified in Section 3.2 of the Master Lease.

“Lease Event of Default” has the meaning specified in Section 17.1 of the Master Lease.

“Lease Expiration Date” has the meaning specified in Section 3.2 of the Master Lease.

“Lease Payment Losses” means, as of any Payment Date, the sum of (a) the amount of payments due from the Lessees under the Master Lease with respect to the Related Month that were not paid by the Lessees or the Guarantor on or prior to such Payment Date (for purposes of calculating Lease Payment Losses, payments made by application of amounts drawn on the Series 2010-3 Letter of Credit or amounts withdrawn from the Series 2010-3 Excess Funding Account shall not be deemed to have been paid when due) and (b) the amount of any payments made by the Lessees or the Guarantor under the Master Lease that were reclaimed, rescinded or otherwise returned during such Related Month and that constituted a voidable preference pursuant to the Bankruptcy Code.

“Lease Payment Recoveries” means, as of any Payment Date, an amount equal to all payments made by the Lessees or the Guarantor under the Master Lease since the preceding Payment Date on account of past due payments from the Lessees under the Master Lease that had previously been treated as Lease Payment Losses (but excluding for the avoidance of doubt any amounts drawn under the Series 2010-3 Letter of Credit or withdrawn from the Series 2010-3 Excess Funding Account and any similar amounts applicable with respect to any other Group VII Series of Notes).

“Lessee” means DTG Operations, in its capacity as a Lessee under the Master Lease, any Additional Lessee, any successor by merger to DTG Operations or any Additional Lessee, in accordance with Section 25.1 of the Master Lease, or any other permitted successor or assignee of DTG Operations, as applicable, in its capacity as Lessee, or of any Additional Lessee, pursuant to Section 16 of the Master Lease.

“Lessee Agreements” means any and all Subleases entered into by any of the Lessees the subject of which includes any Vehicle leased by the Lessor to such Lessee under the Master Lease, and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to such Lessee in connection therewith.

“Lessor” means RCFC, in its capacity as the lessor under the Master Lease, and its successors and assigns in such capacity.

“Leverage Ratio” means, at any time, the ratio of:

(a) Corporate Debt (as defined in the Credit Agreement as in effect on the date hereof) at such time;

to

(b) Corporate EBITDA (as defined in the Credit Agreement as in effect on the date hereof) for the four consecutive Fiscal Quarters ending on the last day of the Fiscal Quarter most recently completed prior to or at such time.

“LIBOR” means, with respect to any Series 2010-3 Note for any Eurodollar Tranche Period, the rate per annum (rounded upwards, if necessary, to the next higher one-hundredth of a percentage point) determined by the related Managing Agent at approximately 11:00 A.M. (London time) on the date which is one (1) Business Day prior to the beginning of the relevant Eurodollar Tranche Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by such Managing Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Eurodollar Tranche Period; provided, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, “LIBOR” shall be the interest rate per annum determined by such Managing Agent to be the rate per annum at which deposits in Dollars are offered by the Managing Agent in London to prime banks in the London interbank market at or about 11:00 A.M. (London time) one (1) Business Day before the first day of such Eurodollar Tranche Period in an amount substantially equal to the amount of the Advances at the Eurodollar Rate to be outstanding during such Eurodollar Tranche Period and for a period equal to such Eurodollar Tranche Period.  In respect of any Eurodollar Tranche Period with respect to which there is no LIBOR interest period of comparable duration, LIBOR shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the preceding sentence, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Eurodollar Tranche Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Eurodollar Tranche Period; provided, that if a Eurodollar Tranche Period is less than or equal to seven days, the Eurodollar Rate shall be determined by reference to a rate calculated in accordance with the preceding sentence as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days.

“Limited Liquidation Event of Default” means: the occurrence and continuance for thirty (30) days (without double counting any cure periods provided for in said Sections) of any Amortization Event specified in Section 5.1 of this Supplement; provided, however, that such Amortization Event shall not constitute a Limited Liquidation Event of Default if, within such thirty (30) day period, the events or conditions causing such Amortization Event shall have been cured or if, at any time, such Amortization Event has been waived pursuant to Section 5.2 of this Supplement.

“Liquidation Event of Default” means, so long as such event or condition continues, any of the following:  (a) any Amortization Event under Section 8.1(d) of the Base Indenture,

(b) any Amortization Event under Section 8.1(a) or 8.1(b) of the Base Indenture, or (c) any Amortization Event resulting from a Lease Event of Default as specified in Section 8.1(e) of the Base Indenture (with respect solely to the occurrence of the Lease Events of Default pursuant to Sections 17.1.1(i), 17.1.2 and 17.1.5 under the Master Lease).

“Liquidation Period” means the period beginning on a Liquidation Period Commencement Date and ending upon the earliest to occur of the (i) the date on which the Series 2010-3 Notes are paid in full, (ii) the date the related Liquidation Event of Default or Limited Liquidation Event of Default has been waived in accordance with the terms hereof and (iii) the termination of the Indenture in accordance with its terms.

“Liquidation Period Commencement Date” means the Business Day on which any Liquidation Event of Default (other than an Event of Bankruptcy with respect to DTAG or any Lessee) or Limited Liquidation Event of Default is deemed to have occurred with respect to the Series 2010-3 Notes.

“LOC Credit Disbursement” means an amount drawn under the Series 2010-3 Letter of Credit pursuant to a Certificate of Credit Demand.

“LOC Disbursement” means any LOC Credit Disbursement or any LOC Termination Disbursement, or other disbursement by the Series 2010-3 Letter of Credit Provider under the Series 2010-3 Letter of Credit, or any combination thereof, as the context may require.

“LOC Termination Disbursement” means an amount drawn under the Series 2010-3 Letter of Credit pursuant to a Certificate of Termination Demand.  The amount of such LOC Termination Disbursement shall be the amount so drawn or thereafter, if greater, the amount of the deposited funds in the Series 2010-3 Cash Collateral Account.

“Managing Agents” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Mandatory Decrease” has the meaning specified in Section 4A.3(a) of this Supplement.

“Manufacturer Event of Default” has the meaning specified in Section 18 of the Master Lease.

“Manufacturer Event of Default Losses” means, with respect to any Related Month and without duplication of any amounts previously recognized as Manufacturer Late Payment Losses, if a Manufacturer Event of Default occurs with respect to any Manufacturer of Program Vehicles, all payments that are required to be made (and not yet made) by such Manufacturer to RCFC with respect to Acquired Vehicles that (i) have been sold at Auction pursuant to such Manufacturer’s Vehicle Disposition Program or returned to such Manufacturer pursuant to such Manufacturer’s Vehicle Disposition Program, or (ii) are subject to an incentive program of such Manufacturer; provided that the grace period or other similar period for the determination of such Manufacturer Event of Default expires during such Related Month and such Manufacturer Event of Default is continuing as of the end of such Related Month.

“Manufacturer Late Payment Losses” means, with respect to any Related Month and without duplication of any amounts recognized as Manufacturer Event of Default Losses with respect to such Related Month or any previous Related Month, all payments required to be made by Manufacturers under such Manufacturers’ Vehicle Disposition Programs and incentive programs with respect to Acquired Vehicles, which are not made within 90 days after the related Disposition Dates of such Acquired Vehicles and remain unpaid at the end of such Related Month, but only to the extent that such 90-day periods expire during such Related Month; provided that any payments considered hereunder shall be net of amounts that are (x) the subject of a good faith dispute as evidenced in writing by the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Acquired Vehicles or (y) related to payments by Manufacturers that are not made within such 90 day period as a result of the necessity to meet initial eligibility requirements of a Manufacturer to receive Guaranteed Payments, Repurchase Payments and/or Incentive Payments for a model year.

“Manufacturer Receivable” means an amount due from a Manufacturer or Auction dealer under a Vehicle Disposition Program in respect of or in connection with a Program Vehicle being turned back (or not being turned back, as the case may be) to such Manufacturer pursuant to a Vehicle Disposition Program.

“Market Value” means, with respect to any Non-Program Vehicle (other than Excluded Redesignated Vehicles) as of any date of determination, the wholesale market value of such Non-Program Vehicle as specified in the Related Month’s published National Automobile Dealers Association, Official Used Car Guide, Central Edition (or on-line equivalent thereof) (the “NADA Guide”) for the model class and model year of such Vehicle based on the average equipment and the average mileage of each Vehicle of such model class and model year.  If such Non-Program Vehicle is not listed in the NADA Guide published in the Related Month preceding such date of determination, then the Black Book Official Dollar Residual Value Guide (or on-line equivalent thereof) ( the “Residual Value Guide”) shall be used to estimate the wholesale price of the Non-Program Vehicle, based on the Non-Program Vehicle’s model class and model year or the closest model class and model year thereto (if appropriate as determined by the applicable Servicer), for purposes of such months for which the wholesale price of such Non-Program Vehicle is not so published in the NADA Guide; provided, however, if the NADA Guide was not published in the Related Month, then the Residual Value Guide shall be relied upon in its place, and if the Residual Value Guide is unavailable or the Residual Value Guide is being published but such Non-Program Vehicle or a reasonably similar model class and model year is not included therein, the Market Value of such Vehicle shall be based upon an independent third-party data source, and determined in accordance with a methodology, in each case as selected by the applicable Servicer; provided, that each Managing Agent approves such data source and methodology (such approval not to be unreasonably withheld, delayed or conditioned).

“Market Value Adjustment Percentage” means, as of any Determination Date following the Series 2010-3 Original Closing Date, the lower of (i) the lowest Measurement Month Average of any full Measurement Month within the preceding 12 calendar months and (ii) a fraction expressed as a percentage, the numerator of which equals the average of the aggregate Market Value of Non-Program Vehicles leased under the Master Lease as of the last day of the Related Month and as of the last day of the two Related Months precedent thereto and the denominator of which equals the average of the aggregate Net Book Values of each such Non-Program Vehicles calculated as of such dates.

“Master Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, among DTAG, as Master Servicer, RCFC, as grantor, the Lessees, as grantors and servicers, such other grantors as may become parties thereto, various Financing Sources parties thereto, various Beneficiaries parties thereto and the Master Collateral Agent, as amended by Amendment No. 1 to Second Amended and Restated Master Collateral Agency Agreement, dated as of June 2, 2009 and by Amendment No.2 to Second Amended and Restated Master Collateral Agency Agreement, dated as of July 18, 2011, as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Master Collateral Agent” means Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as master collateral agent under the Master Collateral Agency Agreement, unless a successor Person shall have become the master collateral agent pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter “Master Collateral Agent” shall mean such successor Person.

“Master Lease” means that certain Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of September 29, 2011, among RCFC, as Lessor, DTG Operations, as a Lessee and Servicer, those additional Subsidiaries and Affiliates of DTAG from time to time becoming Lessees and Servicers thereunder and DTAG, as guarantor and Master Servicer, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Master Lease Collateral” has the meaning specified in Section 3.1(a) of this Supplement.

“Master Servicer” means DTAG, in its capacity as the Master Servicer under the Master Lease, and its successors and assigns in such capacity in accordance with the terms of the Master Lease.

“Maximum Lease Commitment” means, on any date of determination, the sum of (i) the Aggregate Principal Balances on such date for all Group VII Series of Notes, plus (ii) with respect to all Group VII Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of the Available Subordinated Amounts on such date for each such Group VII Series of Notes, plus (iii) the aggregate Net Book Values of all Group VII Vehicles leased under the Master Lease on such date that were acquired, financed or refinanced with funds other than proceeds of Group VII Series of Notes or related Available Subordinated Amounts, plus (iv) any amounts held in the Retained Distribution Account that the Lessor commits on or prior such date to invest in new Group VII Vehicles for leasing under the Master Lease (as evidenced by a Company Order) in accordance with the terms of the Master Lease and the Indenture.

“Maximum Manufacturer Percentage” means, with respect to any Eligible Manufacturer, the percentage of the Aggregate Asset Amount set forth in Schedule 1 hereto

(as such schedule, subject to the prior written consent of the Managing Agents, may be amended, supplemented, restated or otherwise modified from time to time) specified for each Eligible Manufacturer with respect to all Vehicles and Program Vehicles, as applicable, which percentage amount represents the maximum percentage of Eligible Vehicles or Program Vehicles, as the case may be, that are permitted under the Master Lease to be Vehicles manufactured by such Manufacturer.

“Maximum Program Percentage” means, with respect to Program Vehicles, 25% or such other percentage agreed upon by the Lessor and each of the Lessees, subject to the prior written consent of the Managing Agents, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Program Vehicles.

“Maximum Vehicle Lease Term” is defined in Section 5 of each of Annex A and Annex B to the Base Lease for each Lease currently in effect.

“Mazda” means Mazda Motor of America, Inc., a California corporation, and its Successors and Assigns.

“Measurement Month” means, with respect to any date, a calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 500 Non-Program Vehicles (other than any Excluded Non-Program Vehicles and Excluded Redesignated Vehicles) were sold at auction or otherwise and (b) at least one-eighteenth of the aggregate Net Book Value of the Non-Program Vehicles (other than any Excluded Non-Program Vehicles and Excluded Redesignated Vehicles) as of the last day of such calendar month or consecutive calendar months were sold at auction or otherwise; provided that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

“Measurement Month Average” means, with respect to Group VII Vehicles and for any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Non-Program Vehicles (other than any Excluded Non-Program Vehicles and Excluded Redesignated Vehicles) sold at auction or otherwise during such Measurement Month and the two Measurement Months preceding such Measurement Month and the denominator of which is the aggregate Net Book Value of such Non-Program Vehicles (other than any Excluded Non-Program Vehicles and Excluded Redesignated Vehicles) on the dates of their respective sales.

“Mercedes-Benz” means Mercedes-Benz USA, LLC, a Delaware limited liability, company, and its Successors and Assigns.

“Minimum Available Subordinated Amount” means, on any date of determination, with respect to the Series 2010-3 Notes, the Series 2010-3 Minimum Available Subordinated Amount, and with respect to each other Group VII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Minimum Available Subordinated Amount” in the applicable Series Supplement.

“Minimum Letter of Credit Amount” means, on any date of determination, with respect to the Series 2010-3 Notes, the Series 2010-3 Minimum Letter of Credit Amount, and with respect to each other Group VII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Minimum Letter of Credit Amount” in the applicable Series Supplement.

 “Mitsubishi” means Mitsubishi Motor North America, Inc., a Delaware corporation, and its Successors and Assigns.

“Monthly Base Rent” has the meaning specified in paragraph 9 of Annex A and paragraph 6 of Annex B to the Master Lease.

“Monthly Certificate” has the meaning specified in Section 24.4(b) of the Master Lease.

“Monthly Finance Rent” has the meaning specified in paragraph 6 of Annex B to the Master Lease.

“Monthly Servicing Fee” has the meaning specified in Section 26.1 of the Master Lease.

“Monthly Supplemental Payment” has the meaning specified in paragraph 6 of Annex B to the Master Lease.

“Monthly Variable Rent” has the meaning specified in paragraph 9 of Annex A to the Master Lease.

“Monthly Vehicle Statement” has the meaning specified in Section 24.4(f) of the Master Lease.

“Moody’s” means Moody’s Investors Service, Inc.

“Nissan” means Nissan North America, Inc., a California corporation, and its Successors and Assigns.

“Non-Program Vehicle” means a Group VII Vehicle which at the time of purchase or financing by RCFC or any Lessee, as the case may be, or when so designated by the Master Servicer pursuant to Section 14 of the Master Lease, is not subject to inclusion in any Eligible Vehicle Disposition Program, unless, in any case, such Group VII Vehicle has been redesignated as a Program Vehicle pursuant to Section 14 of the Master Lease; provided, that, for the avoidance of doubt, if any Group VII Vehicle that has been redesignated as a Program Vehicle is subsequently redesignated as a Non-Program Vehicle pursuant to Section 14 of the Master Lease such Group VII Vehicle shall be a “Non-Program Vehicle”.

“Note Purchaser” means each Managing Agent in its capacity as purchaser of a Series 2010-3 Note for the benefit of the Conduit Purchasers and the Committed Purchasers in the related Ownership Group pursuant to the Series 2010-3 Note Purchase Agreement, and as registered Holder thereof, or any other Person party to the Series 2010-3 Note Purchase Agreement from time to time in such capacity.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of DTAG, RCFC or a Lessee, as applicable.

“Operating Lease” means the Master Lease as supplemented by Annex A to the Master Lease.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to DTAG, RCFC or a Lessee, as the case may be, unless the Series 2010-3 Required Noteholders shall notify the Trustee of objection thereto.

“Ownership Group” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Payment Date” means the 25th day of each calendar month, commencing December 25, 2010, or, if any such day is not a Business Day, the next succeeding Business Day.

“Permitted Investments” means negotiable instruments or securities maturing on or before the Payment Date next occurring after the investment therein, represented by instruments in bearer, registered or book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or are fully guaranteed by the United States of America; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from DBRS of at least “R-1 (high)”, from Moody’s of “P-1” or from Standard & Poor’s of “A-1+” in the case of certificates of deposit or short-term deposits, or a rating from DBRS of at least “AAA”, from Moody’s of at least “Aaa” or from Standard & Poor’s of at least “AAA”, in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of contractual commitment to invest therein, a rating from DBRS of at least “R-1 (high)”, from Moody’s of “P-1” or from Standard & Poor’s of “A-1+”; (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation; (v) bankers’ acceptances which are U.S. Dollar denominated issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds rated at least “AAA” by DBRS, at least “Aaa” by Moody’s or at least “AAAm” by Standard & Poor’s; (vii) Eurodollar time deposits having a credit rating from DBRS of “R-1 (high)”, from Moody’s of “P-1” or from Standard & Poor’s of “A-1+”; and (viii) any other instruments or securities approved by each Managing Agent.

“Permitted Lessee” has the meaning specified in Section 28 of the Master Lease.

“Permitted Liens” has the meaning specified in Section 25.3 of the Master Lease.

“Permitted Principal Draw Amount” means, with respect to any date during an Insolvency Period or a Liquidation Period, the excess, if any, of (i) the excess of the Series 2010-3 Letter of Credit Liquidity Amount as of the related Insolvency Period Commencement Date or Liquidation Period Commencement Date, as the case may be, over the excess of (x) the Series 2010-3 Minimum Liquidity Amount over (y) the Series 2010-3 Cash Liquidity Amount, in each case, as of the applicable Insolvency Period Commencement Date or Liquidation Period Commencement Date, as the case may be, over (ii) the Accumulated Principal Draw Amount as of such date during such Insolvency Period or Liquidation Period Commencement Date; provided, however, that, notwithstanding the foregoing, on any date on and after the Series 2010-3 Final Maturity Date, the “Permitted Principal Draw Amount” shall be equal to the Series 2010-3 Letter of Credit Liquidity Amount as of such date.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Power of Attorney” has the meaning specified in Section 9 of the Master Lease.

“Principal Collections” means Collections other than Interest Collections.

“Program Vehicle” means any Group VII Vehicle which at the time of purchase or financing by RCFC or a Lessee, as the case may be, or when so designated by the Master Servicer pursuant to Section 14 of the Master Lease, is eligible and included under an Eligible Vehicle Disposition Program, unless, in any case, such Group VII Vehicle has been redesignated as a Non-Program Vehicle pursuant to Section 14 of the Master Lease; provided, that, for the avoidance of doubt, if any Group VII Vehicle that has been redesignated as a Non-Program Vehicle is subsequently redesignated as a Program Vehicle pursuant to Section 14 of the Master Lease such Group VII Vehicle shall be a “Program Vehicle”.

“Program Vehicle Percentage” means, a fraction, expressed as a percentage, the numerator of which shall be the aggregate Net Book Value of all Program Vehicles as of such date and the denominator of which shall be the aggregate Net Book Value of all Group VII Vehicles as of such date.

“Pro Rata Share” means, with respect to a Lessee or a Servicer, the ratio (expressed as a percentage) of (i) the aggregate Net Book Value of Vehicles subject to the Master Lease leased by such Lessee under the Master Lease or serviced by such Servicer under the Master Lease, as applicable, divided by (ii) the aggregate Net Book Value of all Vehicles leased under the Master Lease.

“Purchaser Late Payment Losses” means, with respect to any Related Month, all payments required to be made to RCFC by any Person other than a Manufacturer (and other than, for the avoidance of doubt, any Lessee unless such Lessee is the purchaser of the related Vehicle) in connection with the sale or other final disposition of Acquired Vehicles that are Group VII Vehicles, which payments are not made 60 days after such payments are due and remain unpaid at the end of such Related Month, provided that such 60 day periods expire during such Related Month.

“QI Group VII Master Collateral” means (i) any Master Collateral Vehicle (as defined in the Master Collateral Agency Agreement) that is a Group VII Exchanged Vehicle, (ii) any funds in the Master Collateral Account that are proceeds of any Group VII Exchanged Vehicle, (iii) any receivables in respect of disposition of any Group VII Exchanged Vehicle and (iv) any other collateral relating to Group VII and pledged to the Master Collateral Agent that is designated on the Master Servicer’s computer system as related Master Collateral (as defined in the Master Collateral Agency Agreement) for the Qualified Intermediary as Beneficiary in accordance with the Master Collateral Agency Agreement.

“Qualified Institution” means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the Federal Deposit Insurance Corporation and (i) has a long-term indebtedness rating from DBRS of not lower than “AA (middle)” (or if such depositary institution or trust company is not rated by DBRS, a long-term indebtedness rating from Moody’s of not lower than “Aa3” or from Standard & Poor’s of not lower than “A”) and a short-term indebtedness rating from DBRS not lower than “R-1 (high)” (or if such depositary institution or trust company is not rated by DBRS, a short-term indebtedness rating from Moody’s of not lower than “P-1” or from Standard & Poor’s of not lower than “A-1”) or (ii) is otherwise satisfactory to the Managing Agents.

“Qualified Interest Rate Cap Counterparty” means a counterparty to a Series 2010-3 Interest Rate Cap that is a bank, other financial institution or Person which satisfies the First Trigger Ratings and/or the Second Trigger Ratings (or, with respect to a bank, other financial institution or Person that does not satisfy the First Trigger Ratings, whose present and future obligations under its Series 2010-3 Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Administrative Agent and satisfying the other requirements set forth in the related Series 2010-3 Interest Rate Cap) provided by a guarantor which satisfies the First Trigger Ratings and/or the Second Trigger Ratings).

“Qualified Intermediary” means Vexco LLC, as qualified intermediary under the Exchange Agreement, or such other entity approved by the Managing Agents that (a) will be acting in connection with the Exchange Program so as to permit the Issuer and the Lessees to make use of the “qualified intermediary” safe harbor of Treasury Regulation Section 1.1031(k) 1(g)(4) and (b) is acceptable to the applicable Rating Agencies. “Rating Agency” means DBRS or any nationally recognized rating agency rating the Series 2010-3 Notes at the request of the Issuer and one or more Managing Agents.

“Rating Agency Condition” means, (i) with respect to any action, that DBRS shall have notified RCFC, DTAG, the Series 2010-3 Letter of Credit Provider, if any, and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Group VII Series of Notes with respect to which it is a Rating Agency and (ii) with respect to the issuance of a new Group VII Series of Notes, the “Rating Agency Condition” also means that each rating agency that is referred to in the related Series Supplement as being required to deliver its rating with respect to such Series of Notes shall have notified RCFC, DTAG, the Series 2010-3 Letter of Credit Provider, if any, and the Trustee in writing that such rating has been issued by such rating agency.

Notwithstanding the foregoing, to the extent that the related Rating Agency has indicated that it will not as a matter of policy provide such written confirmation, either generally or with respect to the type of action or condition for which Rating Agency Confirmation is sought, the “Rating Agency Condition” shall be deemed satisfied with respect to such action or condition if notice of such action or condition has been provided to such Rating Agency and the Series 2010-3 Majority Noteholders consent in writing to such action or condition; provided, that such consent of the Series 2010-3 Majority Noteholders shall not be required with respect to the issuance pursuant to Section 11.1(a) of the Base Indenture of a Series of Notes that is not a Group VII Series of Notes.

“RCFC” has the meaning specified in the preamble.

“RCFC Agreements” has the meaning specified in Section 3.1(a)(i) of this Supplement.

“RCFC Obligations” means all principal and interest, at any time and from time to time, owing by RCFC on the Series 2010-3 Notes and all costs, fees and expenses payable by, or obligations of, RCFC under the Indenture and the Related Documents, in each case, in respect of the Series 2010-3 Notes.

“Receivable Due Date” means, with respect to any payment due to RCFC or a Lessee from a Manufacturer, Auction dealer or other Person in respect of a Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Vehicle Disposition Program, the thirtieth (30th) day after the Disposition Date for such Vehicle.

“Refinanced Vehicles” has the meaning specified in Section 2.1 of the Master Lease.

“Refinancing Schedule” has the meaning specified in Section 2.1 of the Master Lease.

“Related Documents” means, collectively, with respect to the Series 2010-3 Notes, the Indenture, the Series 2010-3 Notes, any Enhancement Agreement with respect to the Series 2010-3 Notes, the Master Lease, the Master Collateral Agency Agreement (to the extent relating to Group VII Collateral) and any grantor supplements and financing source and beneficiary supplements thereto involving the Trustee as Beneficiary with respect to Group VII Collateral, the Assignment Agreements, the Series 2010-3 Note Purchase Agreement, the Group VII Assignment of Exchange Agreement, the Series 2010-3 Letter of Credit and the Series 2010-3 Interest Rate Cap.

“Related Month” means, with respect to any Determination Date, Due Date, Payment Date or other date of determination, the period from and including the first day of the calendar month preceding the month in which such date falls, to and including the last day of such calendar month; provided, however, the initial Related Month means the period from and including the Series 2010-3 Original Closing Date to and including November 30, 2010.

“Rent”, with respect to each Acquired Vehicle and each Financed Vehicle, has the meaning specified in paragraph 9 of Annex A to the Master Lease and in paragraph 6 of Annex B to the Master Lease, respectively.

“Required Asset Amount” means with respect to the Series 2010-3 Notes, at any date of determination, the sum of (i) the Invested Amounts for all Group VII Series of Notes that do not provide for Enhancement in the form of overcollateralization plus (ii) with respect to all Group VII Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of (a) the Invested Amount for all such Series of Notes, plus (b) the Minimum Available Subordinated Amounts required to be maintained as part of the enhancement for all such Series of Notes.

“Required Beneficiaries” means Noteholders holding in excess of 66 2/3% of the Group VII Aggregate Invested Amount (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG, except for any Affiliate that is a bankruptcy remote, special purpose vehicle if such Affiliate has assigned all voting, consent and control rights associated with such Series 2010-3 Notes to Persons that are not Affiliates of DTAG).

“Required Noteholders” means, with respect to the Series 2010-3 Notes, the Series 2010-3 Required Noteholders.

“Responsible Officer” means, with respect to RCFC, a Servicer, a Lessee or the Master Servicer, any President, Vice President, Assistant Vice President, Treasurer or Assistant Treasurer, or any officer performing functions similar to those customarily performed by the person who at the time shall be such officer.

“Retained Interest Amount” means, on any date of determination, the amount, if any, by which the Aggregate Asset Amount at the end of the day immediately prior to such date of determination, exceeds the Required Asset Amount at the end of such day.

“Retained Interest Percentage” means, on any date of determination, when used with respect to Principal Collections, Vehicle Disposition Recoveries, Lease Payment Recoveries, Vehicle Disposition Losses, Lease Payment Losses and other amounts, an amount equal to 100% minus the sum of the Invested Percentages for all outstanding Group VII Series of Notes, in each case as such Invested Percentages are calculated on such date with respect to Principal Collections, Vehicle Disposition Recoveries, Lease Payment Recoveries, Vehicle Disposition Losses, Lease Payment Losses and other amounts, as applicable.

“Retained Interestholder” means DTAG as owner of all outstanding capital stock of RCFC or any permitted successor or assign.

“Second Trigger Ratings” means, with respect to any entity, (x) if such entity is rated by DBRS, the DBRS Second Trigger Ratings or (y) if such entity is not rated by DBRS, the Alternate Second Trigger Ratings.

“Series 2010-3 Accrued Interest Account” has the meaning specified in Section 4.6(b) of this Supplement.

“Series 2010-3 Accrued Interest Amount” means, with respect to any Payment Date, the aggregate for all Series 2010-3 Notes Outstanding of (a) the sum of the Daily Interest Amounts with respect to each such Series 2010-3 Note for each day in the Series 2010-3 Interest Period ending on the immediately preceding Determination Date, plus (b) all previously accrued Series 2010-3 Accrued Interest Amounts with respect to each such Series 2010-3 Note not paid on any previous Payment Date (together with interest on such unpaid amounts at the applicable Series 2010-3 Note Rate), plus (c) any Carrying Charges accruing with respect to each related Series 2010-3 Noteholder during the Series 2010-3 Interest Period and due as of such Payment Date (without duplication of amounts included in clause (b) hereof).  Notwithstanding anything to the contrary herein or in any Related Document, the Series 2010-3 Accrued Interest Amount with respect to the first Payment Date to occur after the Series 2010-3 Restatement Closing Date shall be determined (i) for each day during the portion of the corresponding Series 2010-3 Interest Period that is prior to the Series 2010-3 Restatement Closing Date, in accordance with the Original Series 2010-3 Supplement and the Related Documents as in effect prior to the Series 2010-3 Restatement Closing Date, and (ii) for each day during the portion of the corresponding Series 2010-3 Interest Period that is on or after the Series 2010-3 Restatement Closing Date, in accordance with the Series 2010-3 Supplement and the Related Documents as in effect on and after the Series 2010-3 Restatement Closing Date.

“Series 2010-3 Amortization Principal Collection Period” means, (i) with respect to any Payment Date during the Series 2010-3 Rapid Amortization Period, the period from but excluding the Determination Date immediately preceding the prior Payment Date (or, in the case of the first Payment Date during the Series 2010-3 Rapid Amortization Period, the period from and including the date of the commencement of such Series 2010-3 Rapid Amortization Period) to and including the Determination Date immediately preceding such Payment Date, and (ii) with respect to (a) the first Payment Date during the applicable Series 2010-3 Controlled Amortization Period (or, solely if the Series 2010-3 Controlled Amortization Period has commenced because of a Change in Control Non-Consent Event which occurred during the same month as and prior to such first Payment Date, the second Payment Date during the applicable Series 2010-3 Controlled Amortization Period), the period from and including the date of the commencement of such Series 2010-3 Controlled Amortization Period to and including the Determination Date immediately preceding such first or second Payment Date (as applicable) during such Series 2010-3 Controlled Amortization Period, and (b) each Payment Date thereafter during the Series 2010-3 Controlled Amortization Period, the period from but excluding the Determination Date immediately preceding the prior Payment Date to and including the Determination Date immediately preceding such Payment Date; provided, that any Monthly Base Rent paid by the Lessee under the Master Lease on or prior to a Payment Date during the Series 2010-3 Rapid Amortization Period or during the Series 2010-3 Controlled Amortization Period shall be deemed to have been received during the Series 2010-3 Amortization Principal Collection Period with respect to such Payment Date.

“Series 2010-3 Available Subordinated Amount” means, for any date of determination, an amount equal to (a) the Series 2010-3 Available Subordinated Amount for the preceding Determination Date (or, in the case of any date of determination on or prior to the initial Determination Date following the Series 2010-3 Original Closing Date, the Series 2010-3 Original Closing Date), minus (b) the Series 2010-3 Available Subordinated Amount Incremental Losses for the Related Month, plus (c) the Series 2010-3 Available Subordinated Amount Incremental Recoveries for the Related Month, minus

(d) the Series 2010-3 Lease Payment Losses allocable to the Series 2010-3 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date (or the Series 2010-3 Original Closing Date, as the case may be), plus (e) the Series 2010-3 Lease Payment Recoveries allocable to the Series 2010-3 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date (or the Series 2010-3 Original Closing Date, as the case may be), plus (f) additional amounts, if any, deposited by RCFC or the Retained Interestholder since the preceding Determination Date (or the Series 2010-3 Original Closing Date, as the case may be) to the Series 2010-3 Excess Funding Account for allocation to the Series 2010-3 Available Subordinated Amount, plus (g) the aggregate Net Book Value of additional Eligible Vehicles contributed by RCFC or the Retained Interestholder since the preceding Determination Date (or the Series 2010-3 Original Closing Date, as the case may be) as Group VII Master Collateral for allocation to the Series 2010-3 Available Subordinated Amount pursuant to the Indenture, minus (h) any amounts withdrawn from the Series 2010-3 Excess Funding Account since the preceding Determination Date (or the Series 2010-3 Original Closing Date, as the case may be) for allocation to the Retained Distribution Account.  The “Series 2010-3 Available Subordinated Amount” for the Series 2010-3 Original Closing Date shall mean $0.

“Series 2010-3 Available Subordinated Amount Incremental Losses” means, for any Related Month, the sum of all Vehicle Disposition Losses that became Vehicle Disposition Losses during such Related Month and which were allocated to the Series 2010-3 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

“Series 2010-3 Available Subordinated Amount Incremental Recoveries” means, for any Related Month, the sum of all Vehicle Disposition Recoveries that became Vehicle Disposition Recoveries during such Related Month and which were allocated to the Series 2010-3 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

“Series 2010-3 Base Rate Tranche” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Series 2010-3 Cash Collateral Account” has the meaning specified in Section 4.16 of this Supplement.

“Series 2010-3 Cash Collateral Account Surplus” means, as of any date of determination subsequent to the establishment and funding of the Series 2010-3 Cash Collateral Account pursuant to Section 4.17(a) of this Supplement, the amount, if any, by which (a) the Series 2010-3 Letter of Credit Amount exceeds (b) the Series 2010-3 Minimum Letter of Credit Amount.

“Series 2010-3 Cash Liquidity Account” has the meaning specified in Section 4.6(a) of this Supplement.

“Series 2010-3 Cash Liquidity Amount” means, as of any date of determination, the amount of funds, if any, set aside by RCFC in the Series 2010-3 Excess Funding Account as all or a portion of the Series 2010-3 Minimum Liquidity Amount as of such date.

“Series 2010-3 Collection Account” has the meaning specified in Section 4.6(a) of this Supplement.

“Series 2010-3 Controlled Amortization Amount” means, for each Payment Date during the Series 2010-3 Controlled Amortization Period, an amount equal to the lesser of (a) the product of (i) 1/3 and (ii) the Series 2010-3 Invested Amount as of first Payment Date to occur during the Series 2010-3 Controlled Amortization Period and (b) the Series 2010-3 Invested Amount as of such Payment Date; provided, that (x) the Series 2010-3 Controlled Amortization Amount with respect to the first Payment Date during a Series 2010-3 Controlled Amortization Period that has commenced because of a Change in Control Non-Consent Event which occurred during the same month as and prior to such first Payment Date shall equal zero, and (y) on the Series 2010-3 Expected Final Payment Date, the Series 2010-3 Controlled Amortization Amount shall equal the Series 2010-3 Invested Amount.

“Series 2010-3 Controlled Amortization Period” means the period (a) commencing on the Business Day immediately following the earlier of (i) a Change in Control Non-Consent Event and (ii) the Series 2010-3 Expiration Date and (b) ending on the earliest to occur of (i) the third Payment Date following the commencement of the Series 2010-3 Controlled Amortization Period (or, solely if the Series 2010-3 Controlled Amortization Period has commenced because of a Change in Control Non-Consent Event, which occurred prior to a Payment Date in any month, the fourth Payment Date following the commencement of such Series 2010-3 Controlled Amortization Period), (ii) the date on which the Series 2010-3 Notes are paid in full, (iii) the termination of the Base Indenture in accordance with its terms and (iv) the commencement of the Series 2010-3 Rapid Amortization Period; provided, that the Series 2010-3 Controlled Amortization Period shall be deemed not to commence or be continuing at any time that the Series 2010-3 Rapid Amortization Period has commenced and is continuing.

“Series 2010-3 Controlled Distribution Amount Deficiency” has the meaning specified in Section 4.10(a)(i) of this Supplement.

“Series 2010-3 CP Tranche” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Series 2010-3 Daily/30 Day Tranche” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Series 2010-3 Deposit Date” has the meaning specified in Section 4.7 of this Supplement.

“Series 2010-3 Distribution Account” has the meaning specified in Section 4.12(a) of this Supplement.

“Series 2010-3 Distribution Account Collateral” has the meaning specified in Section 4.12(d) of this Supplement.

“Series 2010-3 Enhancement Amount” means, as of any date of determination, the sum, without duplication, of (a) the Series 2010-3 Available Subordinated Amount as of such date, plus (b) the Series 2010-3 Letter of Credit Amount, if any, as of such date, plus (c) the Series 2010-3 Cash Liquidity Amount, if any, as of such date.

“Series 2010-3 Enhancement Deficiency” means, with respect to any date of determination, the amount, if any, by which the Series 2010-3 Enhancement Amount is less than the Series 2010-3 Minimum Enhancement Amount for such day.

“Series 2010-3 Eurodollar Rate Tranche” has the meaning specified in the Series 2010-3 Note Purchase Agreement.

“Series 2010-3 Excess Funding Account” has the meaning specified in Section 4.6(a) of this Supplement.

“Series 2010-3 Expected Final Payment Date” means the third Payment Date following the Series 2010-3 Expiration Date.

“Series 2010-3 Expiration Date” means the Payment Date occurring in September 2013, or, if and to the extent extended or modified from time to time in accordance with the Series 2010-3 Note Purchase Agreement, the “Expiration Date”, as such term is defined in the Series 2010-3 Note Purchase Agreement.

“Series 2010-3 Final Maturity Date” means, with respect to the Series 2010-3 Notes, the seventh Payment Date following the Series 2010-3 Expected Final Payment Date.

“Series 2010-3 Initial Invested Amount” means the aggregate initial principal amount of the Series 2010-3 Notes issued on the Series 2010-3 Original Closing Date, which was $0.

“Series 2010-3 Interest Amount” means, with respect to any Payment Date, the sum, without duplication, of (i) the Series 2010-3 Accrued Interest Amount with respect to such Payment Date, plus (ii) the amount due and payable to the Master Servicer on such Payment Date as set forth in Section 4.8(c)(i), plus (iii) the amount of all accrued and unpaid fees due and owing to the Back-Up Servicer under the Back-Up Servicing Agreement and the Back-Up Disposition Agent under the Back-Up Disposition Agent Agreement on such Payment Date, plus (iv) any other amount of interest, fees and expenses (including any taxes) or other Carrying Charges of the Issuer due and payable in respect of the Series 2010-3 Notes on such Payment Date.

“Series 2010-3 Interest Collections” means on any date of determination, all Collections in the Group VII Collection Account which represent Monthly Variable Rent, Monthly Finance Rent (if any) or the Availability Payment, in each case with respect to the Series 2010-3 Notes, accrued under any Lease related to Group VII Vehicles, plus the Series 2010-3 Invested Percentage of any amount earned on Permitted Investments in the Master Collateral Account that constitute Group VII Collateral, together with any amount earned on Permitted Investments in the Series 2010-3 Collection Account and which are available for distribution on such date.

“Series 2010-3 Interest Period” means a period from and including a Determination Date to but excluding the next succeeding Determination Date; provided, however, that the initial Series 2010-3 Interest Period shall be from and including the Series 2010-3 Original Closing Date to but excluding the initial Determination Date.

“Series 2010-3 Interest Rate Cap” means any interest rate cap entered into with a Qualified Interest Rate Cap Counterparty in accordance with the provisions of Section 4.20 of this Series Supplement.

“Series 2010-3 Interest Rate Cap Counterparty” means RCFC’s counterparty under a Series 2010-3 Interest Rate Cap.

“Series 2010-3 Interest Rate Cap Proceeds” means the amounts received by the Trustee from a Series 2010-3 Interest Rate Cap Counterparty from time to time in respect of a Series 2010-3 Interest Rate Cap (including amounts received from a guarantor and, to the extent provided in Section 4.20, from collateral).

 “Series 2010-3 Invested Amount” means, on any date of determination, an amount equal to (a) the Series 2010-3 Initial Invested Amount, minus (b) the amount of principal payments made to Series 2010-3 Noteholders and Decreases allocated to the Series 2010-3 Noteholders on or prior to such date, plus (c) all Increases allocated to the Series 2010-3 Noteholders on or prior to such date.

“Series 2010-3 Invested Percentage” means, on any date of determination:

(i)           when used with respect to Principal Collections during the Series 2010-3 Revolving Period, and when used with respect to Vehicle Disposition Losses, Lease Payment Losses, Vehicle Disposition Recoveries, Lease Payment Recoveries, cash on deposit in the Master Collateral Account and the Group VII Collection Account and other amounts at all times, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2010-3 Invested Amount and (y) the Series 2010-3 Available Subordinated Amount, in each case as of (1) on any day in a calendar month on or before the Determination Date in such month, the end of the second preceding Related Month and (2) on any day in a calendar month after the Determination Date in such month, the end of the immediately preceding Related Month, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of (1) on any day in a calendar month on or before the Determination Date in such month, the end of the second preceding Related Month and (2) on any day in a calendar month after the Determination Date in such month, the end of the immediately preceding Related Month, and (B) as of the same date as in clause (A), the sum of the numerators used to determine the Invested Percentages for allocations with respect to Principal Collections (for all Group VII Series of Notes including all classes of such Series of Notes); and

(ii)           when used with respect to Principal Collections during the Series 2010-3 Controlled Amortization Period and the Series 2010-3 Rapid Amortization Period, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of

(x) the Series 2010-3 Invested Amount and (y) the Series 2010-3 Available Subordinated Amount, in each case as of the end of the Series 2010-3 Revolving Period, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of (1) on any day in a calendar month on or before the Determination Date in such month, the end of the second preceding Related Month and (2) on any day in a calendar month after the Determination Date in such month, the end of the immediately preceding Related Month and (B) as of the same date as in clause (A), the sum of the numerators used to determine the Invested Percentages for allocations with respect to Principal Collections (for all Group VII Series of Notes including all classes of such Series of Notes).

“Series 2010-3 Lease Payment Losses” means, as of any Payment Date, an amount equal to the Series 2010-3 Invested Percentage (determined as of such date without giving effect to any payment of principal to be made on the Series 2010-3 Notes on such date) of Lease Payment Losses as of such date.

“Series 2010-3 Lease Payment Recoveries” means, as of any Payment Date, the Series 2010-3 Invested Percentage (determined as of such date without giving effect to any payment of principal to be made on the Series 2010-3 Notes on such date) of all Lease Payment Recoveries as of such date.

“Series 2010-3 Letter of Credit” means the irrevocable letter of credit dated as of March 15, 2011, issued by the Series 2010-3 Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2010-3 Noteholders pursuant to the Enhancement Letter of Credit Application and Agreement or any successor or replacement letter of credit meeting the requirements of this Supplement and the Master Lease.

“Series 2010-3 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the amount (i) available to be drawn on such date under the Series 2010-3 Letter of Credit, as specified therein or (ii) if the Series 2010-3 Cash Collateral Account has been established and funded pursuant to Section 4.17, the amount on deposit in the Series 2010-3 Cash Collateral Account on such date and (b) the outstanding principal amount of the Demand Note on such date.

“Series 2010-3 Letter of Credit Expiration Date” means the date a Series 2010-3 Letter of Credit expires as specified in the Series 2010-3 Letter of Credit, as such date may be extended in accordance with the terms of the Series 2010-3 Letter of Credit.

“Series 2010-3 Letter of Credit Liquidity Amount” means, as of any date of determination, the amount (a) available to be drawn on such date under the Series 2010-3 Letter of Credit, as specified therein or (b) if the Series 2010-3 Cash Collateral Account has been established and funded pursuant to Section 4.17, the amount on deposit in the Series 2010-3 Cash Collateral Account on such date.

“Series 2010-3 Letter of Credit Provider” means Deutsche Bank Trust Company Americas, a New York banking corporation, or such other Person providing a Series 2010-3 Letter of Credit in accordance with the terms of this Supplement and the Master Lease.

“Series 2010-3 Liquidity Amount” means, as of any date of determination, the sum of (a) the Series 2010-3 Cash Liquidity Amount on such date and (b) the Series 2010-3 Letter of Credit Liquidity Amount on such date.

“Series 2010-3 Majority Noteholders” means Series 2010-3 Noteholders holding more than 50% of the Aggregate Invested Amount of all Outstanding Series 2010-3 Notes (excluding for purposes of making the foregoing calculation any Notes held by DTAG or any Affiliate of DTAG, except for any Affiliate that is a bankruptcy remote, special purpose vehicle if such Affiliate has assigned all voting, consent and control rights associated with such Series 2010-3 Notes to Persons that are not Affiliates of DTAG).

“Series 2010-3 Maximum Invested Amount” has the meaning specified in Section 4A.1 of this Supplement.

“Series 2010-3 Minimum Available Subordinated Amount” means, with respect to any date of determination, an amount equal to (i) the Series 2010-3 Minimum Enhancement Amount, minus (ii) the sum of (x) the Series 2010-3 Letter of Credit Amount, if any, as of such date and (y) the Series 2010-3 Cash Liquidity Amount, if any, on such date.

“Series 2010-3 Minimum Enhancement Amount” means, with respect to the Series 2010-3 Notes on any date of determination, the product of (i) the Series 2010-3 Required Enhancement Percentage, times (ii) the excess, if any, of the Series 2010-3 Invested Amount over the product of (A) the aggregate amount of cash and Permitted Investments in the Group VII Collection Account, the Exchange Agreement Group VII Rights Value (to the extent of any value attributable to amounts on deposit in an Escrow Account) and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of the holders of the Group VII Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement, such cash and Permitted Investments in the Master Collateral Account as of such date, in each case to the extent such cash and Permitted Investments constitute Group VII Collateral, times (B) the Series 2010-3 Invested Percentage as of such date.

“Series 2010-3 Minimum Letter of Credit Amount” means, with respect to any date of determination, the greater of (i) zero and (ii) an amount equal to (x) the Series 2010-3 Minimum Enhancement Amount on such date, minus (y) the sum of (1) the Series 2010-3 Available Subordinated Amount on such date and (2) the Series 2010-3 Cash Liquidity Amount, if any, on such date.

“Series 2010-3 Minimum Liquidity Amount” means, as of any date of determination, an amount equal to 6.00% of the Series 2010-3 Invested Amount as of such date.

“Series 2010-3 Minimum Subordinated Amount” means, with respect to any date of determination, the greater of (a) 2.25% of the Series 2010-3 Invested Amount on such date and (b) an amount equal to (i) the Series 2010-3 Minimum Enhancement Amount on such date, minus (ii) the sum of (x) the Series 2010-3 Letter of Credit Amount, if any, as of such date and (y) the Series 2010-3 Cash Liquidity Amount, if any, on such date.

 “Series 2010-3 Monthly Interest Shortfall” means, as of any Payment Date, the excess, if any, of (i) the Series 2010-3 Interest Amount for such date, over (ii) the amount withdrawn from the Series 2010-3 Accrued Interest Account and deposited in the Series 2010-3 Distribution Account or otherwise payable as a part of the Series 2010-3 Interest Amount on such Payment Date pursuant to Section 4.8 of this Supplement.

“Series 2010-3 Monthly Servicing Fee” means the Series 2010-3 Invested Percentage of the Group VII Monthly Servicing Fee.

 “Series 2010-3 Monthly Supplemental Servicing Fee” means the Series 2010-3 Invested Percentage of the Group VII Supplemental Servicing Fee.

“Series 2010-3 Noteholders” means, collectively, the registered Holders of the Series 2010-3 Notes.

“Series 2010-3 Note Purchase Agreement” means the Amended and Restated Note Purchase Agreement, dated as of September 29, 2011, among RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent, pursuant to which the Note Purchasers agree to purchase the Series 2010-3 Notes from RCFC and from time to time fund Increases in respect of the Series 2010-3 Invested Amount of such Series 2010-3 Notes, subject to the terms and conditions set forth therein, or any successor agreement to such effect among RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent, in any case as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Series 2010-3 Note Rate” means, for a Series 2010-3 Interest Period and for each Series 2010-3 Note, the rate, expressed as a percentage, resulting from (a) the aggregate of the Daily Interest Amounts with respect to such Series 2010-3 Note for each day in such Series 2010-3 Interest Period, divided by (b) the portion of the Series 2010-3 Invested Amount represented by the weighted average outstanding principal amount of such Series 2010-3 Notes during such Series 2010-3 Interest Period; provided that the Series 2010-3 Note Rate shall in no event be higher than the maximum rate permitted by applicable law.

“Series 2010-3 Notes” means any one of the Rental Car Asset Backed Variable Funding Notes, Series 2010-3, executed by RCFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A attached hereto.

“Series 2010-3 Original Closing Date” means October 28, 2010.

“Series 2010-3 Principal Allocation” has the meaning specified in Section 4.7(a)(i)(B) of this Supplement.

“Series 2010-3 Rapid Amortization Period” means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2010-3 Notes and ending upon the earlier to occur of (i) the date on which the Series 2010-3 Notes are paid in full and (ii) the termination of the Indenture in accordance with its terms.

“Series 2010-3 Required Enhancement Percentage” means, with respect to any date of determination, the greater of (a) a percentage equal to (i) 100% minus (ii) an amount equal to (x) the Market Value Adjustment Percentage as of the most recent Determination Date (or such date if such date is a Determination Date) minus (y) 45% and (b) 45%.

 “Series 2010-3 Required Noteholders” means Series 2010-3 Noteholders holding at least 66 2/3% of the Aggregate Invested Amount of all Outstanding Series 2010-3 Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG, except for any Affiliate that is a bankruptcy remote, special purpose vehicle if such Affiliate has assigned all voting, consent and control rights associated with such Series 2010-3 Notes to Persons that are not Affiliates of DTAG).

“Series 2010-3 Restatement Closing Date” means September 29, 2011.

“Series 2010-3 Revolving Period” means, with respect to the Series 2010-3 Notes, the period from and including the Series 2010-3 Original Closing Date to the earlier of (i) the commencement of the Series 2010-3 Controlled Amortization Period and (ii) the commencement (if any) of the Series 2010-3 Rapid Amortization Period.

“Series 2010-3 Tranche Period” means a CP Tranche Period, a Eurodollar Tranche Period, a Base Tranche Period, or a Daily/30 Day LIBOR Rate Tranche Period, as applicable.

“Servicer” means DTG Operations or any Additional Lessee, as applicable, in its capacity as a servicer under the Master Lease and any successor servicer thereunder.

“Servicer Acceleration Default” means, (i) prior to a Specified Change in Control Transaction, an acceleration by the lenders under the Credit Agreement of all amounts owing under the Credit Agreement or (ii) after a Specified Change in Control Transaction, a Specified Change in Control Counterparty Cross-Acceleration Event.

“Servicer Default” has the meaning specified in Section 17.7 of the Master Lease.

“Servicer Event of Default” means (i) a Servicer Financial Covenant Event of Default, (ii) a Servicer Judgment Event of Default, or (iii) after a Specified Change in Control Transaction, a breach by a Specified Change in Control Counterparty or any of its affiliates (which may include DTAG) of any Specified Change in Control Counterparty Financial Covenant.

“Servicer Financial Covenant Event of Default” means, at any time prior to a Specified Change in Control Transaction, the breach of any covenant applicable at such time to the Master Servicer under the Credit Agreement or any replacement or successor credit facility of the Master Servicer to the extent such covenant requires compliance by the Master Servicer with an interest coverage ratio, a fixed charge coverage ratio, a leverage ratio or a minimum EBITDA level or with any other financial measure or ratio intended to test the financial or credit performance of the Master Servicer or the Master Servicer and its consolidated subsidiaries.  For the avoidance of doubt, the Servicer Interest Coverage Ratio Event of Default and the Servicer Leverage Coverage Ratio Event of Default constitute Servicer Financial Covenant Events of Default as of the Series 2010-3 Restatement Closing Date and for so long as the same remain applicable under the Credit Agreement or any such successor credit facility.

RCFC agrees to notify each Managing Agent in the event that (i) the Interest Coverage Ratio or the Leverage Coverage Ratio is no longer applicable under the Credit Agreement or any successor credit facility or (ii) any other financial covenant becomes applicable hereunder pursuant to the Credit Agreement or any such successor credit facility.

“Servicer Interest Coverage Ratio Event of Default” means that, at any time prior to a Specified Change in Control Transaction, the Interest Coverage Ratio of the Master Servicer and its Subsidiaries is less than 2.00 to 1.00 for any period of four consecutive Fiscal Quarters of the Master Servicer.

“Servicer Judgment Event of Default” means that any judgment or order for the payment of money in excess of $10,000,000 (to the extent not covered by insurance provided by a carrier that has not disputed coverage) shall be rendered against the Master Servicer or any of its Subsidiaries and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (b) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

“Servicer Leverage Coverage Ratio Event of Default” means that, at any time prior to a Specified Change in Control Transaction, the Leverage Ratio of the Master Servicer and its Subsidiaries is greater than 2.25 to 1.00.

“Servicing Transfer Date” with respect to the Group VII Series of Notes, has the meaning specified in Section 3.01 of the Back-Up Servicing Agreement.

“Specified Change in Control Counterparty” means (i) Hertz Global Holdings, Inc. and/or any of its wholly owned Subsidiaries, or (ii) Avis Budget Group, Inc. and/or any of its wholly owned Subsidiaries.

“Specified Change in Control Counterparty Cross-Acceleration Event” means any acceleration by the lenders of all amounts owing under a financing agreement of a Specified Change in Control Counterparty or any of its affiliates (which may include DTAG) that the Issuer and the Series 2010-3 Majority Noteholders have, pursuant to Section 8.11, agreed shall constitute a “Specified Change in Control Counterparty Cross-Acceleration Event”.

“Specified Change in Control Counterparty Financial Covenant” means any financial covenant applicable to a Specified Change in Control Counterparty or any of its affiliates (which may include DTAG) that the Issuer and the Series 2010-3 Majority Noteholders have, pursuant to Section 8.11, agreed shall constitute a “Specified Change in Control Counterparty Financial Covenant”.

“Specified Change in Control Transaction” means the consummation of any merger, acquisition or business combination transaction between DTAG and a Specified Change in Control Counterparty that results in a Change in Control.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Subaru” means Subaru of America, Inc., a New Jersey corporation, and its Successors and Assigns.

“Sublease” means a standardized lease agreement, for the leasing of Vehicles, between a Lessee, as lessor, and an Eligible Franchisee, as lessee.

 “Substitute Group VII Exchanged Vehicle Proceeds” means funds in the amount of the Net Book Value of Group VII Exchanged Vehicles, transferred by RCFC, at the direction of the Master Servicer, from (i) the Substitute Group VII Exchanged Vehicle Proceeds Amount, (ii) the Retained Distribution Account or (iii) RCFC’s capital, and deposited into the Group VII Collection Account to be treated as Disposition Proceeds of such Group VII Exchanged Vehicles.

“Substitute Group VII Exchanged Vehicle Proceeds Amount” means, at any time, funds, if any, set aside by RCFC in the designated Excess Funding Account in respect of Group VII Exchanged Vehicles for use as Substitute Group VII Exchanged Vehicle Proceeds.

“Successors and Assigns” means, with respect to any Manufacturer, such Manufacturer’s successors and assigns by merger, sale or other transfer (including a sale pursuant to section 363 of the Bankruptcy Code), reorganization (including a reorganization under chapter 11 of the Bankruptcy Code) or restructuring or otherwise; provided that with respect to any Manufacturer, the Master Servicer shall provide the Trustee and Master Collateral Agent with written notice when a successor or assign shall be deemed to be the Successor and Assign of such Manufacturer and, upon the written consent of each Managing Agent (such consent not to be unreasonably withheld, delayed or conditioned), such Successor and Assign shall be deemed to be such Manufacturer for all purposes under this Supplement and the other Related Documents (including, for the avoidance of doubt, being deemed to be the Manufacturer of all vehicles manufactured by the predecessor or assignor prior to such notice); provided that, for the avoidance of doubt, a successor or assign of a Manufacturer shall not be a Successor and Assign of such Manufacturer absent such designation by the Master Servicer and such written consent of each Managing Agent.

“Supplemental Documents” has the meaning specified in Section 2.1 of the Master Lease.

“Surety Bond” means any instrument pursuant to which the issuer thereof agrees to pay on behalf of DTAG or any of its Subsidiaries an amount then due and payable by DTAG or such Subsidiary to another Person (including an insurer of DTAG or such Subsidiary).

“Suzuki” means American Suzuki Motor Corporation, a California corporation, and its Successors and Assigns.

“Term” has the meaning specified in Section 3.2 of the Master Lease.

“Termination Demand” means a demand for a LOC Termination Disbursement under the Series 2010-3 Letter of Credit pursuant to a Certificate of Termination Demand.

“Termination Payment” has the meaning specified in Section 12.3 of the Master Lease.

“Thrifty” means Thrifty Rent-A-Car System, Inc., an Oklahoma corporation.

“Toyota” means Toyota Motor Sales, U.S.A., Inc., a California corporation, and its Successors and Assigns.

“Unused Exchange Proceeds” means the Exchange Proceeds that are not used to acquire Group VII Replacement Vehicles and which are transferred from an Escrow Account to the Master Collateral Account for the account of RCFC in accordance with the terms of the Exchange Agreement.

“U.S. Dollar” or “Dollar” means the lawful currency of the United States of America.

“Vehicle Acquisition Schedule” has the meaning specified in Section 2.1 of the Master Lease.

“Vehicle Disposition Losses” means any of the following and, with respect to any Related Month, the sum (without duplication) of the following, in each case, with respect to Acquired Vehicles leased under the Master Lease:  (i) all Manufacturer Late Payment Losses, Manufacturer Event of Default Losses and Purchaser Late Payment Losses for such Related Month, plus (ii) with respect to Disposition Proceeds received during the Related Month from the sale or other disposition of Acquired Vehicles (other than pursuant to a Vehicle Disposition Program), the excess, if any, of (x) the Net Book Values of such Acquired Vehicles calculated on the dates of the respective sales or final dispositions thereof, over (y) (1) the aggregate amount of such Disposition Proceeds received during the Related Month in respect of such Acquired Vehicles by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) plus (2) any Termination Payments that have accrued with respect to such Acquired Vehicles, plus (iii) the amount of any Disposition Proceeds received previously and constituting a voidable preference pursuant to the Bankruptcy Code that were reclaimed, rescinded or otherwise returned during such Related Month.

“Vehicle Disposition Recoveries” means, with respect to any Related Month, the sum (without duplication) of (i) all amounts received by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group VII Collection Account or the Master Collateral Account, in respect of Group VII Master Collateral) from any Person during such Related Month in respect of amounts that had previously been treated as Vehicle Disposition Losses (but excluding for the avoidance of doubt any amounts drawn under the Series 2010-3 Letter of Credit or withdrawn from the Series 2010-3 Excess Funding Account and any similar amounts applicable with respect to any other Group VII Series of Notes), plus (ii) the excess, if any, of (x) the aggregate amount of Disposition Proceeds received during such Related Month by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group VII Collection Account or the Master Collateral Account in respect of Group VII Master Collateral) resulting from the sale or other final disposition of Acquired Vehicles that are Group VII Vehicles

(other than pursuant to Vehicle Disposition Programs), plus any Termination Payments that have accrued with respect to such Acquired Vehicles that are Group VII Vehicles, over (y) the Net Book Values of such Acquired Vehicles that are Group VII Vehicles, calculated on the dates of the respective sales or dispositions thereof.

“Vehicle Funding Date” has the meaning specified in Section 3.1 of the Master Lease.

“Vehicle Lease Commencement Date” has the meaning specified in Section 3.1 of the Master Lease.

“Vehicle Lease Expiration Date” means, with respect to each Group VII Vehicle, the earliest of (i) the Disposition Date for such Group VII Vehicle, (ii) if such Group VII Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) from any of the Lessees in accordance with the Master Lease, and (iii) the Maximum Vehicle Lease Term for such Vehicle under the Operating Lease or the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of Annex A or Annex B to the Master Lease, as applicable.

“Vehicle Order” has the meaning specified in Section 2.1 of the Master Lease.

“Vehicle Term” has the meaning specified in Section 3.1 of the Master Lease.

“VIN” has the meaning specified in Section 18 of the Master Lease.

“Volkswagen” means Volkswagen of America, Inc., a Michigan corporation, and its Successors and Assigns.

“Voluntary Decrease” has the meaning specified in Section 4A.3(b) of this Supplement.

“Voting Stock” means, with respect to any Person, Capital Stock in respect of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time the Capital Stock of any other class or classes shall have or might have voting power by reason of the occurrence of any contingency).

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary all the Capital Stock (other than directors’ qualifying shares that are required under applicable law) of which is owned by such Person or another Wholly Owned Subsidiary of such Person.

ARTICLE 3
GRANT OF RIGHTS UNDER THE MASTER LEASE

Section 3.1 Grant of Security Interest.

(a) To secure the RCFC Obligations and to secure compliance with the provisions of the Base Indenture and this Supplement (in each case, notwithstanding anything to the contrary in any Related Document, solely with respect to the Group VII Series of Notes), RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Holders of any of the Group VII Series of Notes (the “Group VII Noteholders”), and hereby grants to the Trustee, for the benefit of the Group VII Noteholders, a first priority security interest in all of RCFC’s right, title and interest in and to all of the following assets, property and interest in property of RCFC, whether now owned or hereafter acquired or created, as it relates to the Master Lease, as that term is defined in this Supplement (all of the following being referred to as the “Master Lease Collateral”):

(i) the rights of RCFC under the Master Lease and any other agreements relating to the Group VII Vehicles to which RCFC is a party other than the Vehicle Disposition Programs, the Back-Up Disposition Agent Agreement (to the extent relating to the Group VII Series of Notes), the Back-Up Servicing Agreement (to the extent relating to the Group VII Series of Notes) and any Group VII Vehicle insurance agreements (collectively, the “RCFC Agreements”), including, without limitation, all monies due and to become due to RCFC from the Lessees under or in connection with the RCFC Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the RCFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of RCFC against any other party under or with respect to the RCFC Agreements (whether arising pursuant to the terms of such RCFC Agreements or otherwise available to RCFC at law or in equity), including the right to enforce any of the RCFC Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the RCFC Agreements or the obligations of any party thereunder;

(ii) the Group VII Assignment of Exchange Agreement;

(iii) any Unused Exchange Proceeds; and

(iv) all proceeds, products, offspring, rents or profits of any and all of the foregoing including, without limitation, payments under insurance except as excluded in clause (i) above (whether or not the Trustee is the loss payee thereof), and cash.

(b) To further secure the RCFC Obligations with respect to the Series 2010-3 Notes (and, notwithstanding anything to the contrary in any Related Document, not to secure any other Series of Notes), RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee for the benefit of the Series 2010-3 Noteholders (but not any other Series of Notes), and hereby grants to the Trustee for the benefit of the Series 2010-3 Noteholders, a security interest in all of RCFC’s right, title and interest in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

(i) the Series 2010-3 Letter of Credit;

(ii) (A) any Series 2010-3 Cash Collateral Account; (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of any such Series 2010-3 Cash Collateral Account or the funds on deposit therein from time to time; and (D) all investments made at any time and from time to time with moneys in any such Series 2010-3 Cash Collateral Account;

(iii) the Series 2010-3 Distribution Account Collateral;

(iv) the Demand Note;

(v) all of RCFC’s right, title and interest in the Series 2010-3 Interest Rate Caps and all proceeds thereof; and

(vi) all proceeds of any and all of the foregoing, including, without limitation, cash.

(c) The Trustee, as trustee on behalf of the Group VII Noteholders and the Series 2010-3 Noteholders, acknowledges the foregoing grant, accepts the trusts under this Supplement in accordance with the provisions of the Base Indenture and this Supplement and agrees to perform its duties required in this Supplement to the best of its abilities to the end that the interests of the Group VII Noteholders and the Series 2010-3 Noteholders, as the case may be, may be adequately and effectively protected.  The Master Lease Collateral shall secure the Group VII Series of Notes equally and ratably without prejudice, priority (except as otherwise stated in this Supplement) or distinction.

(d) Notwithstanding anything to the contrary in this Supplement or the Related Documents, the Master Lease Collateral shall not include, and RCFC does not hereby pledge, assign, convey, deliver, transfer or set over to the Trustee or any of the Group VII Noteholders, any security interest, lien or other encumbrance in any Exchange Proceeds or any account or other arrangement for holding or investing any Exchange Proceeds until such time as RCFC is permitted to do so consistent with the limitations on the rights of a party to receive, pledge, borrow, or otherwise obtain the benefits of money or other property set forth in the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(6).

(e) Notwithstanding anything to the contrary in this Supplement or the Related Documents, the Master Lease Collateral shall not include the Retained Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Retained Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the funds on deposit in the Retained Distribution Account (including the income thereon).

ARTICLE 4A
INITIAL ISSUANCE AND INCREASES AND DECREASES OF
SERIES 2010-3 INVESTED AMOUNT OF SERIES 2010-3 NOTES

Section 4A.1  Issuance in Definitive Form; Series 2010-3 Maximum Invested Amount.  Pursuant to Section 2.19 of the Base Indenture, upon request by the Note Purchasers, the Issuer consented to the issuance of the Series 2010-3 Notes in the form of Definitive Notes pursuant to the Original Series 2010-3 Supplement.

The Series 2010-3 Notes were initially sold to the Note Purchasers in reliance on an exemption from the registration requirements of the Securities Act, and were issued in the form of one or more Definitive Notes, in fully registered form without interest coupons, substantially in the form attached to the Original Series 2010-3 Supplement as Exhibit A thereto, with such legends as may be applicable thereto, registered in the name of the Note Purchasers and duly executed by the Issuer and authenticated by the Trustee as provided in Section 2.4 of the Base Indenture, in an aggregate stated principal amount of up to $450,000,000.  The maximum aggregate stated principal amount of the Series 2010-3 Notes is hereby increased to $600,000,000, as such amount may be increased or decreased in accordance with Section 2.03 of the Series 2010-3 Note Purchase Agreement (the “Series 2010-3 Maximum Invested Amount”).  The aggregate Series 2010-3 Invested Amount outstanding at any time may not exceed such amount as in effect at such time.

Section 4A.2  Procedure for Increasing the Series 2010-3 Invested Amount.

(a)           Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 4A.2 (as evidenced by an Officer’s Certificate of the Issuer delivered to the Trustee), on each Increase Date during the Series 2010-3 Revolving Period, the Issuer may increase the Series 2010-3 Invested Amount (each such increase referred to as an “Increase”) in the manner provided in the Series 2010-3 Note Purchase Agreement (provided that the Issuer shall provide to the Trustee any notice in respect of such Increase as and when required to be delivered to the Managing Agents under the Series 2010-3 Note Purchase Agreement) in amounts that satisfy the following requirements:  (i) the Series 2010-3 Enhancement Amount shall at least equal the Series 2010-3 Minimum Enhancement Amount after giving effect to such Increase in the Series 2010-3 Invested Amount and the application of the proceeds thereof (including to leasing Group VII Vehicles); and (ii) no Asset Amount Deficiency will result from such Increase (after giving effect to the application of the proceeds thereof).  Satisfaction of the above conditions shall be evidenced by the delivery of a certificate of the Issuer described below in subsection (b) hereof.  Proceeds from any Increase shall be deposited into the Series 2010-3 Collection Account and allocated in accordance with Article 4 hereof.  Upon each Increase, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Increase.  The Increase in the Series 2010-3 Invested Amount shall be allocated pro rata (based on the unfunded amounts of the Note Purchasers’ respective Group Funding Limits (as defined in the Series 2010-3 Note Purchase Agreement)) among the Outstanding Series 2010-3 Notes.

(b)           The Series 2010-3 Invested Amount may be increased pursuant to subsection (a) above only upon satisfaction of each of the following conditions (as evidenced by an Officer’s Certificate delivered by the Issuer to the Trustee) with respect to each proposed Increase:

(i)           the amount of such Increase shall be in compliance with the requirements of the Series 2010-3 Note Purchase Agreement;

(ii)           after giving effect to such Increase, the Series 2010-3 Invested Amount shall not exceed the Series 2010-3 Maximum Invested Amount;

(iii)           there shall not then exist, nor shall such Increase result in the occurrence with respect to any Group VII Series of Notes of, (x) an Amortization Event, a Liquidation Event of Default or a Limited Liquidation Event of Default, or (y) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event, a Liquidation Event of Default or a Limited Liquidation Event of Default;

(iv)           all conditions precedent (1) to the acquisition of additional Group VII Vehicles under the Master Lease and (2) to the making of the related Advances (as defined in the Series 2010-3 Note Purchase Agreement) under the Series 2010-3 Note Purchase Agreement shall have, in each case, been satisfied;

(v)           the Issuer or, with respect to Financed Vehicles, the applicable Lessee, as the case may be, shall have good and marketable title to each Group VII Vehicle purchased thereby with the proceeds from the sale of and of Increases in the Series 2010-3 Notes, free and clear of all Liens and encumbrances, other than any Permitted Liens;

(vi)           each Lessee shall have granted to the Master Collateral Agent, for the benefit of the Trustee, and RCFC shall have granted to the Master Collateral Agent, for the benefit of the Trustee, in each case on behalf of the Series 2010-3 Noteholders, a security interest in all Group VII Vehicles now or hereafter purchased or financed by the Issuer with the proceeds from the sale of and Increases in the Series 2010-3 Notes or with any contributions of capital made by DTAG in favor of the Issuer to the extent allocable to the Series 2010-3 Notes;

(vii)           the Issuer shall have granted to the Trustee a first priority security interest in its right, title and interest in and to the Master Lease and the Master Lease Collateral;

(viii)           on or prior to the Series 2010-3 Original Closing Date (or thereafter in accordance with the terms hereof), the Trustee shall have received executed counterparts of the Assignment Agreements related to the assignment of rights under each Eligible Vehicle Disposition Program, duly executed by the applicable Lessee and/or the Issuer, as assignor, and the Trustee, as assignee;

(ix)           the Trustee shall have received a copy of each Eligible Vehicle Disposition Program under which Program Vehicles will be or have been purchased and are proposed to be included in the Aggregate Asset Amount and an Officer’s Certificate, dated the Series 2010-3 Original Closing Date (or such later date on which such Vehicle Disposition Program became an Eligible Vehicle Disposition Program), and duly executed by an Authorized Officer of the Issuer, certifying that each such copy is true, correct and complete as of the Series 2010-3 Original Closing Date or such later date, as the case may be;

(x)           notice of such Increase shall have been delivered in accordance Section 4A.2(a);

(xi)           no more than four Increases shall occur during any calendar month;

(xii)           all representations and warranties set forth in Article 6 of the Base Indenture and in Section 23 of the Master Lease shall be true and correct with the same effect as if made on and as of the date of such Increase (except to the extent such representations relate to an earlier date); and

(xiii)           with respect to each Increase, the Master Servicer shall have calculated the Series 2010-3 Available Subordinated Amount and the Series 2010-3 Enhancement Amount.

Section 4A.3  Decreases.

(a)           Mandatory Decreases.  Whenever (a) the Series 2010-3 Enhancement Amount is less than the Series 2010-3 Minimum Enhancement Amount or (b) there exists an Asset Amount Deficiency, then, on the Payment Date immediately following discovery by the Issuer or the Master Servicer of any such deficiency, the Issuer shall decrease the Series 2010-3 Invested Amount by the amount (if any) necessary, so that after giving effect to any increases in the Series 2010-3 Enhancement Amount or the Aggregate Asset Amount on or prior to such Payment Date and to all Decreases of the Series 2010-3 Invested Amount on or prior to such Payment Date, no such deficiency described in either clause (a) or clause (b) shall exist on such Payment Date (each reduction of the Series 2010-3 Invested Amount pursuant to this Section 4A.3(a), a “Mandatory Decrease”).  Upon such discovery, the Issuer shall deliver notice of any such Mandatory Decrease and the related Payment Date to the Trustee.

(b)           Voluntary Decreases.  Upon at least three (3) Business Days’ prior irrevocable notice to the Administrative Agent and the Trustee in writing the Issuer may voluntarily prepay all or a portion of the Series 2010-3 Invested Amount in accordance with the procedures set forth herein (each reduction of the Series 2010-3 Invested Amount pursuant to this Section 4A.3(b), a “Voluntary Decrease”); provided, that all Voluntary Decreases pursuant to this Section 4A.3(b) shall be allocated such that the Series 2010-3 Enhancement Amount after giving effect to such Decrease is not less than the Series 2010-3 Minimum Enhancement Amount.  Each such Decrease shall be, in the aggregate for all Series 2010-3 Notes, in a minimum principal amount of $1,000,000 and increments of $100,000 in excess thereof (or, if less, in the amount of the then-outstanding Series 2010-3 Invested Amount).

(c)           Upon receipt by a Responsible Officer of the Trustee of written notice that a Decrease has been completed, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Decrease.  The amount of any Decrease shall not exceed the amount on deposit in the Series 2010-3 Collection Account and available for distribution to Series 2010-3 Noteholders in respect of principal on the Series 2010-3 Notes on the date specified in the related notice of Decrease referred to in clauses (a) and (b) above.

(d)           Any Decrease referred to in clauses (a) and (b) above shall be applied pro rata among the Outstanding Series 2010-3 Notes and in accordance with the provisions of Article 4.

Section 4A.4    Amendment and Restatement

(a) Subject to the conditions set forth in clause (b) below, each Outstanding Series 2010-3 Note shall be amended and restated on the Series 2010-3 Restatement Closing Date.

(b) The amendment and restatement of the Original Series 2010-3 Supplement shall be subject to satisfaction of each of the following conditions:

(i)
after giving effect to such amendment and restatement and the amendment and restatement, amendment or other modification of any other Related Documents contemplated to be so amended or modified in connection therewith, (A) the Applicable Pro Rata Share of each Ownership Group of the Series 2010-3 Invested Amount shall not exceed the Group Funding Limit for such Ownership Group and (B) the Series 2010-3 Invested Amount shall not exceed the Series 2010-3 Maximum Invested Amount;

(ii)
after giving effect to such amendment and restatement, no Series 2010-3 Enhancement Deficiency or Asset Amount Deficiency shall exist and the Series 2010-3 Liquidity Amount shall exceed the Series 2010-3 Minimum Liquidity Amount;

(iii)
no Amortization Event with respect to the Series 2010-3 Notes has occurred and is continuing and such amendment and restatement will not result in the occurrence of an Amortization Event or a Potential Amortization Event with respect to the Series 2010-3 Notes;

(iv)
all representations and warranties set forth in Article 6 of the Base Indenture shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations relate to an earlier date);

(v)	the conditions precedent set forth in Section 4.01 and Section 4.02 of the Series 2010-3 Note Purchase Agreement shall have been satisfied; and

(vi)	RCFC shall have acquired and shall be maintaining in force one or more Series 2010-3 Interest Rate Caps in accordance with Section 4.20 of this Supplement.

ARTICLE 4
ALLOCATION AND APPLICATION OF COLLECTIONS

Any provisions of Article 4 of the Base Indenture which allocate and apply Collections shall continue to apply irrespective of the issuance of the Series 2010-3 Notes.  Sections 4.1 through 4.5 of the Base Indenture shall be read in their entirety as provided in the Base Indenture, provided that for purposes of the Series 2010-3 Notes, clauses (c), (d) and (e) of Section 4.2 of the Base Indenture shall be modified as permitted by Section 11.1(f) of the Base Indenture and shall read as follows:

(c)           Right of Master Servicer to Deduct Amounts.  Notwithstanding anything in this Indenture to the contrary but subject to any limitations set forth in the Series 2010-3 Supplement, as long as

(x) the Master Servicer is DTAG or an Affiliate of DTAG and (y) the Retained Interest Amount equals or exceeds zero, the Master Servicer (i) may make or cause to be made deposits of Collections to the Group VII Collection Account net of any amounts which are allocable to the Retained Distribution Account or represent amounts due and owing to it in its capacity as Master Servicer and (ii) need not deposit or cause to be deposited any amounts to be paid to the Master Servicer pursuant to this Section 4.2 and such amounts will be deemed paid to the Master Servicer, as the case may be, pursuant to this Section 4.2.

(d)           Sharing Collections.  To the extent that Principal Collections that are allocated to the Series 2010-3 Notes on or before a Payment Date are not needed to make payments of principal to Series 2010-3 Noteholders or required to be deposited in the Series 2010-3 Distribution Account on such Payment Date, such Principal Collections may, at the written direction of the Master Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of other Group VII Series of Notes.  Any such reallocation will not result in a reduction of the Aggregate Principal Balance of the Series 2010-3 Notes or in the Series 2010-3 Invested Amount.

(e)           Unallocated Principal Collections.  If, after giving effect to Section 4.2(d), Principal Collections allocated to the Series 2010-3 Notes are in excess of the amount required to pay amounts due in respect of the Series 2010-3 Notes on the next succeeding Payment Date in full, then any such excess Principal Collections shall be allocated in accordance with Section 4.7(a)(i)(E) or 4.7(b)(i)(E) of the Series 2010-3 Supplement, if applicable, otherwise to the Retained Distribution Account (provided that no Series 2010-3 Enhancement Deficiency or Asset Amount Deficiency exists or would result from such allocation).

In addition, for purposes of Section 4.2(a) of the Base Indenture, the Master Servicer in its capacity as such under the Master Lease shall cause all Collections allocable to Group VII Collateral in accordance with the Indenture and the Master Collateral Agency Agreement, as applicable, to be paid directly into the Group VII Collection Account or the Master Collateral Account, as applicable.

Article 4 of the Base Indenture (except for Sections 4.1 through 4.5 thereof subject to the proviso in the first paragraphs of this Article 4 and the immediately preceding sentence) shall read in its entirety as follows and shall be applicable only to the Series 2010-3 Notes:

Section 4.6                      Establishment of Accounts.

(a)           The Trustee has created an administrative sub-account within the Collection Account for the benefit of Holders of Notes from a Group VII Series of Notes (such sub-account, the “Group VII Collection Account”).  In addition, the Trustee has created two administrative sub-accounts within the Group VII Collection Account.  One such sub-account has been established for the benefit of the Series 2010-3 Noteholders (such sub-account, the “Series 2010-3 Collection Account”).  The second sub-account has been established for the benefit of the Series 2010-3 Noteholders (such sub-account, the “Series 2010-3 Excess Funding Account”).  The Trustee has further divided the Series 2010-3 Excess Funding Account by creating an additional administrative sub-account for the benefit of the Series 2010-3 Noteholders (such sub-account, the “Series 2010-3 Cash Liquidity Account”).

Portions of funds on deposit in the Series 2010-3 Excess Funding Account may from time to time, be designated by RCFC as either (i) the Series 2010-3 Cash Liquidity Amount or (ii) all or a portion of the Substitute Group VII Exchanged Vehicle Proceeds Amount.  These designated amounts shall be available only for the purposes specified herein and shall not be otherwise generally available for withdrawal to be used for the same purposes as other funds in the Series 2010-3 Excess Funding Account.

(b)           The Trustee has further divided the Series 2010-3 Collection Account by creating an additional administrative sub-account for the benefit of the Series 2010-3 Noteholders (such sub-account, the “Series 2010-3 Accrued Interest Account”).

(c)           All Collections in respect of the Group VII Collateral and allocable to the Group VII Series of Notes shall be allocated to the Group VII Collection Account.  All Collections in the Group VII Collection Account allocable to the Series 2010-3 Notes and the Series 2010-3 Available Subordinated Amount shall be allocated to the Series 2010-3 Collection Account or the Series 2010-3 Excess Funding Account as provided below; provided, however, the Trustee shall also deposit all amounts required to be deposited in the Series 2010-3 Cash Liquidity Account as provided herein and such amounts on deposit in the Series 2010-3 Cash Liquidity Account shall only be available for application as provided in Sections 4.8(c) and 4.9, and shall not be available to be withdrawn in respect of amounts otherwise to be withdrawn from the Series 2010-3 Excess Funding Account pursuant to the Base Indenture, this Supplement or any other Series Supplement.

Section 4.7.   Allocations with Respect to the Series 2010-3 Notes.  All allocations in this Section 4.7 will be made in accordance with written direction of the Master Servicer.  On each Business Day on which Collections are deposited into the Group VII Collection Account (each such date, a “Series 2010-3 Deposit Date”), the Master Servicer will direct the Trustee in writing to allocate all amounts deposited into the Group VII Collection Account in accordance with the provisions of this Section 4.7:

(a)           Allocations During the Series 2010-3 Revolving Period.  During the Series 2010-3 Revolving Period, the Master Servicer will direct the Trustee to allocate, on each Series 2010-3 Deposit Date, all amounts deposited into the Group VII Collection Account as set forth and in the order provided below:

(i)           with respect to all Collections (including Vehicle Disposition Recoveries and Lease Payment Recoveries) and from Increases:

(A)           allocate to the Series 2010-3 Collection Account an amount equal to the sum of (1) the Series 2010-3 Interest Collections received on such day and (2) any Series 2010-3 Interest Rate Cap Proceeds received by the Trustee on such day.  All such amounts allocated to the Series 2010-3 Collection Account shall be further allocated to the Series 2010-3 Accrued Interest Account; provided, however, that if with respect to any Related Month the aggregate of all such amounts allocated to the Series 2010-3 Accrued Interest Account during such Related Month exceeds the Series 2010-3 Interest Amount on the Payment Date next succeeding such Related Month pursuant to Section 4.8, then the amount of such excess shall be allocated to the Series 2010-3 Excess Funding Account;

(B)           allocate an amount equal to the Series 2010-3 Invested Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such day (for any such day, such amount, the “Series 2010-3 Principal Allocation”) to the extent constituting Vehicle Disposition Recoveries and Lease Payment Recoveries to the Series 2010-3 Collection Account in an amount necessary, after taking into account the allocation of Interest Collections in (A) above, first, to replenish the Series 2010-3 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.14(b) and/or Section 4.15(b) hereof in respect of Series 2010-3 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this Section 4.7(a)(i), and second, to replenish the Series 2010-3 Available Subordinated Amount (by deposit into the Series 2010-3 Excess Funding Account for further application as permitted under this Supplement) to the extent that the Series 2010-3 Available Subordinated Amount has theretofore been reduced as a result of any Vehicle Disposition Losses or Lease Payment Losses previously allocated thereto pursuant to Section 4.7(a)(ii) or (iii) below and not replenished pursuant to this Section 4.7(a)(i);

(C)           to the extent a Mandatory Decrease is required on the next succeeding Payment Date under Section 4A.3(a) of this Supplement, allocate to the Series 2010-3 Distribution Account for the payment of the Series 2010-3 Invested Amount, an amount equal to the lesser of (i) the sum of (A) any remaining (after making the allocations in (B) above) Principal Collections constituting the Series 2010-3 Principal Allocation on such day, plus (B) any other funds on deposit in the Series 2010-3 Collection Account (excluding any Interest Collections but including proceeds from any Increase) and the Series 2010-3 Excess Funding Account in excess of the Series 2010-3 Cash Liquidity Amount, if any, and the Substitute Group VII Exchange Vehicle Proceeds Amount, if any, and (ii) the amount, as stated in such Master Servicer’s direction, necessary for such Mandatory Decrease;

(D)           allocate to the Series 2010-3 Distribution Account the amount, as stated in such Master Servicer’s direction, of any Voluntary Decreases in the Series 2010-3 Invested Amount to be made on or after such Series 2010-3 Deposit Date (as specified in the related notice of such Voluntary Decrease) in accordance with Section 4A.3(b) of this Supplement;

(E)           allocate to the Series 2010-3 Excess Funding Account an amount equal to the sum of (1) the Series 2010-3 Principal Allocation remaining after the allocations in clauses (B), (C) and (D) above, plus (2) the proceeds from any Increase remaining after the allocations in clause (C) above; and

(F)           allocate to the Retained Distribution Account an amount equal to (x) the Retained Interest Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such date, minus (y) any amounts, other than Servicing Fees, that have been withheld by the Master Servicer pursuant to Section 4.2(c) of the Base Indenture to the extent such amounts withheld under Section 4.2(c) of the Base Indenture represent all or part of the Retained Interest Amount;

(ii)           with respect to all Vehicle Disposition Losses:

(A)           allocate an amount equal to the Series 2010-3 Invested Percentage (as of such day) of the aggregate amount of Vehicle Disposition Losses on such day, first, to reduce the Series 2010-3 Available Subordinated Amount, until the Series 2010-3 Available Subordinated Amount has been reduced to zero and; second, allocate the remaining portion of the Series 2010-3 Invested Percentage of such Vehicle Disposition Losses to making a claim under the Demand Note pursuant to Section 4.15 hereof until such claim would reduce the Demand Note to zero; and

(B)           allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Vehicle Disposition Losses on such day, which amount shall reduce the Retained Interest Amount.

(iii)           with respect to all Lease Payment Losses:

(A)           allocate an amount equal to the Series 2010-3 Invested Percentage (as of such day) of the aggregate amount of Lease Payment Losses on such day, first, to reduce the Series 2010-3 Available Subordinated Amount until the Series 2010-3 Available Subordinated Amount has been reduced to zero and; second, allocate the remaining portion of the Series 2010-3 Invested Percentage of such Lease Payment Losses to making a drawing under the Series 2010-3 Letter of Credit pursuant to Section 4.14(b) hereof (except during any Insolvency Period or Liquidation Period to the extent that such remaining Lease Payment Losses relate to unpaid Monthly Base Rent or Casualty Payments any such allocation and drawing shall be limited to the Permitted Principal Draw Amount) until such drawing would reduce the Series 2010-3 Letter of Credit Liquidity Amount to zero; and

(B)           allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Lease Payment Losses on such day, which amount shall reduce the Retained Interest Amount.

(b)           Allocations During the Series 2010-3 Controlled Amortization Period.  During the Series 2010-3 Controlled Amortization Period, the Master Servicer will direct the Trustee to allocate, on each Series 2010-3 Deposit Date, all amounts deposited into the Group VII Collection Account as set forth and in the order provided below:

(i)           with respect to all Collections (including Vehicle Disposition Recoveries and Lease Payment Recoveries):

(A)           allocate to the Series 2010-3 Collection Account an amount determined in the manner set forth in Section 4.7(a)(i)(A) above for such day, which amount shall be deposited in the Series 2010-3 Accrued Interest Account and, as and to the extent provided in Section 4.7(a)(i)(A) above, allocated to the Series 2010-3 Excess Funding Account;

(B)           allocate to the Series 2010-3 Collection Account out of the Series 2010-3 Principal Allocation to the extent constituting Vehicle Disposition Recoveries and Lease Payment Recoveries, an amount necessary first, to replenish the Series 2010-3 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.14(b) and/or Section 4.15(b) hereof in respect of Series 2010-3 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this Section 4.7(b)(i) or Section 4.7(a)(i) above, and second, to replenish the Series 2010-3 Available Subordinated Amount (by deposit into the Series 2010-3 Excess Funding Account for further application as permitted under this Supplement) to the extent that the Series 2010-3 Available Subordinated Amount has theretofore been reduced as a result of any Vehicle Disposition Losses or Lease Payment Losses previously allocated thereto pursuant to Section 4.7(b)(ii) or (iii) below or Section 4.7(a)(ii) or (iii) above and not replenished pursuant to this Section 4.7(b)(i) or Section 4.7(a)(i) above;

(C)           allocate to the Series 2010-3 Distribution Account an amount determined in the manner set forth in Section 4.7(a)(i)(C) above for such day;

(D)           allocate to the Series 2010-3 Distribution Account an amount determined in the manner set forth in Section 4.7(a)(i)(D) above for such day;

(E)           allocate to the Series 2010-3 Collection Account an amount equal to the remaining Series 2010-3 Principal Allocation for such day (after making the allocations in clauses (B), (C) and (D) above), which amount shall be used to make principal payments in respect of the Series 2010-3 Notes on the Payment Date next succeeding the current Series 2010-3 Amortization Principal Collection Period;

provided, however, that if the aggregate amount of all such remaining Series 2010-3 Principal Allocations during a Series 2010-3 Amortization Principal Collection Period exceeds the Series 2010-3 Controlled Amortization Amount for such next succeeding Payment Date, such excess shall be allocated to the Series 2010-3 Excess Funding Account; and

(F)           allocate to the Retained Distribution Account an amount determined in the manner set forth in Section 4.7(a)(i)(F) above for such day;

(ii)           with respect to all Vehicle Disposition Losses:

(A)           first, decrease the Series 2010-3 Available Subordinated Amount and, second, make a claim under the Demand Note in accordance with Section 4.15 hereof, in each case, as and to the extent provided in Section 4.7(a)(ii)(A) above for such day; and

(B)           allocate to the Retained Interest Amount an amount determined in the manner set forth in Section 4.7(a)(ii)(B) above for such day, which amount shall reduce the Retained Interest Amount;

(iii)           with respect to all Lease Payment Losses:

(A)           first, decrease the Series 2010-3 Available Subordinated Amount and, second, allocate to make a drawing under the Series 2010-3 Letter of Credit in accordance with Section 4.14(b) hereof, in each case, as and to the extent provided in Section 4.7(a)(iii)(A) above for such day; and

(B)           allocate to the Retained Interest Amount an amount determined in the manner set forth in Section 4.7(a)(iii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

(c)           Allocations During the Series 2010-3 Rapid Amortization Period.  During the Series 2010-3 Rapid Amortization Period, the Master Servicer will direct the Trustee to allocate, on each Series 2010-3 Deposit Date, all amounts deposited into the Group VII Collection Account as set forth and in the order provided below:

(i)           with respect to all Collections (including Vehicle Disposition Recoveries and Lease Payment Recoveries):

(A)           allocate to the Series 2010-3 Collection Account an amount determined in the manner set forth in Section 4.7(a)(i)(A) above for such day, which amount will be further allocated to the Series 2010-3 Accrued Interest Account; provided, however, that if with respect to any Related Month the aggregate of all such amounts allocated to the Series 2010-3 Accrued Interest Account during each Related Month exceeds the Series 2010-3 Interest Amount on the Payment Date next succeeding such Related Month, then the amount of such excess will be allocated to the Series 2010-3 Excess Funding Account

 (B)           allocate to the Series 2010-3 Collection Account an amount equal to the Series 2010-3 Principal Allocation for such day, which amount shall be used to make principal payments on a pro rata basis in respect of the Series 2010-3 Notes on the related Payment Date until the Series 2010-3 Invested Amount has been paid in full; provided, that if with respect to any Payment Date (1) the Master Servicer determines that the amounts available from Series 2010-3 Interest Collections and other amounts available to pay the Series 2010-3 Interest Amount as provided in Section 4.9 will be insufficient on such Payment Date to pay the sum of (x) the Series 2010-3 Accrued Interest Amount as of such Payment Date, (y) legal fees and expenses of the Issuer, if any, payable on such Payment Date (in an amount not to exceed $950,000 in the aggregate with respect to all Payment Dates) and (z) if the Servicing Transfer Date with respect to the Group VII Series of Notes has occurred, the fees due and payable to the Back-Up Servicer and/or the Back-up Disposition Agent, as applicable, with respect to the Group VII Series of Notes, to the extent allocable to the Series 2010-3 Notes, and (2) the Series 2010-3 Enhancement Amount is greater than zero, then the Master Servicer will direct the Trustee in writing to withdraw from the Series 2010-3 Collection Account a portion (but in no event an amount in excess) of the Principal Collections allocated to the Series 2010-3 Notes during the related Series 2010-3 Amortization Principal Collection Period equal to the lesser of such insufficiency and the Series 2010-3 Enhancement Amount and deposit such amount into the Series 2010-3 Accrued Interest Account to be treated as Interest Collections and paid to the applicable parties on such Payment Date;

(C)           allocate to the Series 2010-3 Collection Account out of the remaining Series 2010-3 Principal Allocation, if any, an amount necessary first, to replenish the Series 2010-3 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.14(b) and/or Section 4.15(b) hereof in respect of Series 2010-3 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this Section 4.7(c)(i) or Section 4.7(a)(i) or 4.7(b)(i) above, and second, to replenish the Series 2010-3 Available Subordinated Amount (by deposit into the Series 2010-3 Excess Funding Account for further application as permitted under this Supplement) to the extent that the Series 2010-3 Available Subordinated Amount has theretofore been reduced as a result of any Vehicle Disposition Losses or Lease Payment Losses allocated thereto pursuant to Section 4.7(c)(ii) or (c)(iii) below or Section 4.7(a)(ii) or (a)(iii) or 4.7(b)(ii) or (b)(iii) above and not replenished pursuant to this Section 4.7(c)(i) or Section 4.7(a)(i) or 4.7(b)(i) above; and

(D)           allocate to the Retained Distribution Account an amount determined in the manner set forth in Section 4.7(a)(i)(F) above for such day;

(ii)           with respect to all Vehicle Disposition Losses:

(A)           first, decrease the Series 2010-3 Available Subordinated Amount and, second, allocate to make a claim under the Demand Note, in each case, as and to the extent provided in Section 4.7(a)(ii)(A) above for such day; and

(B)           allocate to the Retained Interest Amount an amount determined in the manner set forth in Section 4.7(a)(ii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

(iii)           with respect to all Lease Payment Losses:

(A)           first, decrease the Series 2010-3 Available Subordinated Amount and second, allocate to make a drawing under the Series 2010-3 Letter of Credit in accordance with Section 4.14(b) hereof, in each case, as and to the extent provided in Section 4.7(a)(iii)(A) above for such day; and

(B)           allocate to the Retained Interest Amount an amount determined in the manner set forth in Section 4.7(a)(iii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

(d)           Additional Allocations.  Notwithstanding the foregoing provisions of this Section 4.7,

(i)           provided that the Series 2010-3 Rapid Amortization Period has not commenced, amounts allocated to the Series 2010-3 Excess Funding Account in excess of the Series 2010-3 Cash Liquidity Amount, if any, and the Substitute Group VII Exchanged Vehicle Proceeds Amount, if any, and that are not allocated to making payments under the Series 2010-3 Notes or other amounts pursuant to this Article 4, may, at the discretion of RCFC and as and to the extent permitted in the related Series Supplements, be used to pay principal amounts in respect of other Group VII Series of Notes that are then in amortization and, after such payment, any remaining funds, at RCFC’s option, may be retained in the Series 2010-3 Excess Funding Account or, from time to time, (A) used to finance, refinance or acquire Vehicles (including pursuant to a redesignation thereof under the Master Collateral Agency Agreement) or (B) transferred, on any Payment Date, to the Retained Distribution Account, to the extent that the Retained Interest Amount equals or exceeds zero after giving effect to such payment and so long as no Series 2010-3 Enhancement Deficiency or Asset Amount Deficiency exists or would result therefrom;

provided, however, that funds remaining after the application of such funds to the payment of the principal amount of other Group VII Series of Notes that are in amortization and to the financing, refinancing, redesignation or acquisition of Group VII Vehicles may be transferred to the Retained Distribution Account on a day other than a Payment Date if the Master Servicer furnishes to the Trustee an Officer’s Certificate to the effect that such transfer will not cause any of the foregoing deficiencies to occur either on the date that such transfer is made or, in the reasonable anticipation of the Master Servicer, on the next Payment Date.  Funds in the Retained Distribution Account shall, at the option of DTAG, be available to finance, refinance or acquire Vehicles (which may be Group VII Vehicles or otherwise) to pay the Net Book Value of Vehicles being tendered for exchange of like-kind property into the Group VII Collection Account or to make similar payments with respect to Vehicles tendered from other Groups, or for distribution to the Retained Interestholder (including by way of advances made under the Demand Note or otherwise);

(ii)           if the Master Servicer is not DTAG or an Affiliate of DTAG, the Master Servicer shall not be entitled to withhold any amounts pursuant to Section 4.2(c) and the Trustee shall deposit amounts payable to the Master Servicer in the Group VII Collection Account pursuant to the provisions of Section 4.2 on each Series 2010-3 Deposit Date;

(iii)           any amounts withheld by the Master Servicer and not deposited in the Group VII Collection Account pursuant to Section 4.2(c) shall be deemed to be deposited in the Group VII Collection Account on the date such amounts are withheld for purposes of determining the amounts to be allocated pursuant to this Section 4.7;

(iv)           if there is more than one Group VII Series of Notes outstanding, then Sections 4.7(a)(i)(F), 4.7(b)(i)(F) and 4.7(c)(i)(D) above shall not be duplicative with any similar provisions contained in any other Supplement and the Retained Interestholder shall only be paid such amount once with respect to any Payment Date;

(v)           RCFC may, in its discretion, but with the consent of the Master Servicer (or, if DTAG is not the Master Servicer, with the consent of the Retained Interestholder), at any time and from time to time, increase the Series 2010-3 Available Subordinated Amount by (a) (i) allocating to the Series 2010-3 Available Subordinated Amount Eligible Vehicles theretofore allocated to the Retained Interest and (ii) delivering to the Trustee an Officer’s Certificate affirming with respect to such Vehicles the representations and warranties set forth in Section 6.13 of the Base Indenture or (b) (i) depositing funds into the Series 2010-3 Excess Funding Account by transfer from the Retained Distribution Account or otherwise, and (ii) delivering to the Master Servicer and the Trustee an Officer’s Certificate setting forth the amount of such funds and stating that such funds shall be allocated to the Series 2010-3 Available Subordinated Amount; provided, however, that RCFC shall have no obligation to so increase the Series 2010-3 Available Subordinated Amount at any time;

(vi)           if, on any Payment Date during the Series 2010-3 Revolving Period, a Mandatory Decrease shall be required under Section 4A.3(a) of this Supplement and the amounts allocated to the Series 2010-3 Invested Amount under Section 4.7(a)(i)(C) are less than the amount of such required Decrease, then, in such event, any funds (A) on deposit in the Group VII Collection Account that are allocable to the Retained Interest Amount or (B) on deposit in the Excess Funding Accounts for other Group VII Series of Notes issued and outstanding under the Indenture which amounts are in excess of the amounts necessary to be on deposit in each such Excess Funding Account in order that (x) no Asset Amount Deficiency shall occur, (y) no shortfall in the required level of enhancement for each such Group VII Series of Notes shall occur, including any portion of such enhancement that is required to be in liquid funds, and (z) no Amortization Event or Potential Amortization Event for any such series shall occur (such amounts as are set forth in clauses (A) and (B) of this subparagraph (vi) being referred to herein as “Excess Amounts”) shall, in each such case, be deposited into the Series 2010-3 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency (and, if such available Excess Amounts exceed such amount, in such order of priority as the Issuer may determine in its sole discretion) and shall be used, in accordance with Section 4.7(a), to reduce the Series 2010-3 Invested Amount;

(vii)           if, on any Payment Date during the Series 2010-3 Controlled Amortization Period, the amount allocated under Section 4.7(b)(i)(E) is insufficient to pay the Series 2010-3 Controlled Amortization Amount with respect to such Payment Date in full, then, in such event, any funds constituting Excess Amounts shall, in each such case, be deposited into the Series 2010-3 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency (and, if such available Excess Amounts exceed such amount, in such order of priority as the Issuer may determine in its sole discretion) and shall be used, in accordance with Section 4.10(a)(ii) to pay the remaining balance of the Series 2010-3 Controlled Amortization Amount for such Payment Date;

(viii) if, on any Payment Date during the Series 2010-3 Rapid Amortization Period, the amount allocated under Section 4.7(c)(i)(B) is insufficient to reduce the Series 2010-3 Invested Amount to zero, then, in such event, any funds constituting Excess Amounts shall, in each such case, be deposited into the Series 2010-3 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency (and, if such available Excess Amounts exceed such amount, in such order of priority as the Issuer may determine in its sole discretion) and shall be used, in accordance with Section 4.10(c)(ii) to reduce the Series 2010-3 Invested Amount;

(ix)           if an Insolvency Period or Liquidation Period has not commenced, amounts on deposit in the Series 2010-3 Cash Liquidity Account in excess of the Series 2010-3 Minimum Liquidity Amount on any Series 2010-3 Deposit Date may on such Series 2010-3 Deposit Date be withdrawn at the discretion of the Master Servicer from the Series 2010-3 Cash Liquidity Account and deposited into the Series 2010-3 Excess Funding Account; and

(x)           during an Insolvency Period or a Liquidation Period, amounts on deposit in the Series 2010-3 Cash Liquidity Account will be available to be transferred by the Trustee to the distribution accounts for application pursuant to Sections 4.8 and 4.9 hereof, as applicable.

(e)           Allocation of Proceeds Upon Payment in Full of Group VII Obligations.  After the payment in full of the Invested Amount of all Group VII Series of Notes that have been issued by RCFC, all amounts due under the Indenture and the Related Documents with respect to each such Group VII Series of Notes and all amounts due by RCFC under any other agreements it may have with the Enhancement Providers (if any) with respect to any Group VII Series of Notes, all Collections and all proceeds received by RCFC, the Trustee or the Master Collateral Agent in respect of the Group VII Collateral allocable to this Series in accordance with the Indenture and the Master Collateral Agency Agreement shall be allocated and transferred to the Retained Distribution Account.

Section 4.8  Monthly Payments.

All of the payments in this Section 4.8 will be made in accordance with written direction of the Master Servicer.  On each Reporting Date or other date specified below, the Master Servicer shall instruct the Trustee to withdraw, and on the related Payment Date the Trustee, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Group VII Collection Account pursuant to Sections 4.8(a) through (c) below in respect of all funds available from Series 2010-3 Interest Collections  and Series 2010-3 Interest Rate Cap Proceeds processed since the preceding Payment Date and allocated to the holders of the Series 2010-3 Notes.

(a)           Note Interest with respect to the Series 2010-3 Notes.  On each Reporting Date, the Master Servicer shall instruct the Trustee to, and the Trustee shall, withdraw on the next succeeding Payment Date from the Series 2010-3 Accrued Interest Account (after taking into account any funds available therein from the Series 2010-3 Cash Liquidity Account, if any, the Series 2010-3 Excess Funding Account in excess of the Series 2010-3 Cash Liquidity Amount, if any, and the Substitute Group VII Exchanged Vehicle Proceeds Amount, if any, proceeds of draws on the Series 2010-3 Letter of Credit, in each case, applied as described in Section 4.9 of this Supplement, and after giving effect to the allocations, drawings and withdrawals provided for in Section 4.8(b) and (c) below, to the extent applicable), and deposit in the Series 2010-3 Distribution Account the amount on deposit therein available for the payment of the Series 2010-3 Accrued Interest Amount, to be used to pay, in accordance with Section 5.1 of the Base Indenture, to each Series 2010-3 Noteholder the portion of the Series 2010-3 Accrued Interest Amount payable to such Noteholder for such Payment Date.

(b)           Legal Fees.  On each Payment Date during the Series 2010-3 Rapid Amortization Period, the Master Servicer shall instruct the Trustee, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement, to withdraw on such date from the Series 2010-3 Accrued Interest Account, for payment to the Issuer, an amount up to an aggregate amount for all such Payment Dates of $950,000 to be applied to the payment of legal fees and expenses, if any, of the Issuer.  On such Payment Date, the Trustee shall withdraw such amount from the Series 2010-3 Accrued Interest Account and remit such amount to the Issuer.

(c)           Servicing Fee.  On each Reporting Date (or, after the commencement of the Series 2010-3 Rapid Amortization Period, on each Payment Date), the Master Servicer shall, after directing all distributions required to be made pursuant to Sections 4.8(a) and (b) of this Supplement or if the Servicing Transfer Date shall have occurred on or prior to the related Determination Date, prior to such distributions being made (or if in addition to the foregoing the Series 2010-3 Rapid Amortization Period has also commenced, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement but after making all distributions required to be made pursuant to Section 4.8(b)), instruct in writing each of the Trustee and the Paying Agent to withdraw on the related Payment Date from the Series 2010-3 Accrued Interest Account, for payment to:

(i)             the Master Servicer, an amount equal to (a) the Series 2010-3 Monthly Servicing Fee and any Series 2010-3 Monthly Supplemental Servicing Fee accrued during the preceding Series 2010-3 Interest Period, plus (b) all accrued and unpaid Series 2010-3 Monthly Servicing Fees and any accrued and unpaid Series 2010-3 Monthly Supplemental Servicing Fees with respect to prior Series 2010-3 Interest Periods, minus (c) the amount of any Series 2010-3 Monthly Servicing Fees and Series 2010-3 Monthly Supplemental Servicing Fees withheld during the preceding Series 2010-3 Interest Period by the Master Servicer pursuant to the Base Indenture;

(ii)             the Back-Up Servicer, an amount equal to all accrued and unpaid fees due and owing to the Back-Up Servicer under the Back-Up Servicing Agreement with respect to the Series 2010-3 Notes to and including the related Payment Date;

(iii)             the Back-Up Disposition Agent, an amount equal to all accrued and unpaid fees due and owing to the Back-Up Disposition Agent under the Back-Up Disposition Agent Agreement with respect to the Series 2010-3 Notes to and including the related Payment Date; and

(iv)             the applicable parties, an amount equal to any Carrying Charges included in the Series 2010-3 Interest Amount and not otherwise accounted for pursuant to Section 4.8(a) or (b) or this Section 4.8(c).

On the following Payment Date (or such Payment Date, as the case may be), the Trustee shall withdraw such amount from the Series 2010-3 Accrued Interest Account for distribution to the Master Servicer, the Back-Up Servicer and/or the Back-Up Disposition Agent and/or such other appropriate parties, as applicable.  If an Insolvency Period or Liquidation Period shall be continuing on any Payment Date during the Series 2010-3 Rapid Amortization Period, or if such Payment Date is on or after the Series 2010-3 Final Maturity Date and, in any such case, the amount on deposit in the Series 2010-3 Accrued Interest Account is insufficient to pay the amount described in the second preceding sentence owing to any successor Master Servicer, the Back-Up Servicer or the Back-Up Disposition Agent and/or such other parties, as the case may be, the Trustee shall withdraw from funds on deposit in the Series 2010-3 Cash Liquidity Account, if any, an amount equal to the lesser of (i) the amount of such insufficiency and (ii) the amount then on deposit in the Series 2010-3 Cash Liquidity Account, if any, and shall remit such amount, as well as any amount available in the Series 2010-3 Accrued Interest Account, pro rata, to any such successor Master Servicer for payment to such successor Master Servicer, the Back-Up Servicer and/or the Back-Up Disposition Agent, as applicable.

Section 4.9  Payment of Note Interest.

All payments made pursuant to this Section 4.9 will be made in accordance with the written instructions of the Master Servicer.  On each Payment Date:

(a)           to the extent any Series 2010-3 Monthly Interest Shortfall exists after the deposits required pursuant to Section 4.8 of this Supplement have been made, and if and only if an Insolvency Period or Liquidation Period shall be continuing (or if such Payment Date is on or after the Series 2010-3 Final Maturity Date), the Master Servicer shall instruct the Paying Agent to withdraw from funds on deposit in the Series 2010-3 Cash Liquidity Account, if any, an amount equal to the lesser of (A) the amount on deposit in the Series 2010-3 Cash Liquidity Account, if any, on such Payment Date (after giving effect to any withdrawals therefrom required on such Payment Date by Sections 4.21(a)), and (B) the remaining amount of the Series 2010-3 Monthly Interest Shortfall, and deposit such amount in the Series 2010-3 Distribution Account to pay the Series 2010-3 Interest Amount to each of the Series 2010-3 Noteholders, to remit to the Issuer for payment of legal fees in accordance with Section 4.8(b) and to pay the Master Servicer, the Back-Up Disposition Agent, the Back-Up Servicer and any other applicable parties pursuant to Section 4.8(c)(iv) (including the Trustee, if applicable) all in accordance with the priorities set forth in Section 4.8;

(b)           to the extent any Series 2010-3 Monthly Interest Shortfall exists after the deposits required pursuant to Section 4.8 of this Supplement and, if applicable, clause (a) of this Section 4.9 have been made, the Master Servicer shall instruct the Paying Agent to withdraw from funds on deposit in the Series 2010-3 Excess Funding Account, an amount equal to the lesser of (A) the amount on deposit in the Series 2010-3 Excess Funding Account in excess of the Substitute Group VII Exchanged Vehicle Proceeds Amount, if any, on such Payment Date and the Series 2010-3 Cash Liquidity Amount, if any, on such Payment Date in an amount not to exceed the Series 2010-3 Available Subordinated Amount at such time, and (B) the remaining amount of the Series 2010-3 Monthly Interest Shortfall, and deposit such amount in the Series 2010-3 Distribution Account to pay the Series 2010-3 Interest Amount to the extent payable to each of the Series 2010-3 Noteholders, to remit to the Issuer for payment of legal fees in accordance with Section 4.8(b) and to pay the Master Servicer, the Back-Up Disposition Agent, the Back-Up Servicer and any other applicable parties pursuant to Section 4.8(c)(iv) (including the Trustee, if applicable) all in accordance with the priorities set forth in Section 4.8; and

(c)           to the extent any such Series 2010-3 Monthly Interest Shortfall remains after the deposits required pursuant to clauses (a) and (b) of this Section 4.9 have been made, if amounts have been drawn on the Series 2010-3 Letter of Credit and deposited into the Series 2010-3 Collection Account pursuant to Section 4.18 of this Supplement, the Master Servicer shall instruct the Paying Agent to withdraw from the Series 2010-3 Collection Account on such Payment Date the lesser of (A) the amount on deposit in the Series 2010-3 Collection Account representing such amount drawn on the Series 2010-3 Letter of Credit and (B) the amount of the remaining Series 2010-3 Monthly Interest Shortfall and deposit such amount in the Series 2010-3 Distribution Account to pay the Series 2010-3 Interest Amount to the extent payable to each of the Series 2010-3 Noteholders, to remit to the Issuer for payment of legal fees in accordance with Section 4.8(b) and to pay the Master Servicer, the Back-Up Disposition Agent, the Back-Up Servicer and any other applicable parties pursuant to Section 4.8(c)(iv) (including the Trustee, if applicable) all in accordance with the priorities set forth in Section 4.8.  On each Payment Date the Paying Agent shall, in accordance with the Master Servicer’s most recent Monthly Certificate, pay to each of the Series 2010-3 Noteholders from the Series 2010-3 Distribution Account the portion of the Series 2010-3 Interest Amount deposited in the Series 2010-3 Distribution Account for the payment of the Series 2010-3 Accrued Interest Amount pursuant to Section 4.8 of this Supplement and this Section 4.9.

Section 4.10  Payment of Note Principal; Decreases.

All payments made pursuant to this Section 4.10 will be made in accordance with the written instructions of the Master Servicer.

(a)           On each Determination Date during the Series 2010-3 Controlled Amortization Period, the Master Servicer shall instruct the Trustee or the Paying Agent as to the following:

(i)           the Series 2010-3 Controlled Amortization Amount for the related Payment Date, (ii) the amount allocated to the Series 2010-3 Notes during such Series 2010-3 Amortization Principal Collection Period pursuant to Section 4.7(b)(i)(E) of this Supplement and (iii) the amount, if any, by which the amount in clause (i) above exceeds the amount in clause (ii) above (the amount of such excess the “Series 2010-3 Controlled Distribution Amount Deficiency”); and

(b)           On each Payment Date during the Series 2010-3 Controlled Amortization Period:

(i)           the Trustee shall, in respect of the Series 2010-3 Notes, withdraw from the Series 2010-3 Collection Account an amount equal to the lesser of the amounts specified in clauses (i) and (ii) of Section 4.10(a) of this Supplement, and deposit such amount in the Series 2010-3 Distribution Account to be paid, pro rata, to the Series 2010-3 Noteholders on account of the Series 2010-3 Controlled Amortization Amount;

(ii)           to the extent any Series 2010-3 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clause (1)

of this subsection, the Trustee shall cause any Excess Amounts allocated pursuant to Section 4.7(d)(vii) to be paid, pro rata, to the Series 2010-3 Noteholders on account of the Series 2010-3 Controlled Amortization Amount; provided, that any such Excess Amounts shall be applied on a pro rata basis with respect to each Group VII Series of Notes with respect to which a controlled distribution amount deficiency exists after application of the amounts specified in the corresponding sections of the related Series Supplements;

(iii)           to the extent any Series 2010-3 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clauses (1) and (2) of this subsection, the Master Servicer shall instruct the Trustee to withdraw from funds on deposit in the Series 2010-3 Excess Funding Account, an amount equal to the lesser of (x) the amount on deposit in the Series 2010-3 Excess Funding Account in excess of the Series 2010-3 Cash Liquidity Amount, if any, and the Substitute Group VII Exchanged Vehicle Proceeds Amount, if any, on such Payment Date (after application of any amounts on deposit in the Series 2010-3 Excess Funding Account pursuant to Section 4.9 of this Supplement) and (y) the remaining amount of the Series 2010-3 Controlled Distribution Amount Deficiency, and deposit such amount in the Series 2010-3 Distribution Account to be paid, pro rata, to the Series 2010-3 Noteholders on account of the Series 2010-3 Controlled Amortization Amount; and

(iv)           to the extent any Series 2010-3 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clauses (i) through (iii) of this subsection, if amounts have been drawn on the Series 2010-3 Letter of Credit and deposited into the Series 2010-3 Collection Account pursuant to Section 4.14 of this Supplement, or amounts have been claimed under the Demand Note or drawn under the Series 2010-3 Letter of Credit in respect thereof and deposited into the Series 2010-3 Collection Account pursuant to Section 4.15 of this Supplement, the Master Servicer shall instruct the Trustee to withdraw from the Series 2010-3 Collection Account on such Payment Date the lesser of (x) the amount on deposit in the Series 2010-3 Collection Account representing such draw on the Series 2010-3 Letter of Credit or payment under the Demand Note (in each case, after application of any portion thereof pursuant to Section 4.9 of this Supplement) and (y) the remaining amount of the Series 2010-3 Controlled Distribution Amount Deficiency (if any), and deposit such amount in the Series 2010-3 Distribution Account to be paid, pro rata, to the Series 2010-3 Noteholders on account of the Series 2010-3 Controlled Amortization Amount; provided, however, that on the Series 2010-3 Expected Final Payment Date for the Series 2010-3 Notes, the Trustee shall withdraw from the Series 2010-3 Collection Account, as provided above, an amount which is no greater than the Series 2010-3 Invested Amount as of such date.

(c)           On each Payment Date to occur during the Series 2010-3 Rapid Amortization Period (if any):

(i)           the Trustee shall withdraw from the Series 2010-3 Collection Account the amount allocated thereto pursuant to Section 4.7(c)(i)(B) of this Supplement and deposit such amounts in the Series 2010-3 Distribution Account to make principal payments, pro rata, to the Series 2010-3 Noteholders;

(ii)           to the extent any portion of the Series 2010-3 Invested Amount remains unpaid after application of the amounts specified in clause (i) above, the Trustee shall cause any Excess Amounts allocated pursuant to Section 4.7(d)(viii) to make principal payments, pro rata, to the Series 2010-3 Noteholders; provided, that any such Excess Amounts shall be applied on a pro rata basis with respect to each Group VII Series of Notes with respect to which such a deficiency exists;

(iii)           to the extent any portion of the Series 2010-3 Invested Amount remains unpaid after application of the amounts specified in clauses (i) and (ii), the Master Servicer shall instruct the Trustee to withdraw, from funds on deposit in the Series 2010-3 Excess Funding Account, an amount equal to the lesser of (x) the amount on deposit in the Series 2010-3 Excess Funding Account in excess of the Series 2010-3 Cash Liquidity Amount, if any, (or, on any date on or after the Series 2010-3 Final Maturity Date, the amount on deposit in the Series 2010-3 Excess Funding Account without the foregoing limitation after application of the Series 2010-3 Cash Liquidity Amount to pay the fees of any successor Master Servicer provided for in Section 4.8(c) of this Supplement, and interest in respect of the Series 2010-3 Notes as provided in Section 4.9(a)) and the Substitute Group VII Exchanged Vehicle Proceeds Amount, if any, on such Payment Date (after application of any amounts pursuant to Section 4.9 of this Supplement) and (y) the unpaid portion of the Series 2010-3 Invested Amount and deposit such amount in the Series 2010-3 Distribution Account to be paid, pro rata, to the Series 2010-3 Noteholders; and

(iv)           to the extent any portion of the Series 2010-3 Invested Amount still remains unpaid after application of the amounts specified in clauses (i) through (iii) above, if amounts have been drawn on the Series 2010-3 Letter of Credit and deposited into the Series 2010-3 Collection Account pursuant to Section 4.14 of this Supplement or amounts have been claimed under the Demand Note or drawn under the Series 2010-3 Letter of Credit in respect thereof and deposited into the Series 2010-3 Collection Account pursuant to Section 4.15 of this Supplement, the Master Servicer shall instruct the Trustee to withdraw from the Series 2010-3 Collection Account on such Payment Date the least of (x) the amount on deposit in the Series 2010-3 Collection Account representing such draw on the Series 2010-3 Letter of Credit or payment under the Demand Note (in each case, after application of any portion thereof pursuant to Section 4.9 of this Supplement), (y) if during an Insolvency Period or Liquidation Period, the Permitted Principal Draw Amount on such date, and (z) the remaining unpaid portion of the Series 2010-3 Invested Amount and deposit such amounts in the Series 2010-3 Distribution Account to make principal payments, pro rata, to the Series 2010-3 Noteholders; provided, however, that on the Series 2010-3 Final Maturity Date, the Trustee shall withdraw from the Series 2010-3 Collection Account, as provided above, an amount up to the Series 2010-3 Invested Amount as of such date.

(d)           On each Payment Date occurring on or after the date a withdrawal is made pursuant to Section 4.10(b) or (c) of this Supplement, the Paying Agent shall, in accordance with Section 5.1 of the Base Indenture and the Master Servicer’s most recent Monthly Certificate pay to the applicable Series 2010-3 Noteholders, pro rata, the lesser of the Series 2010-3 Invested Amount and the amount deposited in the Series 2010-3 Distribution Account for the payment of principal pursuant to Section 4.10(b) or (c), as applicable, of this Supplement.

(e)           On each date on which a Decrease is to be effected pursuant to Section 4A.3 of this Supplement, the Trustee shall withdraw from the Series 2010-3 Collection Account the amounts allocated to such Decrease pursuant to Section 4.7(a)(i)(C) or (D) or Section 4.7(b)(i)(C) or (D) of this Supplement, as applicable, and deposit such amounts in the Series 2010-3 Distribution Account to make principal payments, pro rata, to the Series 2010-3 Noteholders, and the Paying Agent shall pay to the Series 2010-3 Noteholders the amount deposited in the Series 2010-3 Distribution Account for the payment of principal pursuant to this Section 4.10(e) and Section 4A.3.

Section 4.11  Retained Distribution Account.  On each Payment Date, the Master Servicer shall instruct the Trustee in writing to instruct the Paying Agent to transfer to the Retained Distribution Account (established pursuant to Section 4.1(b) of the Base Indenture) (i) all funds which are in the Collection Account that have been allocated to the Retained Distribution Account as of such Payment Date and (ii) all funds that were previously allocated to the Retained Distribution Account but not transferred to the Retained Distribution Account.

Section 4.12  Series 2010-3 Distribution Account.

(a)           Establishment of Series 2010-3 Distribution Account.  The Trustee has established and will continue to maintain in the name of the Trustee for the benefit of the Series 2010-3 Noteholders, an account (the “Series 2010-3 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-3 Noteholders.  The Series 2010-3 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2010-3 Distribution Account.  If the Series 2010-3 Distribution Account is not maintained in accordance with the previous sentence, the Master Servicer shall establish a new Series 2010-3 Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Trustee to transfer all cash and investments from the non-qualifying Series 2010-3 Distribution Account into the new Series 2010-3 Distribution Account.  Initially, the Series 2010-3 Distribution Account will be established with the Trustee.

(b)           Administration of the Series 2010-3 Distribution Account.  The Master Servicer shall instruct the institution maintaining the Series 2010-3 Distribution Account in writing to invest funds on deposit in the Series 2010-3 Distribution Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2010-3 Distribution Account is held with the Trustee, in which case such investment may mature on such Payment Date provided that such funds shall be available for withdrawal on or prior to such Payment Date.  The Trustee shall hold, for the benefit of the Series 2010-3 Noteholders, possession of any negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of maturity.

(c)           Earnings from Series 2010-3 Distribution Account.  Subject to the restrictions set forth above, the Master Servicer shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 2010-3 Distribution Account.  All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 2010-3 Distribution Account shall be deemed to be on deposit and available for distribution.

(d)           Series 2010-3 Distribution Account Constitutes Additional Collateral for Series 2010-3 Notes.  In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2010-3 Notes (but not the other Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-3 Noteholders, all of RCFC’s right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired):  (i) the Series 2010-3 Distribution Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-3 Distribution Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with monies in the Series 2010-3 Distribution Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the “Series 2010-3 Distribution Account Collateral”).  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2010-3 Distribution Account and in all proceeds thereof.  The Series 2010-3 Distribution Account Collateral shall be under the sole dominion and control of the Trustee, and the Paying Agent at the direction of the Trustee, in each case for the benefit of the Series 2010-3 Noteholders.

Section 4.13  The Master Servicer’s or the Back-Up Servicer’s Failure to Instruct the Trustee to Make a Deposit or Payment.  If the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date) fails to give notice or instructions to make any payment from or deposit into the Group VII Collection Account required to be given by the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date), at the time specified in the Master Lease or any other Related Document (including applicable grace periods), and such failure is known by the Trustee, the Trustee shall make such payment or deposit into or from the Group VII Collection Account without such notice or instruction from the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date) if and to the extent that the Trustee has been furnished information adequate, in the sole discretion of the Trustee, to determine the amounts and beneficiaries of such payments.  Pursuant to the Master Lease, the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date) has agreed that it shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.

Section 4.14  Lease Payment Loss Draws on Series 2010-3 Letter of Credit.

(a)           At or before 10:00 a.m. (New York City time) on each Payment Date, the Master Servicer shall notify the Trustee pursuant to the Master Lease of the amount of any Series 2010-3 Lease Payment Losses that have been allocated to a drawing on the Series 2010-3 Letter of Credit, such notification to be in the form of Exhibit C to this Supplement.

(b)           So long as the Series 2010-3 Letter of Credit shall not have been terminated, on any Payment Date that there are Series 2010-3 Lease Payment Losses allocated to making a drawing under the Series 2010-3 Letter of Credit pursuant to Sections 4.7(a)(iii)(A), 4.7(b)(iii)(A) or 4.7(c)(iii)(A), as applicable, of this Supplement, the Trustee shall, by 12:00 noon (New York City time) on such Payment Date, draw on the Series 2010-3 Letter of Credit by presenting a draft in an amount equal to the lesser of (i) the Series 2010-3 Lease Payment Losses allocated to making a drawing under the Series 2010-3 Letter of Credit, and (ii) the amount available to be drawn on the Series 2010-3 Letter of Credit on such Payment Date (after giving effect to any drawing under Section 4.15 hereof), accompanied by a Certificate of Credit Demand.  The proceeds of such draw shall be allocated and deposited as soon as practicable in the Series 2010-3 Collection Account for further allocation to the Series 2010-3 Distribution Account in accordance with the instructions of the Master Servicer and pursuant to the terms of this Supplement; provided, that to the extent that on any Payment Date any proceeds of a draw on the Series 2010-3 Letter of Credit remain on deposit in the Series 2010-3 Collection Account or Series 2010-3 Distribution Account (after giving effect to all applications thereof pursuant to Section 4.9(c) and/or Section 4.10, as applicable, on such Payment Date) the Master Servicer shall instruct the Trustee or Paying Agent to deposit such remaining proceeds into the Series 2010-3 Cash Liquidity Account.

Section 4.15  Claim Under the Demand Note.

(a)           On each Determination Date, the Master Servicer shall determine the aggregate amount, if any, of Vehicle Disposition Losses that have occurred during the Related Month.  In the event that the aggregate amount of such Vehicle Disposition Losses occurring during such Related Month exceeds the aggregate amount of Vehicle Disposition Recoveries received during such Related Month, the Master Servicer shall set forth the aggregate amount of such net Vehicle Disposition Losses in the Monthly Noteholders’ Statement, and the Trustee shall make the allocations as set forth in Sections 4.7(a)(ii)(A), 4.7(b)(ii)(A) and 4.7(c)(ii)(A), as applicable, of this Supplement.  If any amounts are allocated to a claim under the Demand Note pursuant to such Sections (any such amounts, “Demand Note Claim Amounts”), the Trustee shall, prior to the next succeeding Payment Date, transmit to the issuer of the Demand Note a demand for payment (each, a “Demand Notice”) under the Demand Note in the amount of the lesser of (x) the outstanding amount of such Demand Note and (y) the Demand Note Claim Amounts, in each case such payment to be made on or prior to the next succeeding Payment Date by deposit of funds into the Series 2010-3 Collection Account in the specified amount.

(b)           If on any Payment Date with respect to which (x) a Demand Notice has been transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above and the Demand Note issuer shall have failed to deposit into the Series 2010-3 Collection Account the amount specified in such Demand Notice, on or prior to 10:00 a.m. (New York City time) on such Payment Date,

(y) a Demand Notice for payment by the issuer of the Demand Note could be transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above, but has been prevented from being transmitted or, if so transmitted, the issuer of the Demand Note has been prevented from making any payment thereunder, as a result of the operation of any bankruptcy or insolvency law, or (z) a payment made by the issuer of the Demand Note under the Demand Note pursuant to Section 4.15(a) above has been avoided and recovered pursuant to Sections 547 and 550 of the Bankruptcy Code on or before such Payment Date, then so long as the Series 2010-3 Letter of Credit shall not have been terminated, the Trustee shall, by 12:00 noon (New York City time) on the same Business Day, draw on the Series 2010-3 Letter of Credit by presenting a draft in an amount equal to the lesser of (1) the least of (i) that portion of the amount demanded under the Demand Note as specified in Section 4.15(a) above that has not been deposited into the Series 2010-3 Collection Account as of 10:00 a.m. (New York City time) on such Payment Date, in the case of clause (x) above, (ii) the amount of the stayed demand for payment in the case of clause (y) above, or (iii) the amount avoided and recovered, in the case of clause (z) above, and (2) the Series 2010-3 Letter of Credit Amount, in each case accompanied by a Certificate of Credit Demand.  The proceeds of such draw shall be deposited in the Series 2010-3 Collection Account for application pursuant to Section 4.10(b) or (c) of this Supplement, as applicable.

(c)           Demand Note Constitutes Additional Collateral for Series 2010-3 Notes.  In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2010-3 Notes (but not the other Notes), pursuant to Section 3.1 of this Supplement, RCFC has assigned, pledged, granted, transferred and set over to the Trustee, for the benefit of the Series 2010-3 Noteholders, all of RCFC’s right, title and interest in and to the Demand Note and all proceeds thereof.  The Trustee shall possess all right, title and interest in the Demand Note, all rights to make claims thereunder and all payments thereon and all proceeds thereof.

Section 4.16   Series 2010-3 Letter of Credit Termination Demand.

(a)           If prior to the date that is 30 days prior to the then scheduled Series 2010-3 Letter of Credit Expiration Date,

(i)           the Series 2010-3 Letter of Credit shall not have been extended or there shall not have been appointed a successor institution to act as Series 2010-3 Letter of Credit Provider, and

(ii)           the payments to be made by the Lessees under the Master Lease shall not have otherwise been credit enhanced with (A) the funding of the Series 2010-3 Cash Collateral Account with cash in the amount of the Series 2010-3 Letter of Credit Liquidity Amount or the funding of the Series 2010-3 Cash Liquidity Account in an amount sufficient to meet the conditions set forth in Section 5.1(b), (B) other cash collateral accounts, overcollateralization or subordinated securities or (C) with the prior written consent of each Managing Agent, a Surety Bond or other similar arrangements; provided, however, that

(1)           any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (B) and (C) shall be approved by the Series 2010-3 Required Noteholders; and

(2)           any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (i) or (ii)(C) shall, if the short-term debt ratings with respect to such substitute credit enhancement, if applicable, are less than “R-1 (middle)” or the equivalent from DBRS (or, if not rated by DBRS, “P-2” or the equivalent from Moody’s and “A-1” or the equivalent from Standard & Poor’s), be approved by the Series 2010-3 Required Noteholders;

then the Master Servicer shall notify the Trustee in writing pursuant to the Master Lease no later than one Business Day prior to the Series 2010-3 Letter of Credit Expiration Date of (x) the Series 2010-3 Invested Amount on such date, and (y) the amount available to be drawn on the Series 2010-3 Letter of Credit on such date.  Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 noon (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) of this Section 4.16(a) on the Series 2010-3 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in a special deposit account established pursuant to Section 4.17 below (the “Series 2010-3 Cash Collateral Account”).

(b)          The Master Servicer shall notify the Trustee in writing pursuant to the Master Lease and each applicable Rating Agency within one Business Day of the Master Servicer’s becoming aware that the long-term debt credit rating of the Series 2010-3 Letter of Credit Provider has fallen below “A (high)” from DBRS (or, if the Series 2010-3 Letter of Credit Provider is not rated by DBRS, “A1” in the case of Moody’s and “A+” in the case of Standard & Poor’s) or the short-term debt credit rating has fallen below “R-1 (middle)” from DBRS (or, if the Series 2010-3 Letter of Credit Provider is not rated by DBRS, “P-2” in the case of Moody’s and “A-1” in the case of Standard & Poor’s).  At such time the Master Servicer shall notify the Trustee of (i) the Series 2010-3 Invested Amount on such date, and (ii) the Series 2010-3 Letter of Credit Liquidity Amount on such date.  Upon the 60th  Business Day following receipt of such notice by the Trustee if the condition described in the first sentence of this Section 4.16(b) shall remain in effect on or prior to 10:00 a.m. (New York City time) on such Business Day, unless the Master Servicer shall have obtained a new letter of credit in a form approved by the Series 2010-3 Required Noteholders and provided by an entity with long-term debt ratings of at least “A (high)” from DBRS (or, if such entity is not rated by DBRS, at least “A1” from Moody’s or at least “A+” from Standard & Poor’s) and short-term debt ratings of at least “R-1 (middle)” from DBRS (or, if such entity is not rated by DBRS, at least “P-2” in the case of Moody’s or at least “A-1” in the case of Standard & Poor’s) or the Master Servicer shall have otherwise arranged for substitute enhancement in accordance with Section 4.16(a)(ii), the Trustee shall, by 12:00 noon (New York City time) on such 60th Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business Day), draw on the Series 2010-3 Letter of Credit in an amount equal to the lesser of the Series 2010-3 Invested Amount on such Business Day and the amount available to be drawn on the Series 2010-3 Letter of Credit on such Business Day by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in the Series 2010-3 Cash Collateral Account.  The Master Servicer shall notify the Trustee prior to 10:00 a.m. (New York City time) on such 60th Business Day if either (i) the Series 2010-3 Invested Amount on such date or (ii) the Series 2010-3 Letter of Credit Liquidity Amount on such date is different than the amounts previously reported.

Section 4.17  The Series 2010-3 Cash Collateral Account.

(a)           Upon receipt of notice of a draw on a Series 2010-3 Letter of Credit pursuant to Section 4.16, the Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2010-3 Noteholders, or cause to be established and maintained, the Series 2010-3 Cash Collateral Account bearing a designation clearly indicating that the funds deposited therein are held for the Series 2010-3 Noteholders.  The Series 2010-3 Cash Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2010-3 Cash Collateral Account.  If the Series 2010-3 Cash Collateral Account is not maintained in accordance with the prior sentence, then within ten (10) Business Days after obtaining knowledge of such fact, the Master Servicer shall establish a new Series 2010-3 Cash Collateral Account which complies with such sentence and shall instruct the Trustee in writing to transfer (and the Trustee shall so transfer) into the new Series 2010-3 Cash Collateral Account all cash and investments from the non-qualifying Series 2010-3 Cash Collateral Account.  When established, the Series 2010-3 Cash Collateral Account is intended to function in all respects as the replacement for, and the equivalent of, the Series 2010-3 Letter of Credit.  Accordingly, following its creation, each reference in this Series Supplement to a draw on the Series 2010-3 Letter of Credit shall refer to withdrawals from the Series 2010-3 Cash Collateral Account and references to similar terms shall mean and be a reference to actions taken with respect to the Series 2010-3 Cash Collateral Account that correspond to actions that otherwise would have been taken with respect to the Series 2010-3 Letter of Credit.  Without limiting the generality of the foregoing, upon funding of the Series 2010-3 Cash Collateral Account, the Trustee shall, at all times when the Trustee is otherwise required to make a draw under the Series 2010-3 Letter of Credit pursuant to Section 4.14 or 4.15 of this Supplement, make a withdrawal from the Series 2010-3 Cash Collateral Account in the amount and at such time as a draw would be made under the Series 2010-3 Letter of Credit pursuant to Section 4.14 or 4.15 of this Supplement.  The Trustee shall provide written notice to DTAG of any withdrawal from the Series 2010-3 Cash Collateral Account pursuant to Section 4.14 or 4.15 of this Supplement.

(b)           In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2010-3 Notes (but not any other Series of Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-3 Noteholders, all of RCFC’s right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired):  (i) the Series 2010-3 Cash Collateral Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-3 Cash Collateral Account or the funds on deposit therein from time to time;

(iv) all Permitted Investments made at any time and from time to time with the monies in the Series 2010-3 Cash Collateral Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash.  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2010-3 Cash Collateral Account and in all proceeds thereof.  The Series 2010-3 Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2010-3 Noteholders and the Series 2010-3 Letter of Credit Provider, as their interests appear herein, which interest in the case of the Series 2010-3 Letter of Credit Provider shall be subject and subordinate to the interests of the holders of Series 2010-3 Notes as provided herein.

(c)           Funds on deposit in the Series 2010-3 Cash Collateral Account shall, at the written direction of the Master Servicer, be invested by the Trustee in Permitted Investments.  Funds on deposit in the Series 2010-3 Cash Collateral Account on any Payment Date, after giving effect to any deposits to or withdrawals from the Series 2010-3 Cash Collateral Account on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the following Payment Date.  The proceeds of any such investment, to the extent not distributed on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the Payment Date immediately following the date of such investment.  The Trustee shall maintain for the benefit of the Series 2010-3 Noteholders and the Series 2010-3 Letter of Credit Provider as their interests appear herein, which interest in the case of the Series 2010-3 Letter of Credit Provider shall be subject and subordinate to the interests of the holders of the Series 2010-3 Notes as provided herein, possession of the negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of sale or maturity.  On each Payment Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Payment Date on funds on deposit in the Series 2010-3 Cash Collateral Account shall be paid to the Series 2010-3 Letter of Credit Provider to the extent of any unreimbursed draws on the Series 2010-3 Letter of Credit.  Subject to the restrictions set forth above, the Master Servicer, or a Person designated in writing by the Master Servicer with written notification thereof to the Trustee, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 2010-3 Cash Collateral Account.  For purposes of determining the availability of funds or the balances in the Series 2010-3 Cash Collateral Account for any reason under the Indenture, all investment earnings on such funds shall be deemed not to be available or on deposit.

(d)           Series 2010-3 Cash Collateral Account Surplus.  If the Series 2010-3 Cash Collateral Account Surplus on any Payment Date, after giving effect to all withdrawals from the Series 2010-3 Cash Collateral Account, is greater than zero, the Trustee, acting in accordance with the written instructions of the Master Servicer, shall withdraw from the Series 2010-3 Cash Collateral Account an amount equal to the Series 2010-3 Cash Collateral Account Surplus and shall pay from such amount to the Series 2010-3 Letter of Credit Provider an amount equal to the amount of unreimbursed draws under the Series 2010-3 Letter of Credit or, to the extent such draws have been reimbursed, to the Series 2010-3 Collection Account.

(e)           Termination of Series 2010-3 Cash Collateral Account.  Upon the later to occur of (i) the termination of the Indenture pursuant to Section 10.1 of the Base Indenture and (ii) the Business Day immediately following the Series 2010-3 Letter of Credit Expiration Date,

the Trustee, acting in accordance with the written instructions of the Master Servicer, after the prior payment of all amounts owing to the Series 2010-3 Noteholders and payable from the Series 2010-3 Cash Collateral Account as provided herein, shall withdraw from the Series 2010-3 Cash Collateral Account all amounts on deposit therein and shall pay from such amounts to the Series 2010-3 Letter of Credit Provider an amount equal to the amount of unreimbursed draws on the Series 2010-3 Letter of Credit or, to the extent such draws have been reimbursed, to the Series 2010-3 Collection Account.

Section 4.18.  Appointment of Trustee to Hold Letter of Credit.  The Trustee agrees to hold the Series 2010-3 Letter of Credit and to make draws thereon pursuant to the terms of the Series 2010-3 Letter of Credit and this Supplement.  The Trustee shall promptly follow the instructions of the Master Servicer or the Administrative Agent to make a claim under the Series 2010-3 Letter of Credit or withdrawal from the Series 2010-3 Cash Collateral Account.

Section 4.19  Exchange of Vehicles.  On any date on which RCFC disposes of a Group VII Vehicle to the Qualified Intermediary as a Group VII Exchanged Vehicle, RCFC shall either:

(a) designate and direct the Trustee to transfer amounts in respect of the Substitute Group VII Exchanged Vehicle Proceeds equal to the Net Book Value as of such date of the Group VII Exchanged Vehicle to the Group VII Collection Account and treat such amounts as Disposition Proceeds of such Group VII Exchanged Vehicle;

(b) designate on such date an increase in Exchange Agreement Group VII Rights Value equal to the Exchange Proceeds of such Group VII Exchanged Vehicle and to the extent such increase in Exchange Agreement Group VII Rights Value is more or less than the Net Book Value of such Group VII Exchanged Vehicle, treat the difference as a Vehicle Disposition Recovery or a Vehicle Disposition Loss, as applicable, hereunder; or

(c) substitute one or more Group VII Replacement Vehicles having an aggregate Net Book Value at least equal to the Exchange Proceeds of the Group VII Exchanged Vehicle to substitute for such Group VII Exchanged Vehicle as Group VII Collateral and Group VII Vehicles for purposes of the Related Documents and to the extent such Exchange Proceeds are more or less than the Net Book Value of such Group VII Exchanged Vehicle, treat the difference as a Vehicle Disposition Recovery or a Vehicle Disposition Loss, as applicable, hereunder.

RCFC shall provide written instruction to the Trustee and Master Collateral Agent upon tender of a Group VII Exchanged Vehicle to a Qualified Intermediary with respect to the designations, substitutions and transfers set forth in this Section.

Section 4.20  Series 2010-3 Interest Rate Caps.    (a)      On October 28, 2010, RCFC acquired a Series 2010-3 Interest Rate Cap from a Qualified Interest Rate Cap Counterparty.  At the time of the acquisition of the initial Series 2010-3 Interest Rate Cap, the aggregate notional amount of all Series 2010-3 Interest Rate Caps equaled the Series 2010-3 Maximum Invested Amount as of the date thereof.

The aggregate notional amount of all Series 2010-3 Interest Rate Caps may be reduced from time to time to the extent that the Series 2010-3 Maximum Invested Amount is reduced.  RCFC shall acquire one or more additional Series 2010-3 Interest Rate Caps on terms that are substantially the same as the terms of the initial Series 2010-3 Interest Rate Cap (or such other terms as are reasonably satisfactory to the Administrative Agent)  in connection with any increase of the Series 2010-3 Maximum Invested Amount such that the aggregate notional amounts of all Series 2010-3 Interest Rate Caps shall equal the Series 2010-3 Maximum Invested Amount after giving effect to such increase. The strike rate of each Series 2010-3 Interest Rate Cap shall not be greater than 5.0%. Each Series 2010-3 Interest Rate Cap shall have a term of at least until the Series 2010-3 Final Maturity Date.

(b)           If, at any time, an Interest Rate Cap Counterparty (and, if the present and future obligations of an Interest Rate Cap Counterparty under its Series 2010-3 Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Administrative Agent and satisfying the other requirements set forth in the related Series 2010-3 Interest Rate Cap), the related guarantor) does not satisfy the First Trigger Ratings, then the Interest Rate Cap Counterparty will be required, pursuant to the terms of its Series 2010-3 Interest Rate Cap, at the Interest Rate Cap Counterparty’s expense, to post and maintain collateral pursuant to a credit support annex entered into in connection with such Series 2010-3 Interest Rate Cap (the “Credit Support Annex”).  If an Interest Rate Cap Counterparty fails to post and maintain collateral required to be posted by it pursuant to the applicable Credit Support Annex (taking into account any grace period specified therein), RCFC will promptly terminate such Series 2010-3 Interest Rate Cap (subject to the immediately succeeding proviso) and will obtain a replacement Series 2010-3 Interest Rate Cap using the proceeds from (x) termination amounts paid to it by such Interest Rate Cap Counterparty and/or (y) realization upon collateral otherwise posted by the Interest Rate Cap Counterparty under the Credit Support Annex or, if such proceeds are insufficient, at its own expense with respect to such deficiency (with any such amounts being considered Carrying Charges and paid solely from Interest Collections); provided that RCFC shall not terminate a Series 2010-3 Interest Rate Cap until RCFC has entered into (or will simultaneously enter into) a replacement Series 2010-3 Interest Rate Cap.  Entry into a replacement Series 2010-3 Interest Rate Cap will require satisfaction of the Rating Agency Condition and consent of the Administrative Agent, unless the replacement Series 2010-3 Interest Rate Cap is being entered into on terms that are substantially the same as the terms of the terminated Series 2010-3 Interest Rate Cap.

(c)           Each Series 2010-3 Noteholder by its acceptance of a Series 2010-3 Note hereby acknowledges and agrees, and directs the Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by an Interest Rate Cap Provider pursuant to the Credit Support Annex (A) is collateral solely for the obligations of such Interest Rate Cap Counterparty under its Series 2010-3 Interest Rate Cap, (B) does not constitute collateral for the Series 2010-3 Notes (provided that in order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2010-3 Notes, RCFC has pledged each Series 2010-3 Interest Rate Cap and its security interest in any collateral posted in connection therewith as collateral for the Series 2010-3 Notes), and (C) will in no event be available to satisfy any obligations of RCFC hereunder or otherwise unless and until such Interest Rate Cap Counterparty defaults in its obligations under its Series 2010-3 Interest Rate Cap or if such Series 2010-3 Interest Rate Cap otherwise becomes subject to early termination and such collateral is applied in accordance with the terms of such Series 2010-3 Interest Rate Cap to satisfy the obligations of such Interest Rate Cap Counterparty.

(d)           RCFC shall require all Series 2010-3 Interest Rate Cap Proceeds to be paid to, and the Trustee shall allocate all Series 2010-3 Interest Rate Cap Proceeds to, the Series 2010-3 Accrued Interest Account of the Series 2010-3 Collection Account.

Section 4.21  Application of Series 2010-3 Cash Liquidity Amount; Restrictions on Amounts Drawn Under Series 2010-3 Letter of Credit.

(a) Application of Series 2010-3 Cash Liquidity Amount.  Notwithstanding anything to the contrary contained herein or in any other Related Document, funds in an amount not less than the Series 2010-3 Cash Liquidity Amount shall at all times, except as specified in this Section 4.21, be retained in the Series 2010-3 Cash Liquidity Account; provided, however, that upon the occurrence of an Insolvency Period Commencement Date and during the continuance of the related Insolvency Period or on and after a Liquidation Period Commencement Date and during the continuance of the related Liquidation Period (or on any date on or after the Series 2010-3 Final Maturity Date), funds that have been retained in the Series 2010-3 Cash Liquidity Account pursuant to this Section 4.21(a) may be used as provided in this Section 4.21 to pay the following amounts in the following order of priority:  the fees of any successor Master Servicer, or the Back-Up Servicer and Back-Up Disposition Agent, as the case may be, and any other amounts payable under and as provided for in Section 4.8(c) of this Supplement, and interest in respect of the Series 2010-3 Notes as provided in Section 4.9(a), in each case then due and payable, pursuant to the Base Indenture as supplemented by this Supplement, in respect of the Series 2010-3 Notes; provided, further, that on any date on or after the Series 2010-3 Final Maturity Date, funds that have been retained in the Series 2010-3 Cash Liquidity Account pursuant to this Section 4.21(a) may also be used to pay the Series 2010-3 Invested Amount after payment of the foregoing amounts as set forth in Section 4.10(a)(iii)(3).

(b) Allocation of Certain Amounts to Series 2010-3 Cash Liquidity Account.  Notwithstanding anything to the contrary set forth in this Supplement, for the period beginning on the date of the occurrence of any Event of Bankruptcy with respect to DTAG or any Lessee (without giving effect to any grace period granted in the definition thereof) (an “Insolvency Period Commencement Date”) and ending on the earlier of (x) the date that is nine months after the Insolvency Period Commencement Date and (y) the date on which the underlying case, application or petition with respect to such Event of Bankruptcy is withdrawn or dismissed or any stay thereunder in respect of the Trustee is lifted (any such period, an “Insolvency Period”), all Disposition Proceeds, Repurchase Payments, Incentive Payments and Guaranteed Payments received by RCFC or the Trustee (including by deposit into the Series 2010-3 Collection Account) during such period constituting any portion of the Series 2010-3 Principal Allocation, in an aggregate amount not to exceed the Insolvency Event Reallocated Amount, shall be deposited into the Series 2010-3 Cash Liquidity Account and shall be allocated and distributed solely as amounts on deposit in the Series 2010-3 Cash Liquidity Account are allocated pursuant to this Supplement.  Upon the expiration of such Insolvency Period, Disposition Proceeds, Repurchase Payments and Guaranteed Payments and Incentive Payments shall be allocated and distributed in accordance with this Article 4 (exclusive of this Section 4.21(b)).

(c) Calculation of Permitted Principal Draw Amount and Accumulated Principal Draw Amount.  Upon the occurrence of an Insolvency Period Commencement or a Liquidation Period Commencement Date, the Master Servicer shall calculate the Permitted Principal Draw Amount as of the date of the occurrence of such Insolvency Period Commencement Date or Liquidation Period Commencement Date, as the case may be, and thereafter, on each Business Day, and following each draw under the Series 2010-3 Letter of Credit, until, in the case of an Insolvency Period, the termination of the related Insolvency Period, the Master Servicer shall calculate the Permitted Principal Draw Amount then in effect, and shall inform the Trustee of such amount.  Following each draw on the Series 2010-3 Letter of Credit during any Insolvency Period, the Master Servicer shall calculate the Accumulated Principal Draw Amount after giving effect to such draw, and shall promptly inform the Trustee of such amount.

(d) Funding of Cash Liquidity Account.  On each Series 2010-3 Deposit Date during an Insolvency Period or Liquidation Period, the Trustee shall deposit into the Series 2010-3 Cash Liquidity Account any Collections that are required to be deposited therein pursuant to Article 4 of this Supplement, and shall at all times when required by this Supplement make withdrawals from the Series 2010-3 Cash Liquidity Account in the amounts and at times required under Article 4 of this Supplement.

Section 4.23  Deficiencies in Payments.

Notwithstanding anything in this Supplement or the Base Indenture to the contrary, (i) any deficiency in payment to the Series 2010-3 Noteholders of the full Series 2010-3 Invested Amount of the Series 2010-3 Notes and any accrued and unpaid interest thereon shall remain due and shall be payable on the Series 2010-3 Final Maturity Date and thereafter to the Series 2010-3 Noteholders to the extent of recoveries, proceeds and other assets of RCFC allocable at any such time to the Series 2010-3 Notes, and (ii) any such deficiency in such full Series 2010-3 Invested Amount and accrued unpaid interest thereon shall be paid before any distribution in such period of any amounts in respect of the Retained Interest.  The Series 2010-3 Invested Amount shall be due and payable in full on the Series 2010-3 Final Maturity Date.

ARTICLE 5
AMORTIZATION EVENTS

Section 5.1 Series 2010-3 Amortization Events.  In addition to the Amortization Events set forth in Section 8.1 of the Base Indenture and as modified as set forth below, the following shall, subject to the following paragraph, be Amortization Events with respect to the Series 2010-3 Notes (without notice or other action on the part of the Trustee or any Series 2010-3 Noteholders):

(a) a Series 2010-3 Enhancement Deficiency shall occur and continue for at least five (5) Business Days after the Master Servicer obtains actual knowledge thereof;

(b) the Series 2010-3 Letter of Credit, if any, shall not be in full force and effect and no substitute credit enhancement acceptable to the Series 2010-3 Required Noteholders or otherwise complying with Section 4.16(a)(ii) shall have been obtained, within two (2) Business Days (other than where the Series 2010-3 Letter of Credit has expired in accordance with its terms) of such event, unless (i) (x) the inclusion of the Series 2010-3 Letter of Credit Amount in the Series 2010-3 Enhancement Amount is not necessary for the Series 2010-3 Enhancement Amount to equal or exceed the Series 2010-3 Minimum Enhancement Amount and (y) the inclusion of the Series 2010-3 Letter of Credit Liquidity Amount in the Series 2010-3 Liquidity Amount is not necessary for the Series 2010-3 Liquidity Amount to equal or exceed the Series 2010-3 Minimum Liquidity Amount, or (ii) the Series 2010-3 Cash Collateral Account shall theretofore have been funded to the full extent required under Section 4.17(a);

(c) (i) if all or a portion of the Series 2010-3 Cash Liquidity Amount is in the Series 2010-3 Excess Funding Account, the Series 2010-3 Excess Funding Account shall be subject to an injunction, estoppel or other stay or a lien (other than the lien of the Trustee under the Indenture) or (ii) from and after the funding of the Series 2010-3 Cash Collateral Account pursuant to Section 4.16 or 4.17 of this Supplement, the Series 2010-3 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than the Lien of the Trustee under the Indenture);

(d) an Event of Bankruptcy shall have occurred with respect to the Series 2010-3 Letter of Credit Provider or the Series 2010-3 Letter of Credit Provider repudiates its Series 2010-3 Letter of Credit or refuses to honor a proper draw thereon in accordance with the terms thereof and no substitute credit enhancement acceptable to the Series 2010-3 Required Noteholders or otherwise complying with Section 4.16(a)(ii) shall have been obtained within two (2) Business Days, unless (i) (x) the inclusion of the Series 2010-3 Letter of Credit Amount in the Series 2010-3 Enhancement Amount is not necessary for the Series 2010-3 Enhancement Amount to equal or exceed the Series 2010-3 Minimum Enhancement Amount and (y) the inclusion of the Series 2010-3 Letter of Credit Liquidity Amount in the Series 2010-3 Liquidity Amount is not necessary for the Series 2010-3 Liquidity Amount to equal or exceed the Series 2010-3 Minimum Liquidity Amount, or (ii) the Series 2010-3 Cash Collateral Account shall theretofore have been funded to the full extent required under Section 4.17(a);

(e) except to the extent permitted under the Indenture or any Related Document, any of the Related Documents or any portion thereof shall not be in full force and effect, or enforceable, in accordance with its terms or RCFC, DTAG (including in its capacity as Master Servicer), or DTG Operations (including in its capacity as a Servicer) or any successor to DTG Operations in its capacity as Servicer shall so assert in writing;

(f) a Lease Event of Default shall have occurred and be continuing under the Master Lease;

(g) the Series 2010-3 Minimum Liquidity Amount shall exceed the Series 2010-3 Liquidity Amount for a period of five (5) Business Days;

(h) an Asset Amount Deficiency shall have occurred and be continuing for a period of five (5) Business Days after the Master Servicer obtains actual knowledge thereof;

(i) RCFC shall fail to acquire or maintain in force Series 2010-3 Interest Rate Caps at the times and in the notional amounts required by the terms of Section 4.20 of this Supplement;

(j) a Change in Control (other than pursuant to a Specified Change in Control Transaction) or an Issuer Change in Control shall have occurred;

(k) (i) the Issuer defaults in the payment of any interest on the Series 2010-3 Notes, or other amount included in the Series 2010-3 Accrued Interest Amount (including, without limitation, amounts payable pursuant to the Series 2010-3 Note Purchase Agreement) when the same becomes due and payable, or (ii) the Issuer fails to pay the applicable Series 2010-3 Controlled Amortization Amount on any Payment Date during the Series 2010-3 Controlled Amortization Period (excluding, for the avoidance of doubt, the payment described in clause (s) below), and in each case of clause (i) or (ii), such default continues for a period of three (3) Business Days;

(l) the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Group VII Collateral or any other material Collateral pledged to secure the Series 2010-3 Notes or DTAG, DTG Operations, RCFC or any their Affiliates so asserts in writing;

(m) the occurrence of a Servicer Default; provided, that if a Servicer Default occurs under clauses (i) or (iv) of the definition of “Servicer Default”, such Servicer Default shall not constitute an Amortization Event unless and until the Trustee takes any action to terminate the Servicers;

(n) the occurrence and continuance of a Servicer Acceleration Event;

(o) the occurrence and continuance of a Servicer Event of Default;

(p) RCFC fails to comply with any of its other agreements or covenants in, or provisions of, the Series 2010-3 Notes, the Base Indenture, this Series Supplement, any other Related Document, the Back-Up Disposition Agreement or the Back-Up Servicing Agreement and the failure to so comply materially and adversely affects the interests of the Series 2010-3 Noteholders and continues to materially and adversely affect the interests of the Series 2010-3 Noteholders for a period of 30 days after the earlier of (i) the date on which RCFC obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to RCFC by the Trustee or to RCFC and the Trustee by the Administrative Agent;

(q) any representation made by RCFC in the Base Indenture, this Series Supplement, any other Related Document, the Back-Up Disposition Agreement or the Back-Up Servicing Agreement is false in any material respect (or to the extent such representation is qualified by materiality, is false) and such false representation materially and adversely affects the interests of the Series 2010-3 Noteholders and the circumstance or condition giving rise to such false representation is not cured for a period of 30 days after the earlier of (i) the date on which RCFC obtains knowledge thereof or (ii) the date that written notice thereof is given to RCFC by the Trustee or to RCFC and the Trustee by the Administrative Agent;

(r) RCFC fails to comply with any of its other agreements or covenants in Article 6 hereof (other than, in any such case, with respect to any obligation to provide notice to any Rating Agency under Sections 6.2 and 6.3) and, in the case of Sections 6.1 and 6.2, such failure continues for two (2) Business Days after the Master Servicer obtains actual knowledge thereof;

(s) all principal of and interest on the Series 2010-3 Notes is not paid in full on or before the Series 2010-3 Expected Final Payment Date;

(t) an Amortization Event with respect to any other Group VII Series of Notes shall have occurred; or

(u) except to the extent the Majority Note Purchasers may otherwise agree, or shall fail to comply with Section 8.11 hereof, and except in the event that a Change in Control Non-Consent Event shall have occurred, the Issuer shall fail to agree upon financial covenant(s) of a Specified Change of Control Counterparty or any of its affiliates (which may include DTAG) that shall constitute “Specified Change in Control Counterparty Financial Covenants” or a cross-acceleration event under a then existing financing agreement of a Specified Change in Control Counterparty or any of its affiliates (which may include DTAG) that shall constitute a “Specified Change in Control Counterparty Cross-Acceleration Event” and amend this Series Supplement to incorporate such covenants and such cross-acceleration event pursuant to Sections 8.6(a) and 8.11 hereof prior to the 91st day following the occurrence of a Specified Change in Control Transaction.

In the case of any of the events described in clause (a) and (f) (with respect solely to the occurrence of Lease Events of Default described in Sections 17.1.1(i), 17.1.2, and 17.1.5 of the Master Lease) above, an Amortization Event shall be deemed to have occurred with respect to the Series 2010-3 Notes, after the grace period described therein, immediately without notice or other action on the part of the Trustee, the Administrative Agent or the Series 2010-3 Noteholders.  In the case of any event described in clauses (b), (c), (d), (e), (f) (with respect to the occurrence of Lease Events of Default not described in the immediately preceding sentence), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (r), (s), (t) and (u) above, an Amortization Event shall be deemed to have occurred with respect to the Series 2010-3 Notes only if, after any applicable grace period described in such clauses, either the Trustee, by written notice to the Issuer and the Administrative Agent, or the Administrative Agent, at the request of the Series 2010-3 Required Noteholders, by written notice to the Issuer, the Trustee and the Series 2010-3 Noteholders, declare that, as of the date of such notice, an Amortization Event has occurred.

Section 5.2 Waiver of Past Events.  Subject to Section 11.2 of the Base Indenture, Series 2010-3 Noteholders holding 100% of the Series 2010-3 Invested Amount, by written notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event;

provided, however, that notwithstanding the foregoing, Series 2010-3 Noteholders holding 66 2/3% of the Series 2010-3 Invested Amount, by written notice to the Trustee may waive an Amortization Event described in clause (i), (p) or (q) of Section 5.1 of this Supplement or a Potential Amortization Event relating thereto (other than, in the case of clause (p), with respect to any agreement, covenant or provision in the Series 2010-3 Notes, the Indenture, this Supplement or any other Related Document the amendment or modification of which requires the consent of a greater percentage of Noteholders or which otherwise prohibits RCFC from taking action without the consent of such greater percentage, in which case such Amortization Event may be waived by such percentage of Series 2010-3 Noteholders).  A Limited Liquidation Event of Default or potential Limited Liquidation Event of Default may be waived at any time by Series 2010-3 Noteholders holding 100% of the Series 2010-3 Invested Amount.

Section 5.3 Rights of the Trustee upon Amortization Event or Certain Events of Default.  Section 8.2(c) of the Base Indenture shall be read in its entirety as provided in the Base Indenture, provided that for purposes of the Series 2010-3 Notes and this Supplement and any other Group VII Series of Notes, the first sentence of Section 8.2(c) of the Base Indenture shall be modified as permitted by Section 11.1 of the Base Indenture and shall read as follows:

“If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing with respect to a Group, the Trustee may, and at the written direction of the Required Beneficiaries of the related Group (in the case of a Liquidation Event of Default) or at the written direction of the Required Noteholders with respect to the affected Series of Notes of such Group (in the case of a Limited Liquidation Event of Default) shall, direct RCFC and/or the Master Collateral Agent to exercise (and RCFC agrees to exercise) all its rights, remedies, powers, privileges and claims with respect to the Collateral and Master Collateral.”

Section 5.4 Servicer Default.  Upon the occurrence of a Servicer Default, the Trustee, with respect to a Servicer Default described in clauses (ii) or (iii) of the definition of Servicer Default, shall and, with respect to a Servicer Default described in clauses (i) or (iv) of the definition of Servicer Default, upon the direction of the Required Beneficiaries, shall, in each case (i) provide to the Back-Up Servicer the notice required under the Back-Up Servicing Agreement to direct the Back-Up Servicer to commence the Back-Up Servicing Obligations (as defined in the Back-Up Servicing Agreement), (ii) provide the Back-Up Disposition Agent the notice required under the Back-Up Disposition Agent Agreement to direct the Back-Up Disposition Agent to commence the duties set out in Exhibit A to the Back-Up Disposition Agent Agreement under the heading “Duties after the Action Notice Effective Date” with respect to the Master Lease and related Vehicles leased thereunder, and (iii) take any other actions necessary to transfer the servicing obligations of the Master Servicer and each Servicer, in each case with respect to the duties and obligations of the Master Servicer and Servicers with respect to the Group VII Series of Notes expressly required to be assumed by the Back-Up Disposition Agent and Back-Up Servicer pursuant to such agreements.

ARTICLE 6
COVENANTS

Section 6.1 Series 2010-3 Minimum Subordinated Amount.  RCFC shall maintain the Series 2010-3 Available Subordinated Amount in an amount greater than or equal to the Series 2010-3 Minimum Subordinated Amount.

Section 6.2 Series 2010-3 Minimum Liquidity Amount.  RCFC shall maintain the Series 2010-3 Letter of Credit Amount (or such other substitute credit enhancement acceptable to the Series 2010-3 Required Noteholders or otherwise complying with Section 4.16(a)(ii)) in an amount greater than or equal to the Series 2010-3 Minimum Letter of Credit Amount.

Section 6.3 Financed Vehicles.  RCFC shall not lease any Financed Vehicles under the Financing Lease without the prior written consent of the Holders of 100% of the Group VII Aggregate Invested Amount and each Enhancement Provider with respect to each Group VII Series of Notes and without consent of each of the Managing Agents with respect to the Series 2010-3 Notes.  RCFC shall notify each applicable Rating Agency of any Financed Vehicles under the Financing Lease.

Section 6.4 Other Series.  Except as otherwise provided in the Series 2010-3 Note Purchase Agreement, RCFC shall not issue any Series of Notes, other than the Series 2010-3 Notes, as a Group VII Series of Notes without (a) the prior written consent of the Series 2010-3 Required Noteholders and (b) satisfaction of the Rating Agency Condition.  In addition to the requirements in the Base Indenture, the issuance of any Group VII Series of Notes shall also require the delivery of an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Trustee, dated the applicable Closing Date of such Series of Notes, substantially to the effect that the issuance of such Series will not adversely affect the Federal income tax characterization of Advances under the Series 2010-3 Notes made on or after such applicable Closing Date.

ARTICLE 7
FORM OF SERIES 2010-3 NOTES

The Series 2010-3 Notes were issued in fully registered form, substantially in the form set forth in Exhibit A to the Original Series 2010-3 Supplement, and were sold to and registered in the name of the Note Purchasers as institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and were duly executed by the Issuer and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.   The Series 2010-3 Notes issued pursuant to the Base Indenture and the Original Series 2010-3 Supplement will be amended and restated and reissued in fully registered form, substantially in the form set forth in Exhibit A to this Supplement, with such legends as may be applicable thereto as set forth in such Exhibit A, initially to, and registered in the name of, the Note Purchasers and will be duly executed by the Issuer and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.

After delivery to the Note Purchasers on the Series 2010-3 Restatement Closing Date in accordance with the terms hereof and of the Series 2010-3 Note Purchase Agreement, the Series 2010-3 Notes are not permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed except to RCFC or to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act, in each case, in compliance with the terms of the Base Indenture, this Supplement, the Series 2010-3 Note Purchase Agreement and the provisions of the Series 2010-3 Notes; provided, that transfer restrictions, transferee representations, legends and related provisions contained in the Base Indenture relevant to transfers of Notes after initial issuance thereof that are inconsistent with the provisions of this Supplement, the Series 2010-3 Note Purchase Agreement or the Series 2010-3 Notes shall be inapplicable in respect of the Series 2010-3 Notes.  The amended and restated Series 2010-3 Notes shall bear a face amount equal in the aggregate to the Series 2010-3 Maximum Invested Amount, and shall be reissued on the Series 2010-3 Restatement Closing Date in a principal amount equal in the aggregate to the Series 2010-3 Invested Amount as of the Series 2010-3 Restatement Closing Date and in respect of each Series 2010-3 Note in the principal amount specified with respect thereto in the Series 2010-3 Note Purchase Agreement in accordance with the provisions of Article III thereof.  The Trustee shall, or shall cause the Note Registrar to, record in the Note Register any Increases or Decreases with respect to the Series 2010-3 Invested Amount represented by each Series 2010-3 Note such that the principal amount of the Series 2010-3 Notes Outstanding accurately reflects all such Increases and Decreases.  The Series 2010-3 Notes shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

ARTICLE 8
GENERAL

Section 8.1 Payment of Rating Agencies’ Fees.  RCFC agrees and covenants with the Master Servicer and the Trustee to pay all reasonable fees and expenses of the Rating Agencies and promptly to provide all documents and other information that the Rating Agencies may reasonably request.

Section 8.2 Exhibits.  The following exhibits attached hereto supplement the exhibits included in the Indenture.

Exhibit A:                      Form of Series 2010-3 Note
Exhibit B:                      Form of Demand Note
Exhibit C:                      Form of Notice of Series 2010-3 Lease Payment Losses
Exhibit D:                      Form of Monthly Noteholders’ Statement

Section 8.3 Ratification of Base Indenture.  As supplemented by this Supplement and except as specified or modified in this Supplement, the Base Indenture is in all respects ratified  and confirmed and the Base Indenture as so supplemented and modified by this Supplement shall be read, taken, and construed as one and the same instrument.

Section 8.4 Counterparts.  This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 8.5 Governing Law.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW (INCLUDING, WITHOUT LIMITATION, THE UCC) OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Section 8.6 Amendments.

(a) This Supplement may be modified, amended or the terms hereof waived from time to time in accordance with the amendment procedures set forth in Article 11 of the Base Indenture (except as otherwise provided in Section 5.2 hereof); provided, however, that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Supplement or waiver of any of the terms of this Supplement, such requirement shall be satisfied if such amendment, modification or waiver is consented to by the Series 2010-3 Required Noteholders.  Notwithstanding the foregoing, the consent of the Series 2010-3 Letter of Credit Provider is required to amend this Supplement and the Base Indenture to the extent such amendment would materially adversely impact the rights or obligations of the Series 2010-3 Letter of Credit Provider hereunder or thereunder.  In addition, this Supplement may be amended or modified from time to time, without the consent of any Group VII Noteholder but with the consent of RCFC, DTAG, the Trustee and the Managing Agents to amend the following definitions:  “Maximum Manufacturer Percentage”, “Measurement Month”, “Measurement Month Average”, “Maximum Program Percentage” and “Market Value Adjustment Percentage” and to make changes related to such amendments; provided that, any such amendment or modification of the definition of “Maximum Manufacturer Percentage” or “Maximum Program Percentage” shall also require the consent of the Series 2010-3 Letter of Credit Provider.  In addition, notwithstanding anything to the contrary herein or in the Base Indenture (including the procedures set forth in Article 11 of the Base indenture) or in any other Related Document, this Supplement may be amended solely with the consent of the Series 2010-3 Majority Noteholders and RCFC (with notice to the Trustee and without the consent of any other Person or any other requirement or condition) upon and after a Specified Change in Control Transaction to (i) insert any financial covenant(s) that shall thereafter constitute “Specified Change in Control Counterparty Financial Covenants” hereunder and (ii) identify the then-existing financing agreement of the related Specified Change in Control Counterparty or any of its affiliates (which may include DTAG) with respect to which an acceleration by the lenders of all amounts owing thereunder shall thereafter constitute a “Specified Change in Control Cross Acceleration Event” hereunder.

(b) RCFC agrees that it shall not agree to any amendment, modification or waiver of any provision of the Master Lease, the Master Collateral Agency Agreement, the Base Indenture, any other Related Document (other than, with respect to the Series 2010-3 Letter of Credit, increases or decreases in the stated amount thereof), the Back-Up Disposition Agent Agreement or the Back-Up Servicing Agreement, in each case, solely to the extent such amendment, modification or waiver affects the interests of the Series 2010-3 Noteholders in any material respect, without the prior consent of the Series 2010-3 Required Noteholders.

RCFC shall provide notice to each applicable Rating Agency and each nationally recognized statistical rating organization rating an Outstanding Series of Notes of any such amendment, modification or waiver.

(c) Notwithstanding anything to the contrary in the Base Indenture, this Supplement may be amended to provide for and accommodate financing Group VII Vehicles and other Collateral or Master Lease Collateral that may be the subject of a like-kind exchange program without the consent of any Person other than the Series 2010-3 Required Noteholders.

(d) Section 11.2 of the Base Indenture shall be read in its entirety as provided in the Base Indenture, provided that for purposes of the Series 2010-3 Notes and this Supplement and any other Group VII Series of Notes, Section 11.2(ii) of the Base Indenture shall be modified as permitted by Section 11.1 of the Base Indenture and shall read as follows:

“(ii)           any amendment, waiver or other modification that would (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the Principal Amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (b) approve the assignment or transfer by RCFC of any of its rights or obligations hereunder will require the consent of each Noteholder; (c) release RCFC of any obligation hereunder will require the consent of each Noteholder; (d) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder will require the consent of such Noteholder; (e) release any Collateral other than in accordance with the terms hereof and of the Related Documents will require the consent of each affected Noteholder; or (f) amend or otherwise modify any Amortization Event will require the consent of each affected Noteholder (except as set forth in Section 5.2 of the Series Supplement).”

Section 8.7 Monthly Noteholders’ Statement.

For purposes of the Series 2010-3 Notes, Section 5.4 of the Base Indenture shall be modified as permitted by Section 11.1(f) of the Base Indenture and shall read as follows:

Section 5.4  Monthly Noteholders’ Statement.  The Master Servicer shall, with cooperation of the Trustee, prepare a monthly statement substantially in the form of Exhibit D of the Series Supplement for the Series 2010-3 Notes (each, a “Monthly Noteholders’ Statement”).  The Master Servicer shall deliver to the Trustee, each Rating Agency rating the Series 2010-3 Notes each such Monthly Noteholders’ Statement with respect to the Series 2010-3 Notes on or before the fourth Business Day before each Payment Date (unless otherwise agreed to by the Trustee), in a Microsoft Excel electronic file (or similar electronic file), setting forth, inter alia, the following information (which, in the case of clauses (iv), (v) and (vi) below, shall be expressed as a dollar amount per $1,000 of the original Principal Amount of the Series 2010-3 Notes and, in the case of clause (ix) shall be stated on an aggregate basis and on the basis of a dollar amount per $1,000 of the original Principal Amount of the Series 2010-3 Notes):

(i)
the aggregate amount of Series 2010-3 Interest Collections processed since the prior Payment Date, the aggregate amount of Principal Collections processed during the Related Month and, if applicable, during the related Series 2010-3 Amortization Principal Collection Period and the aggregate amount of Collections processed during such periods;

(ii)	the Series 2010-3 Accrued Interest Amount, the Series 2010-3 Interest Amount and the Series 2010-3 Interest Rate Cap Proceeds for the next Payment Date;

(iii)	the Series 2010-3 Invested Percentage with respect to Series 2010-3 Interest Collections and Principal Collections for the Series 2010-3 Notes;

(iv)	the total amount to be distributed to Noteholders of Series 2010-3 Notes on the next succeeding Payment Date;

(v)	the amount of the distribution allocable to principal on the Series 2010-3 Notes on the next Payment Date;

(vi)	the amount of the distribution allocable to interest on the Series 2010-3 Notes on the next Payment Date;

(vii)	the amount of any drawing under any Enhancement, if any, for Series 2010-3 Notes for the next Payment Date;

(viii)
the amount of the Series 2010-3 Monthly Servicing Fee, the Series 2010-3 Monthly Supplemental Servicing Fee, the Group VII Monthly Servicing Fee and the Group VII Supplemental Servicing Fee for the next Payment Date;

(ix)
the Series 2010-3 Enhancement Amount, the Series 2010-3 Enhancement Deficiency, if any, the Series 2010-3 Minimum Enhancement Amount, the Series 2010-3 Required Enhancement Percentage, the Series 2010-3 Liquidity Amount, the Series 2010-3 Minimum Liquidity Amount, the Series 2010-3 Cash Liquidity Amount, the Series 2010-3 Letter of Credit Amount, if any, the Series 2010-3 Letter of Credit Liquidity Amount, if any, the Series 2010-3 Minimum Letter of Credit Amount, the Series 2010-3 Available Subordinated Amount, the Series 2010-3 Minimum Subordinated Amount and the Series 2010-3 Cash Collateral Account Surplus, in each case, as of the last day of the Related Month after giving effect to any expected drawings on any applicable Enhancement and payments to the applicable Enhancement Provider on the next Payment Date;

(x)
the ratio of the amount available under the applicable Enhancement, to the Series 2010-3 Invested Amount as of the next Payment Date after giving effect to any expected drawings on the applicable Enhancement and payments to the applicable Enhancement Provider on the next Payment Date;

(xi)	the amount of any LOC Disbursements expected to be made with respect to the next Payment Date;

(xii)	the Series 2010-3 Monthly Interest Shortfall, if any, with respect to the next Payment Date;

(xiii)	the Series 2010-3 Invested Amount, the Series 2010-3 Invested Percentage, the Series 2010-3 Maximum Invested Amount and the Group VII Aggregate Invested Amount with respect to the next Payment Date;

(xiv)	the Retained Interest Amount, if any, and the Retained Interest Percentage with respect to all outstanding Group VII Series of Notes as of the close of business on the last day of the Related Month;

(xv)	the total amount of Vehicle Disposition Losses during the Related Month;

(xvi)	the total amount of Vehicle Disposition Recoveries during the Related Month;

(xvii)	whether, to the knowledge of the Master Servicer, any Liens exist with respect to any of the Collateral which are not permitted under the Related Documents;

(xviii)	whether, to the knowledge of the Master Servicer, any Lease Event of Default or Servicer Default has occurred;

(xix)	whether, to the knowledge of the Master Servicer, any Amortization Event or Potential Amortization Event with respect to the Series 2010-3 Notes has occurred;

(xx)
the Required Asset Amount, the Aggregate Asset Amount, the amount of any Asset Amount Deficiency and the Exchange Agreement Group VII Rights Value, in each case, as of the last day of the Related Month;

(xxi)
the Net Book Value of Program Vehicles and the Net Book Value of Non-Program Vehicles from each Manufacturer, the rating of each such Manufacturer and the name of any Bankrupt Manufacturer, in each case, as of the last day of the Related Month;

(xxii)	the ratios of the Non-Program Vehicles and the Program Vehicles, respectively, to all Group VII Vehicles, and the Program Vehicle Percentage, in each case, as of the last day of the Related Month;

(xxiii)	the number of Group VII Vehicles of each Manufacturer as of the last day of the Related Month;

(xxiv)	the average age of all Program Vehicles and average age of all Non-Program Vehicles as of the last day of the Related Month;

(xxv)	the average total monthly Depreciation Charges per Program Vehicle and per Non-Program Vehicle during the Related Month;

(xxvi)
(x) the Market Value Adjustment Percentage as of the related Determination Date, (y) the Measurement Month Average and the aggregate Market Value of Non-Program Vehicles as of the last day of the Related Month and (z) the Measurement Month Average used to determine the Market Value Adjustment Percentage as of the related Determination Date if different than the Measurement Month Average as of the last day of the Related Month;

(xxvii)
(i) prior to a Specified Change in Control Transaction, (w) in each case, to the extent relevant to a financial covenant then applicable pursuant to the definition of “Servicer Financial Covenant Event of Default”, (A) the Leverage Ratio of the Master Servicer and its Subsidiaries as of the related Determination Date, (B) as of the date used for purposes of the determination of such Leverage Ratio, the amount of Corporate Debt and Corporate EBITDA, (C) the Interest Coverage Ratio of the Master Servicer and its Subsidiaries for the most recent period of four consecutive Fiscal Quarters ending prior to the related Determination Date (D) for purposes of the determination of such Interest Coverage Ratio, the amount of Corporate EBITDA and Corporate Interest Expense for the applicable period and (E) such other information as is reasonably relevant to a financial covenant then applicable pursuant to the definition of “Servicer Financial Covenant Event of Default”; and (ii) after a Specified Change in Control Transaction, such information relative to Specified Change in Control Counterparty Financial Covenants as agreed pursuant to this Supplement (it being understood that such information shall be agreed by the Issuer and the Series 2010-3 Majority Noteholders in connection with the determination of any such Specified Change in Control Counterparty Financial Covenants pursuant to Section 8.11 hereof);

(xxviii)
 the weighted average monthly Depreciation Charges accruing with respect to all Non-Program Vehicles during the Related Month expressed as a percentage of the average Capitalized Cost of all Non-Program Vehicles during the Related Month; and

(xxix)	any other information required to be included in the Monthly Noteholders’ Statement pursuant to the terms of Series Supplement for the Series 2010-3 Notes.

On each Payment Date for the Series 2010-3 Notes or at such other times as are specified in the Series Supplement for the Series 2010-3 Notes, the Trustee shall forward to each Noteholder of record of Series 2010-3 Notes, the Paying Agent (if other than the Trustee), any other Note Owner of Series 2010-3 Notes requesting the same and upon provision of evidence satisfactory to the Trustee as to its ownership interest, the Monthly Noteholders’ Statement for the Series 2010-3 Notes prepared by the Master Servicer.

Section 8.8 Trustee Directions.

For the avoidance of doubt, all directions provided to the Trustee hereunder shall be in writing.

Section 8.9 Notices to Rating Agencies.

Any instruction, notice or communication by RCFC or the Trustee to DBRS is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the following address:

DBRS, Inc.
140 Broadway, 35th Floor
New York, NY 10005
Attention:  ABS Surveillance
E-mail (for ABS / servicing reports):  abs_surveillance@dbrs.com

Section 8.10 Additional UCC Representations.

Without limiting any other representation or warranty given by RCFC in the Indenture or the Master Lease, the Issuer hereby makes the representations and warranties set forth in Annex I hereto for the benefit of the Trustee and the Series 2010-3 Noteholders, in each case, as of the date hereof.  The Issuer shall provide notice to each applicable Rating Agency and each nationally recognized rating agency rating an Outstanding Series of Notes of any waiver of the representations and warranties set forth on Annex I hereto.  The representations and warranties set forth on Annex I hereto shall survive the termination of this Series Supplement.

Section 8.11 Specified Change in Control Counterparty Amendments.

Upon the occurrence of a Specified Change in Control Transaction, the Issuer and the Series 2010-3 Majority Noteholders shall act reasonably and in good faith for a period of up to 90 days following the date of such Specified Change in Control Transaction to (a) agree upon any financial covenant(s) applicable to the related Specified Change in Control Counterparty or any of its affiliates (which may include DTAG) pursuant to then-existing financing agreements that shall constitute a “Specified Change in Control Counterparty Financial Covenant” hereunder, (b) agree upon any acceleration by the lenders under a then-existing financing agreement of the related Specified Change in Control Counterparty or any of its affiliates (which may include DTAG) that shall constitute a “Specified Change in Control Counterparty Cross-Acceleration Event and (c) amend this Supplement accordingly pursuant to Section 8.6(a).

Section 8.12 Termination.

The RCFC Obligations with respect to this Series Supplement shall not be deemed to be fully satisfied for purposes of the Base Indenture, and this Series Supplement shall not terminate, until no Group VII Collateral remains and all of the applicable proceeds thereof have been allocated in accordance with Section 4.7(e).

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RENTAL CAR FINANCE CORP.

By:_________________________________
    Name:
    Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:_________________________________
    Name:
    Title:

By:_________________________________
    Name:
    Title:

Accepted and Acknowledged by:
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Master Servicer

By:________________________________
    Name:
    Title:

SCHEDULE 1

Schedule of Maximum Manufacturer Percentages of Group VII Vehicles

Eligible Manufacturer	Maximum Manufacturer Percentage (as a percentage of the Aggregate Asset Amount)(1)

Ford	75%
General Motors	75%
Toyota	50%
Chrysler	40%
Hyundai	25%
Kia	25%
Nissan	25%
Honda	5%
Volkswagen	5%
Mazda	5%
Subaru	5%
Suzuki	5%
Mitsubishi	5%
Isuzu	5%
BMW	5%
Jaguar	5%
Mercedes-Benz	5%
Fiat	1%
Hyundai / Kia	25%(2)
Volkswagen / Mazda / Honda / Mitsubishi / Subaru / Suzuki / Isuzu / BMW / Jaguar / Mercedes-Benz	20%(3)

_____________________

(1)	The combined percentage of Group VII Vehicles which are Program Vehicles manufactured by Eligible Manufacturers shall not exceed 25% of the Aggregate Asset Amount.

(2)	The combined percentage of Group VII Vehicles manufactured by Hyundai and Kia shall not exceed 25% of the Aggregate Asset Amount.

(3)
The combined percentage of Group VII Vehicles manufactured by Volkswagen, Mazda, Honda, Mitsubishi, Subaru, Suzuki, Isuzu, BMW, Jaguar or Mercedes-Benz shall not exceed 20% of the Aggregate Asset Amount.

ANNEX I

Additional UCC Representations

General
1.
(a)  The Base Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Trustee for the benefit of the Series 2010-3 Noteholders; (b) the Master Collateral Agency Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Group VII Master Collateral in favor of the Master Collateral Agent for the benefit of the Beneficiaries; and (c) the Series 2010-3 Series Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in (i) the Master Lease Collateral and (ii) (A) the Demand Note and (B) all of RCFC’s right, title and interest in the Series 2010-3 Letter of Credit and 2010-3 Interest Rate Caps and all proceeds thereof and all proceeds of any and all of the items described in the preceding clauses (A) and (B) (the collateral described in clauses (A) through (C), the “Series Collateral”) in favor of the Trustee for the benefit of the Series 2010-3 Noteholders and in the case of each of clauses (a), (b) and (c) is prior to all other Liens on such Collateral, Master Collateral and Series Collateral, as applicable, except for Permitted Liens (as defined in Section 25.3 of the Master Lease), and is enforceable as such against creditors and purchasers from the Issuer.

2.
Each of the Issuer and the Lessee Grantors owns and has good and marketable title to the respective Collateral, Group VII Master Collateral and Series Collateral free and clear of any lien, claim, or encumbrance of any Person except for Permitted Liens (as defined in Section 25.3 of the Master Lease).

Characterization
3.
(a) The Demand Note constitutes an “instrument” within the meaning of the applicable UCC; (b) The original executed counterpart  No. 1 of the Master Lease constitutes “tangible chattel paper” within the meaning of the applicable UCC; and (c) all Series 2010-3 Interest Rate Caps and all rights under Vehicle Disposition Programs in respect of Group VII Vehicles, Manufacturer Receivables and the Group VII Assignment of Exchange Agreement constitute "accounts" or "general intangibles" within the meaning of the applicable UCC.

Perfection by filing
4.
The Issuer has caused or will have caused, within ten days after the Series 2010-3 Restatement Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect (a) the security interest in any accounts and general intangibles included in the Collateral granted to the Trustee, (b) the security interest in any accounts and general intangibles included in the Group VII Master Collateral granted to the Master Collateral Agent and (c) the security interest in any accounts and general intangibles included in the Series Collateral granted to the Trustee.

Perfection by Possession

5.
The original executed counterpart  No. 1 of the Master Lease has been delivered to the Trustee.  All original copies of the Demand Note that constitute or evidence the Demand Note have been delivered to the Trustee.

      Priority
6.
Other than the security interest granted to the Trustee pursuant to the Indenture and the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement, the Issuer has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the Collateral, the Group VII Master Collateral or the Series Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral, Group VII Master Collateral or the Series Collateral other than any financing statement relating to the security interests granted to the Trustee and the Master Collateral Agent, as secured parties under the Indenture and the Master Collateral Agency Agreement, respectively, or that has been terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

7.
The original executed counterpart No. 1 of the Master Lease does not contain any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.  The Demand Note does not contain any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

EXHIBIT A

Form of Series 2010-3 Note

AMENDED AND RESTATED RENTAL CAR ASSET BACKED VARIABLE FUNDING
NOTE, SERIES 2010-3

REGISTERED

No. [___]

SEE REVERSE FOR CERTAIN CONDITIONS

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF RENTAL CAR FINANCE CORP., AN OKLAHOMA CORPORATION (THE “COMPANY”), THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE) OR (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH CASE IN COMPLIANCE WITH THE INDENTURE REFERRED TO BELOW AND THE RELATED NOTE PURCHASE AGREEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.  THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE OF THIS NOTE OF THE TRANSFER RESTRICTIONS SET FORTH ABOVE.

EACH NOTEHOLDER, BY ACCEPTANCE OF THIS NOTE, REPRESENTS AND WARRANTS THAT (A) EITHER (I) IT IS NOT, AND IS NOT ACQUIRING SUCH NOTE WITH THE ASSETS OF, A PLAN OR ACCOUNT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY THAT IS DEEMED TO HOLD ASSETS OF ANY OF THE FOREGOING, OR (II) THE ACQUISITION AND HOLDING OF SUCH NOTE OR INTEREST THEREIN BY THE NOTEHOLDER, THROUGHOUT THE PERIOD THAT IT HOLDS SUCH NOTE OR INTEREST THEREIN, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, BECAUSE THE PURCHASE AND HOLDING OF SUCH NOTE OR INTEREST THEREIN (A) IS NOT, AND WILL NOT BECOME, SUBJECT TO SUCH LAWS OR (B) IS COVERED BY AN EXEMPTION FROM ALL APPLICABLE PROHIBITED TRANSACTIONS, ALL OF THE CONDITIONS OF WHICH ARE AND WILL BE SATISFIED UPON ITS ACQUISITION OF, AND THROUGHOUT THE TERM THAT IT HOLDS, SUCH NOTE OR INTEREST THEREIN, AND (B) IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE IN VIOLATION OF THE FOREGOING.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AND SUBJECT TO INCREASES AND DECREASES AS SET FORTH HEREIN AND IN THE INDENTURE.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

RENTAL CAR FINANCE CORP.

AMENDED AND RESTATED RENTAL CAR ASSET BACKED VARIABLE FUNDING
NOTE, SERIES 2010-3

RENTAL CAR FINANCE CORP., an Oklahoma corporation (herein referred to as the “Company”), for value received, hereby promises to pay to _____________, (the “Noteholder”), or its registered assigns, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount shall be payable in the amounts and at the times set forth in the Indenture (as defined on the reverse side of this Note), provided, however, that the entire unpaid principal amount of this Note shall be due on the Series 2010-3 Final Maturity Date (unless extended in writing by the parties to the Indenture and the Noteholder), subject to the terms of the Indenture.  The Company will pay interest on this Note at the Series 2010-3 Note Rate as provided in the Indenture.  Such interest shall be payable on each Payment Date, or such other date as may be specified in the Series 2010-3 Supplement, until the principal of this Note is paid or made available for payment, to the extent funds will be available as specified in the Indenture, in respect of the Series 2010-3 Accrued Interest Amount with respect to this Note.  The principal amount of this Note shall be subject to Increases and Decreases on any Business Day during the Series 2010-3 Revolving Period or, with respect to Decreases, thereafter, and accordingly, such principal amount is subject to prepayment by the Company at any time.  Notwithstanding the foregoing, prior to the first Payment Date following the commencement of the Series 2010-3 Controlled Amortization Period and unless an Amortization Event shall have occurred, only interest payments on the outstanding Principal Amount of this Note are required to be made to the holder hereof.  Beginning on the first Payment Date following the commencement of the Series 2010-3 Controlled Amortization Period, and ending on the Series 2010-3 Expected Final Payment Date, the principal of this Note shall be paid in installments on each Payment Date during such period as set forth in the Indenture.  Following the occurrence of an Amortization Event, subject to Decreases on any Business Day, the principal of this Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture.  Such principal of, and interest on, this Note shall be paid in the manner specified on the reverse hereof.

The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Company with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.  This Note does not represent an interest in, or an obligation of, the Master Servicer or any affiliate of the Master Servicer other than the Company.

This Series 2010-3 Note replaces that Series 2010-3 Variable Funding Rental car Asset Backed Note, No. [__], dated October 28, 2010, in the original principal amount of $0 issued by the Company under the Series 2010-3 Supplement, dated as of October 28, 2010 (without giving effect to the amendment and restatement thereof on September 29, 2011) to the Amended and Restated Base Indenture, dated as of February 14, 2007, each by and between the Company and the Trustee.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.  Although a description of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Master Servicer and the Trustee.  A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: Corporate Trust and Agency Group.  To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:_________________

RENTAL CAR FINANCE CORP.

By:____________________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of a Series issued under the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:_________________________
Authorized Signature

REVERSE OF SERIES 2010-3 NOTE

This Note is one of a duly authorized issue of Notes of the Company, designated as its Rental Car Asset Backed Variable Funding Notes, Series 2010-3 (herein called the “Series 2010-3 Notes”), all issued under (i) the Amended and Restated Base Indenture, dated as of February 14, 2007 (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), between the Company, as issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation (“Deutsche Bank Trust Company”), as trustee (in such capacity, the “Trustee”), and (ii) the Series 2010-3 Supplement, dated as of October 28, 2010, between the Company, as issuer, and the Trustee, as amended by Amendment No. 1 thereto, dated as of February 23, 2011, and as amended and restated by the Amended and Restated Series 2010-3 Supplement, dated as of September 29, 2011 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2010-3 Supplement”), between the Company, as issuer, and the Trustee.  The Base Indenture and the Series 2010-3 Supplement are referred to herein collectively as the “Indenture”.  The Series 2010-3 Notes are subject to all terms of the Indenture.  All terms used in this Series 2010-3 Note and not otherwise defined herein that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

The 2010-3 Notes are and will be equally and ratably secured among themselves by the Collateral, the Group VII Master Collateral and the Group VII Assignment of Exchange Agreement Collateral pledged as security therefor as and to the extent provided in the Indenture and the Second Amended and Restated Master Collateral Agency Agreement.

Principal of the Series 2010-3 Notes will be payable on each Payment Date specified in, and in the amounts described, in the Indenture.  “Payment Date” means the 25th day of each month, commencing December 25, 2010, or, if any such date is not a Business Day, the next succeeding Business Day.

The entire unpaid principal amount of this Note shall be due and payable on the Series 2010-3 Final Maturity Date.   Notwithstanding the foregoing, if an Amortization Event shall have occurred and be continuing then, in certain circumstances, principal on the Series 2010-3 Notes may be paid earlier, as provided in the Indenture.  All principal payments on the Series 2010-3 Notes shall be made pro rata to the Series 2010-3 Noteholders entitled thereto.

Payments of interest on this Note are due and payable on each Payment Date or such other date as may be specified in the Series 2010-3 Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Note, shall be made by wire transfer to the Holder of record of this Note (or one or more predecessor Series 2010-3 Notes) on the Note Register as of the close of business on each Record Date.  Any reduction in the principal amount of this Note (or any one or more predecessor Series 2010-3 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Series 2010-3 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note (other than in connection with any Decrease prior to the Series 2010-3 Expiration Date)

on a Payment Date or on any Business Day, then the Trustee, in the name of and on behalf of the Company, will notify the Person who was the registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five (5) days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office.

The Company shall pay interest on overdue installments of interest at the Series 2010-3 Note Rate, as provided in the Indenture, to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Series 2010-3 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other government charge payable in connection therewith.

Each Series 2010-3 Noteholder, by acceptance of a Series 2010-3 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Series 2010-3 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee or the Company in its individual capacity, (ii) any owner of a beneficial interest in the Company or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee or the Company in its individual capacity, any holder of a beneficial interest in the Trustee or the Company or of any successor or assign of the Trustee or the Company in its individual capacity, except (a) as any such Person may have expressly agreed and (b) any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note, subject to Section 12.16 of the Base Indenture.

Each Series 2010-3 Noteholder, by acceptance of a Series 2010-3 Note, covenants and agrees that, by accepting the benefits of the Indenture, such Series 2010-3 Noteholder will not for a period of one year and one day following the payment in full of all Series 2010-3 Notes, institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Series 2010-3 Notes, the Indenture or the Related Documents.

Prior to the due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

It is the intent of the Company and each Series 2010-3 Noteholder that, for federal, state and local income and franchise tax purposes only, the Series 2010-3 Notes will evidence indebtedness of the Company secured by the Collateral.  Each Series 2010-3 Noteholder, by the acceptance of this Note, agrees to treat this Note for federal, state and local income and franchise tax purposes as indebtedness of the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Series 2010-3 Notes under the Indenture at any time by the Company with the consent of the Holders of Series 2010-3 Notes representing certain percentages in interest (as set forth in the Indenture) in the Outstanding Series 2010-3 Notes that are affected by such amendment or modification.  The Indenture also contains provisions permitting the Holders of Series 2010-3 Notes representing certain percentages in interest (as set forth in the Indenture) in Outstanding Series 2010-3 Notes, on behalf of the Holders of all the Series 2010-3 Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent, waiver or amendment by the Holder of this Note or otherwise by such specified percentages of the Series 2010-3 Noteholders shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Series 2010-3 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent, waiver or amendment is made upon this Note.  The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 2010-3 Notes issued thereunder.

The term “Company” as used in this Note includes any successor to the Company under the Indenture.

The Series 2010-3 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Note and the Indenture shall be construed in accordance with the law of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.

Subject to Section 12.16 of the Base Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Series 2010-3 Note Rate	Interest Period (if applicable)	Notation Made By

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

_____________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                   (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________                              ________________________1

Signature Guaranteed:

_____________________
__________________________

_______________________

1
NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B

Form of Amended and Restated Demand Note

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), promises to pay to RENTAL CAR FINANCE CORP., an Oklahoma corporation (“RCFC”), on demand (the date of any such demand, a “Demand Date”), (a) the principal sum of _____________________ dollars ($__________) or (b) such other amount, shown on Schedule A attached hereto (and any continuation thereof) made by RCFC, as the aggregate unpaid principal balance hereof, including the aggregate unpaid principal amount of Demand Note Advances (as defined herein) made from funds on deposit in the Series 2010-3 Collection Account from time to time and the amount of any increase in such principal amount representing additional contributions of capital to RCFC from DTAG.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and Deutsche Bank Trust Company Americas, as Trustee (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), as supplemented by the Amended and Restated Series 2010-3 Supplement, dated as of September 29, 2011 (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2010-3 Supplement” and together with the Base Indenture, the “Indenture”).  This demand note amends and restates in its entirety the demand note executed by DTAG, issued to RCFC and dated October 28, 2010.

1.           Principal Payment Date.  All unpaid principal of this promissory note (this “Demand Note”), or such portion thereof demanded at such time, shall be paid on the Demand Date.

2.           Interest.  DTAG also promises to pay interest on the unpaid principal amount of any Demand Note Advances from time to time outstanding at an interest rate of one-year LIBOR, as determined for such period in the manner set forth under the Indenture for the determination of LIBOR thereunder, plus [_]% (the “Demand Note Rate”) from the date hereof until the principal amount shall be paid in full.

3.           Prepayments.  DTAG shall repay in full the unpaid principal amount of this Demand Note or any portion thereof upon any Demand Date hereof to the extent demand is made therefor.  Prior thereto, DTAG may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of this Demand Note; provided, however, that

(i)           no Amortization Event or Lease Event of Default shall have occurred and be continuing; and

(ii)           any such voluntary prepayments shall require at least three but no more than five Business Days’ prior written notice to RCFC, unless otherwise agreed by RCFC.

Each prepayment of any Demand Note made pursuant to this Section 3 shall be without premium or penalty.

4.           Demand Note Advances.  RCFC agrees to make advances (“Demand Note Advances”) upon request from DTAG, as borrower, out of and not to exceed in any Related Month the amount of Vehicle Disposition Recoveries not allocated pursuant to Sections 4.7(a)(ii)(A), 4.7(b)(ii)(A) or 4.7(c)(ii)(1) of the Series 2010-3 Supplement that may be lent under this Demand Note pursuant to Section 4.7(d)(i) of the Series 2010-3 Supplement.  Such Demand Note Advances are repayable by DTAG, with interest, on each Demand Date upon demand by RCFC or the Trustee, as assignee of RCFC.  Demand Note Advances shall accrue interest on the outstanding balance thereof at the Demand Note Rate then applicable.  The date, amount, interest rate and duration of the Series 2010-3 Interest Period (if applicable) of each Demand Note Advance made by RCFC to DTAG and each payment made on account of the principal thereof, shall be recorded by RCFC on its books and, prior to any transfer of this Demand Note, endorsed by RCFC on Schedule A attached hereto or any continuation thereof, provided that the failure of RCFC to make any such recordation or endorsement shall not affect the obligations of DTAG to make a payment when due of any amount owing hereunder or under any other Related Document in respect of the Demand Note Advances made by RCFC.

5.           Subordination.

(a)           RCFC, as subordinated lender under this Demand Note in respect of Demand Note Advances (the “Subordinated Lender”) hereby agrees that the Subordinated Lender’s rights under this Demand Note are expressly subordinated to all payment obligations due to the Trustee, as assignee of the Master Lease (the “Senior Lender”), under the Master Lease (the “Payment Obligations”).  The Subordinated Lender hereby agrees that the payment of this Demand Note is hereby expressly subordinated, in accordance with the terms hereof, to the prior payment in full of the Payment Obligations in cash.

(b)           Upon the maturity of any Payment Obligation (including interest thereon or fees or any other amounts owing in respect thereof), whether on any Payment Date (after any extension thereof), by acceleration or otherwise, all payments thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, or such payment duly provided for in cash or in a manner satisfactory to the Senior Lender, before any payment is made on account of the Demand Note.  The Subordinated Lender hereby agrees that, so long as an Amortization Event or a Lease Event of Default exists, or event which with notice or lapse of time or both would constitute an Amortization Event or a Lease Event of Default, in respect of any Payment Obligations, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts in respect of this Demand Note.

(c)           In the event that notwithstanding the provisions of the preceding Section 5(b), DTAG shall make any payment on account of this Demand Note at a time when payment is not permitted by said Section 5(b), such payment shall be held by the Subordinated Lender or its representative, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Senior Lender or its representative for application to the payment of all Payment Obligations remaining unpaid to the extent necessary to pay all Payment Obligations in full in cash in accordance with the terms of the Master Lease, after giving effect to any concurrent payment or distribution to or for the Payment Obligations.  Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give the Subordinated Lender prompt written notice of any payment made on the Demand Note and any Demand Date of Payment Obligations after which such Payment Obligations remain unsatisfied.

(d)           Upon any distribution of assets of DTAG upon any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i)           the Senior Lender shall first be entitled to receive payment in full of the Payment Obligations in cash or in a manner satisfactory to the Senior Lender (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) before the Subordinated Lender is entitled to receive any payment out of the proceeds from or distributions made under the Master Lease;

(ii)           any payment out of the proceeds from or distributions made under the Master Lease of any kind or character, whether in cash, property or securities to which the Subordinated Lender would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the Senior Lender or its representative under the agreements pursuant to which the Payment Obligations may have been made, to the extent necessary to make payment in full of all Payment Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of the Payment Obligations; and

(iii)            in the event that, notwithstanding the foregoing provisions of this Section 5(d), any payment of any kind or character, whether in cash, property or securities, shall be received by the Subordinated Lender on account of principal of this Demand Note before all Payment Obligations are paid in full in cash or in a manner satisfactory to the Senior Lender, or effective provisions made for its payment, such payment out of the proceeds from or distributions made under the Master Lease shall be received and held in trust for and shall be paid over to the Senior Lender in respect of Payment Obligations remaining unpaid or unprovided for or their representative under the agreements pursuant to which the Payment Obligations have been made, for application to the payment of such Payment Obligations until all such Payment Obligations shall have been paid in full in cash or in a manner satisfactory to the Senior Lender, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of Payment Obligations.

Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give prompt written notice to the Subordinated Lender of any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

6.           No Waiver; Amendment.  No failure or delay on the part of RCFC in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by DTAG and RCFC, and (b) all consents (if any) required for such actions under the Related Documents shall have been received by the appropriate Persons.

7.           No Negotiation.  This Demand Note is not negotiable other than a pledge or assignment to the Trustee, who is hereby authorized by DTAG and RCFC to make claims for repayment of principal outstanding hereunder on behalf of RCFC.

8.           Successors and Assigns.  This Demand Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

9.           Governing Law.  THIS PROMISSORY NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

10.           Captions.  Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Demand Note.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:____________________________________
Name:
Title:

Accepted and Agreed:

RENTAL CAR FINANCE CORP.

By:    ________________________
Michael H. McMahon
Assistant Treasurer

Schedule A

PAYMENT GRID

Date	Principal Amount	Amount of Principal Payment	Amount of Demand Note Advance/ Contribution	Outstanding Principal Balance	Notation Made By

EXHIBIT C
TO AMENDED AND RESTATED SERIES 2010-3 SUPPLEMENT

Form of Notice of
Series 2010-3 Lease Payment Losses

Deutsche Bank Trust Company Americas, as Trustee
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

This Notice of Series 2010-3 Lease Payment Losses is delivered to you pursuant to Section 4.14 of the Amended and Restated Series 2010-3 Supplement dated as of September 29, 2011 to the Amended and Restated Base Indenture dated as of February 14, 2007 (as amended or modified from to time, the “Series 2010-3 Supplement”) between Rental Car Finance Corp., an Oklahoma corporation, as issuer, and Deutsche Bank Trust Company Americas, as Trustee.  Capitalized terms used and not otherwise defined herein have the meanings provided in the Series 2010-3 Supplement.

The Master Servicer hereby notifies the Trustee that as of _________, 20__ there exists  Series 2010-3 Lease Payment Losses in the amount of $__________.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:____________________________________
Name:
Title:

C-1

EXHIBIT D

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

RENTAL CAR FINANCE CORP.

____________________________________

RENTAL CAR ASSET BACKED NOTES
Series 2010-3

____________________________________

Under Section 5.4 of the Amended and Restated Base Indenture, dated as of February 14, 2007 (hereinafter as such agreement may have been, or may be from time to time, supplemented, amended or otherwise modified, the “Base Indenture”), between Rental Car Finance Corp. (“RCFC”), as issuer, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by that certain Amended and Restated Series 2010-3 Supplement thereto, dated as of September 29, 2011 (hereinafter as such agreement may have been, or may be from time to time, supplemented, amended or otherwise modified, the “Series 2010-3 Supplement” and, together with the Base Indenture, the “Indenture”), the Master Servicer is required to prepare certain information each month regarding current distributions to the Series 2010-3 Noteholders.  The information which is required to be prepared with respect to the Payment Date of ______________, 20__ (the “Applicable Payment Date”) is set forth below.  Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 2010-3 Note and as a percentage of the outstanding principal balance of the Series 2010-3 Notes as of such date.  Certain other information is presented based on the aggregate amounts for RCFC as a whole.  Capitalized terms used herein have their respective meanings set forth in the Indenture.

1.The aggregate amount of Collections processed since the Payment Date prior to the Applicable Payment Date	$__________
2.The aggregate amount of Series 2010-3 Interest Collections processed since the Payment Date prior to the Applicable Payment Date	$__________
3.The aggregate amount of Principal Collections processed during the Related Month immediately preceding the Applicable Payment Date	$__________
4.The Series 2010-3 Accrued Interest Amount for the Applicable Payment Date………………………………………………………….......	$__________
5.The Series 2010-3 Interest Amount for the Applicable Payment Date………………………………………………………….......	$__________

6.The Series 2010-3 Interest Rate Cap Proceeds for the Applicable Payment Date……………………………………………………….	$__________
7.The Series 2010-3 Invested Percentage for Series 2010-3 Interest Collections with respect to Series 2010-3 Notes on the last day of the Related Month immediately preceding the Applicable Payment Date
__________%
8.The Series 2010-3 Invested Percentage for Series 2010-3 Principal Collections with respect to Series 2010-3 Notes on the last day of the Related Month immediately preceding the Applicable Payment Date
__________%
9.The total amount of the distribution to Series 2010-3 Noteholders on _______________, 20__, per $1,000 original Note Principal Amount	$__________
10.The amount of the distribution set forth in paragraph 9 above with respect to principal of the Series 2010-3 Notes, per $1,000 original Note Principal Amount	$__________
11.The amount of the distribution set forth in paragraph 9 above with respect to interest on the Series 2010-3 Notes, per $1,000 original Note Principal Amount	$__________
12.The amount drawn under the Enhancement (including the amount drawn on any Available Subordinated Amount) for the Series 2010-3 Notes as of the Applicable Payment Date	$__________
13.The amount of the Series 2010-3 Monthly Servicing Fee for the Applicable Payment Date	$__________
14.The amount of the Series 2010-3 Monthly Supplemental Servicing Fee for the Applicable Payment Date	$__________
15.The amount of the Group VII Monthly Servicing Fee for the Applicable Payment Date	$__________
16.The amount of the Group VII Monthly Supplemental Servicing Fee for the Applicable Payment Date	$__________
17.The Series 2010-3 Enhancement Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
18.The Series 2010-3 Enhancement Deficiency, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________

19.The Series 2010-3 Minimum Enhancement Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
20.The Series 2010-3 Required Enhancement Percentage, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
__________%
21.The Series 2010-3 Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
22.The Series 2010-3 Minimum Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
23.The Series 2010-3 Cash Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
24.The Series 2010-3 Letter of Credit Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
25.The Series 2010-3 Letter of Credit Liquidity Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________

26.The Series 2010-3 Minimum Letter of Credit Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
27.The Series 2010-3 Available Subordinated Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
28.The Series 2010-3 Minimum Subordinated Amount, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
29.The Series 2010-3 Cash Collateral Account Surplus, as of the last day of the Related Month immediately preceding the Applicable Payment Date after giving effect to any expected drawings on any applicable Enhancement and payments to the Enhancement Provider on the Applicable Payment Date, on an aggregate basis and per $1,000 original Note Principal Amount
$__________
30.The ratio of the available Enhancement amount to the Series 2010-3 Invested Amount as of the close of business on the Applicable Payment Date, after giving effect to any expected drawings on the applicable Enhancement and payments to the applicable Enhancement Provider on the Applicable Payment Date .
___________
31.The amount of any LOC Disbursements expected to be made with respect to the Applicable Payment Date…….……………………...	$__________
32.The Series 2010-3 Monthly Interest Shortfall, if any, with respect to the Applicable Payment Date…….……………………………...	$__________
33.The Series 2010-3 Invested Amount with respect to the Applicable Payment Date……………………………………………………….	$__________
34.The Series 2010-3 Invested Percentage with respect to the Applicable Payment Date…………………………………………..	__________%
35.The Series 2010-3 Maximum Invested Amount with respect to the Applicable Payment Date…….…………………………………….	$__________
36.The Group VII Aggregate Invested Amount with respect to the Applicable Payment Date………….……………………………….	$__________

37.The Retained Interest Amount, if any, with respect to all outstanding Group VII Series of Notes as of the close of business on the last day of the Related Month immediately preceding the Applicable Payment Date…………………………………………..
$__________
38.The Retained Interest Percentage with respect to all outstanding Group VII Series of Notes as of the close of business on the last day of the Related Month immediately preceding the Applicable Payment Date ………………………………………………………
__________%
39.The total amount of Vehicle Disposition Losses during the Related Month………………………………………………………	$__________
40.The total amount of Vehicle Disposition Recoveries during the Related Month………………………………………………………	$__________
41.To the knowledge of the undersigned, there are no liens on any of the Collateral, other than the Lien granted by the Indenture or as otherwise permitted by the Related Documents, except as described below:

[If applicable, insert “None”]
42.To the knowledge of the undersigned, no Lease Event of Default or Servicer Default has occurred, except as described below:
[If applicable, insert “None”]
43.To the knowledge of the undersigned, no Amortization Event or Potential Amortization Event has occurred with respect to the Series 2010-3 Notes, except as described below:
[If applicable, insert “None”]
44.The Required Asset Amount as of the last day of the Related Month immediately preceding the Applicable Payment Date	$__________
45.The Aggregate Asset Amount as of the last day of the Related Month immediately preceding the Applicable Payment Date	$__________
46.The amount of any Asset Amount Deficiency as of the last day of the Related Month immediately preceding the Applicable Payment Date…………………………………………………………………	$__________
47.The Exchange Agreement Group VII Rights Value as of the last day of the Related Month immediately preceding the Applicable Payment Date……………………………………………………….	$__________
48.The Net Book Value of Program Vehicles from each Manufacturer, the rating of each such Manufacturer and the name of any Bankrupt Manufacturer (in each case, as of the last day of the Related Month immediately preceding the Applicable Payment Date):

a.__________ (Rating:_____)	$__________
b.__________ (Rating:_____)	$__________
c.__________ (Rating:_____)	$__________
d.Bankrupt Manufacturers:
49.The Net Book Value of Non-Program Vehicles from each Manufacturer, the rating of each such Manufacturer and the name of any Bankrupt Manufacturer (in each case, as of the last day of the Related Month immediately preceding the Applicable Payment Date):

a.__________ (Rating:_____)	$__________
b.__________ (Rating:_____)	$__________
c.__________ (Rating:_____)	$__________
d.Bankrupt Manufacturers:
50.The ratio of Non-Program Vehicles to all Group VII Vehicles as of the last day of the Related Month immediately preceding the Applicable Payment Date…………………………………………..	___________
51.The ratio of Program Vehicles to all Group VII Vehicles as of the last day of the Related Month immediately preceding the Applicable Payment Date…………………………………………..	___________
52.The Program Vehicle Percentage as of the last day of the Related Month immediately preceding the Applicable Payment Date……...	__________%
53.The number of Group VII Vehicles of each Manufacturer as of the last day of the Related Month immediately preceding the Applicable Payment Date………………………………………….
a.__________	___________
b.__________	___________
c.__________	___________
54.The average age of all Program Vehicles as of the last day of the Related Month immediately preceding the Applicable Payment Date…………………………………………………………………	___________
55.The average age of all Non-Program Vehicles as of the last day of the Related Month immediately preceding the Applicable Payment Date…………………………………………………………………	___________

56.The average total monthly Depreciation Charges per Program Vehicle during the Related Month immediately preceding the Applicable Payment Date…………………………………………..	$__________
57.The average total monthly Depreciation Charges per Non-Program Vehicle during the Related Month immediately preceding the Applicable Payment Date…………………………………………..	$__________
58.The Market Value Adjustment Percentage as of the related Determination Date…………………………………………………	__________%
59.The Measurement Month Average as of the last day of the Related Month immediately preceding the Applicable Payment Date……...	$__________
60.The aggregate Market Value of Non-Program Vehicles as of the last day of the Related Month immediately preceding the Applicable Payment Date…………………………………………..	$__________
61.The Measurement Month Average used to determine the Market Value Adjustment Percentage as of the related Determination Date (if different than the Measurement Month Average as of the last day of the Related Month immediately preceding the Applicable Payment Date)………………………………………………………
$__________
62.The weighted average monthly Depreciation Charges accruing with respect to all Non-Program Vehicles during the Related Month expressed as a percentage of the average Capitalized Cost of all Non-Program Vehicles during the Related Month.
__________%
63.[To be included prior to a Specified Change in Control Transaction:] The Leverage Ratio of the Master Servicer and its Subsidiaries as of the related Determination Date ............................
64.[To be included prior to a Specified Change in Control Transaction:] The amount of Corporate Debt as of the date used for purposes of the determination of the Leverage Ratio................................................
$___________
65.[To be included prior to a Specified Change in Control Transaction:] The amount of Corporate EBITDA as of the date used for purposes of the determination of the Leverage Ratio................................................
$___________
66.[To be included prior to a Specified Change in Control Transaction:] The Interest Coverage Ratio of the Master Servicer and its Subsidiaries for the most recent period of four consecutive Fiscal Quarters ending prior to the related Determination Date ............................

67.[To be included prior to a Specified Change in Control Transaction:] The amount of Corporate EBITDA for the applicable period for purposes of the determination of the Interest Coverage Ratio................................................
$___________

68.[To be included prior to a Specified Change in Control Transaction:] The amount of Corporate Interest Expense for the applicable period for purposes of the determination of the Interest Coverage Ratio................................................
$___________
69.[To be included after a Specified Change in Control Transaction:  such information relative to Specified Change in Control Counterparty Financial Covenants as agreed pursuant to the Series 2010-3 Supplement]................................................

70.Any other information required to be included in the Monthly Noteholders’ Statement pursuant to the terms of the Series 2010-3 Supplement (attach on separate page)................................................

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of ___________________, 20__.

___________________________________
Name:______________________________
Title:_______________________________